Exhibit 99.3

UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF NEW YORK

NANO DIMENSION LTD.,
Plaintiff, v.
MURCHINSON LTD., EOM MANAGEMENT
LTD., NOMIS BAY LTD., BPY LIMITED,
ANSON ADVISORS INC., ANSON FUNDS
MANAGEMENT LP, ANSON MANAGEMENT
GP LLC, BOOTHBAY FUND MANAGEMENT,
LLC, BOOTHBAY ABSOLUTE RETURN
STRATEGIES, LP and BOOTHBAY
DIVERSIFIED ALPHA MASTER FUND, LP,
Defendants.

Case No: 1:23-cv-02566

COMPLAINT FOR:

1.	Violation of Exchange Act Section 13(d), 15 U.S.C. § 78m(d) (Failure to File Schedule 13D)

2.	Violation of Exchange Act Section 13(d), 15 U.S.C. § 78m(d) (False and Misleading Schedule 13D)

3.	Breach of Contract

4.	Tortious Interference with Business Relations

5.	Unjust Enrichment

JURY TRIAL DEMANDED

J. Noah Hagey, Esq.

Jonathan Kortmansky, Esq.

Melissa Ginsberg, Esq.

BRAUNHAGEY & BORDEN LLP

118 W 22nd Street, 12th Floor

New York, NY 10011

Telephone: (646) 829-9403

Facsimile: (415) 276-1808

hagey@braunhagey.com

kortmansky@braunhagey.com

ginsberg@braunhagey.com

Attorneys for Plaintiff Nano Dimension Ltd.

Plaintiff Nano Dimension Ltd. (“Nano”), alleges against Defendants Murchinson Ltd., EOM Management LTD, Nomis Bay Ltd., and BPY Ltd. (together, “Murchinson”), Boothbay Fund Management, LLC, Boothbay Absolute Return Strategies LP and Boothbay Diversified Alpha Master Fund, LP (together, “Boothbay”), and Anson Advisors Inc., Anson Funds Management LP, and Anson Management GP LLC (together, “Anson”) as follows:

INTRODUCTION

1. Plaintiff Nano is a revolutionary 3D printing company with more than 500 employees in the United States, Israel, Switzerland, the United Kingdom, the Netherlands, and Australia. It brings this action to halt Defendants’ scheme to manipulate the public trading of Nano’s stock in violation of U.S. securities laws and at the expense of the company, innocent investors, and employees.

2. Defendants are a consortium of hedge fund short-sellers who conspired to obtain a large stake in Nano by working in tandem to lower the price of the company’s public securities in order to buy them for themselves. Their playbook is simple: they find a promising company like Nano that has attracted significant investment, furtively acquire a large position, and then seek to dismantle the company and distribute its cash for Defendants’ own benefit. Such conduct violates numerous securities and legal strictures and has caused Defendants to be named as defendants in actions brought by the U.S. Securities and Exchange Commission and other government and private organizations.

3. Nano has traded on NASDAQ through American Depository Shares (“ADSs”) for seven years. Between 2020 and 2022, Nano’s annual revenues grew by over 1,180% and investors lined up to invest, helping the company raise substantial cash to fund its development and expansion efforts.

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4. Beginning in 2022, Defendants began targeting Nano by manipulating the price and market for Nano ADSs, acquiring a large undisclosed interest, and ultimately mounting a bid for control. They did so in violation of SEC regulations that require investors (or coordinated groups of investors) to disclose when they acquire beneficial ownership of 5% or more of a company’s shares. The regulations exist to protect other investors and the issuers from stock price manipulation and creeping takeover attempts. Defendants failed to make the disclosures in order to avoid regulatory and investor scrutiny. Defendants then attempted to use their newly-acquired ownership of Nano securities to raid the company.

5. On approximately September 5, 2022, Murchinson made a sudden non-binding offer to purchase Nano, stating that it already owned more than 10 million company ADSs, reflecting approximately 4% of Nano’s outstanding stock. On September 7, 2022—just two days later—Anson and Boothbay executed two large purchases within a matter of minutes. The September 7 trades totaled 1.86 million shares, a value of more than $4.5 million. Murchinson’s offer was, at this point, supposed to be confidential. But the trades were not a coincidence: they were designed for Anson and Boothbay to profit off the non-public material information that Murchinson had made an offer to purchase Nano, and to further increase Defendants’ holdings in the company before news of the offer became public.

6. Nano’s Board of Directors rebuffed Defendants’ offer, which was premised on Defendants’ illegal share manipulations and was contrary to the long-term interests of shareholders. In response, in late 2022 and spanning into 2023, Defendants launched a public smear campaign against Nano and its management, driving down Nano’s share price so that Defendants could acquire even more shares at artificially reduced prices. Defendants again violated U.S. securities law disclosures designed precisely to alert the market to such activity. Defendants ultimately acquired cumulative ownership interests in Nano above 10% and continue to seek to overthrow the company’s Board and wrest control from its managers.

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7. Nano seeks to prevent Defendants from engaging in further misuse of their improperly acquired interests, and to compensate Nano for Defendants’ misconduct—including by disgorging Defendants’ shares and profits wrongfully earned through unlawful trades, breaches of contract, and tortious interference with Nano’s business relationships.

THE PARTIES

8. Plaintiff Nano Dimension Ltd. is an Israel-based manufacturer with operations in Israel, the United States, Switzerland, the United Kingdom, the Netherlands, and Australia. Nano’s portfolio solutions include additively manufactured electronics (“AME”), printed electronics, micro additive manufacturing, artificial intelligence deep learning, surface-mount technology, and inkjet solutions. It is based at 2 Ilan Ramon Street, Ness-Ziona Science Park, Ness Ziona, HaDarom, Israel 7403635. Nano’s ADSs trade on NASDAQ in New York under the ticker symbol “NNDM.”

A.	The Murchinson Defendants

9. Defendant Murchinson Ltd. is a Toronto-based hedge fund founded in 2012 and controlled by Marc Bistricer. Murchinson is registered in New Jersey, with a registered agent listed as Chaim Bodner and a mailing address 35 Laurel Ave, Clifton, New Jersey 07012. According to its March 6, 2023 Schedule 13D filed with the SEC, Defendant Murchinson Ltd. is the sole beneficial owner of 6,747,938 American Depository Shares (“ADSs”) of Nano and the shared beneficial owner of an additional 6,747,939 ADSs of Nano.

10. Murchinson owns and controls the ADSs of Nano through several entities under its control, including Defendants EOM Management LTD (“EOM”), Nomis Bay Ltd. (“Nomis”), and BPY Limited (“BPY”).

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11. Defendant EOM Management Ltd (“EOM”) is a hedge fund manager controlled by Murchinson Ltd. that operates Murchinson’s private funds. According to Murchinson Ltd.’s March 6, 2023 Schedule 13D, EOM is the beneficial owner of 6,747,939 ADSs of Nano. SEC filings identify EOM’s address as 51 Church Street, 5th Floor, Hamilton, Bermuda HM 12.

12. Defendant Nomis Bay Ltd. (“Nomis”) is a hedge fund operated by EOM and controlled ultimately by Murchinson Ltd. According to Murchinson Ltd.’s March 6, 2023 Schedule 13D, Nomis is the beneficial owner of 4,048,763 ADSs of Nano. Nomis’s public filings with the SEC identify its offices as Wessex House, 3rd Floor, 45 Reid Street, Hamilton, Bermuda HM 12.

13. Defendant BPY Limited (“BPY”) is a hedge fund operated by EOM and controlled ultimately by Murchinson Ltd. According to Murchinson Ltd.’s March 6, 2023 Schedule 13D, BPY is the shared beneficial owner of 2,699,176 ADSs of Nano. BPY’s public filings with the SEC identify its offices as Wessex House, 3rd Floor, 45 Reid Street, Hamilton, Bermuda HM 12.

14. Defendants Murchinson Ltd., Nomis, BPY, and EOM are collectively referred to as “Murchinson.”

B.	The Boothbay Defendants

15. Defendant Boothbay Fund Management, LLC, (“Boothbay Management”) is an investment advisor firm with its office at Two Grand Central Tower, 140 E 45th St., 14th Floor, New York, NY 10017.

16. Boothbay Management is the owner of at least 5,238,542 ADSs of Nano, as reflected on its Form 13F for the period ending December 31, 2022.

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17. Boothbay Management owns these shares through entities that its owns and controls including two hedge funds it operates: Boothbay Absolute Return Strategies LP and Boothbay Diversified Alpha Master Fund, LP.

18. Boothbay Absolute Return Strategies LP’s public filings with the SEC state that it is a Delaware Corporation with its principal place of business located at 140 East 45th Street, New York, NY.

19. On information and belief, Boothbay Diversified Alpha Master Fund also has a principal place of business located at 140 East 45th Street, New York, NY.

20. Defendants Boothbay Management, Boothbay Absolute Return Strategies LP and Boothbay Diversified Alpha Master Fund, LP are collectively referred to herein as “Boothbay.”

21. Boothbay is closely aligned with Murchinson with respect to its investment in Nano. Murchinson controls Boothbay’s investment in Nano and acts as Boothbay’s legal agent, as disclosed in Murchinson’s purported “Notice of Special General Meeting of [Nano] Shareholders” dated February 13, 2023, which was signed by Boothbay Absolute Return Strategies LP and Boothbay Diversified Alpha Master Fund, LP “pursuant to Power of Attorney granted to Murchinson Ltd.”

22. Boothbay’s close relationship with Murchinson extends beyond their coordination with respect to Nano. Boothbay is an advisor to two of Defendant Murchinson’s private funds, Fund #8 and Fund #9, according to Murchinson’s November 18, 2022 Form ADV.

C.	The Anson Defendants

23. Defendant Anson Advisors Inc. (“Anson Advisors”) is a private asset management firm and an advisor to several investment funds (the “Anson Funds”). Anson Advisors’ public filings identify its offices at 155 University Ave, Suite 207, Toronto, ON, M5H 3B7. Anson Advisors’ CEO is Moez Kassam and its Secretary and Chief Compliance Office is Amin Nathoo. Anson Advisors is the beneficial owner of 13,252,136 ADSs of Nano, according to the March 10, 2023 Schedule 13D filed by Anson Funds Management LP.

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24. Anson Advisors owns and controls these Nano ADSs through several entities under its control, including Defendants Anson Funds Management LP (“Anson Management”) and Anson Management GP LLC (“Anson GP”).

25. Defendant Anson Funds Management LP is an investment fund manager of the Anson Funds. Anson Management’s public filings identify its address as 16000 Dallas Parkway, Suite 800, Dallas, TX 75248. Anson Management is the direct owner of 13,252,136 Nano ADSs, according to the March 10, 2023 Schedule 13D that it filed with the SEC.

26. Defendant Anson Management GP LLC (“Anson GP”) is the General Partner of Anson Management. On information and belief, Anson GP is located at 16000 Dallas Parkway, Suite 800, Dallas, TX 75248. Anson GP is the beneficial owner of the same 13,252,136 Nano ADSs, according to the March 10, 2023 Schedule 13D filed by Anson Funds Management LP.

27. Defendants Anson Advisors, Anson Management, Anson GP, and the Anson Funds are collectively referred to herein as “Anson.”

28. In total, Anson is the beneficial owner of 13,252,136 shares of Nano ADS, according to its March 9, 2023 Schedule 13D.

D.	Defendants’ Conspiracy

29. As detailed below, Murchinson, Anson, and Boothbay conspired and acted together to manipulate the price of Nano’s ADSs and secretly acquire more than 10% of Nano’s shares in an effort to seize control of the company and raid its assets. In furtherance of this scheme, Defendants evaded disclosure requirements by failing to disclose the existence and purpose of their group as legally required and by filing false and misleading regulatory disclosures with the SEC.

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30. Upon information and belief, Defendants coordinated these efforts and intentionally violated their disclosure obligations in order to allow themselves to amass a large stake in Nano without alerting other shareholders, investors, or the company regarding the true nature of their plans.

31. Murchinson, Anson, and Boothbay’s conduct alleged in this Complaint is part of a joint conspiracy in which each of Murchinson, Anson, and Boothbay, and each of their affiliates, aided and abetted the conduct of the other, acting as each other’s agents and co-conspirators. Further details regarding each Defendant’s participation and assistance in the conspiracy are uniquely within Defendants’ possession, custody and control.

JURISDICTION AND VENUE

32. Subject matter jurisdiction of this Court is proper pursuant to § 27 of the Exchange Act, 15 U.S.C. §78aa.

33. Personal jurisdiction over all Defendants is also proper in this Court pursuant to § 27 of the Exchange Act, 15 U.S.C. §78aa and New York C.P.L.R. § 302(a). Defendants have acted and transacted business within this district with respect to the facts and circumstances underlying this dispute, including without limitation by transacting in ADSs involving a depositary bank in this District, executing trades on NASDAQ facilities located within this District, and attending meetings in this District concerning Nano themselves and through their agents. In addition, the Deposit Agreement that governs Defendants’ holdings of Nano’s ADS is governed by New York law.

34. This Court has supplemental jurisdiction over Plaintiffs’ state law claims pursuant to 28 U.S.C. § 1367 because the state law claims form part of the same case or controversy as Plaintiffs’ claims for violation of the Exchange Act.

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35. Upon information and belief, in connection with the acts, transactions, and conduct alleged herein, Defendants directly and indirectly used the means and instrumentalities of interstate commerce, including interstate telephone communications, interstate electronic communications, and the facilities of a national securities exchange.

36. Venue is proper in this Judicial District pursuant to § 27 of the Exchange Act and 28 U.S.C. §1391(b).

FACTS

I.	NANO’S TECHNOLOGICAL INNOVATIONS AND SUCCESS

37. Founded in 2012, Nano develops and provides intelligent machines that are changing the way the world manufactures. Its pioneering solutions are transforming design and production to match increased efficiency demands. It specializes in reinventing analog and manual processes into fast, integrated, digital systems and has been an extraordinary technological innovator, especially in the 3D printing space.

38. Nano is based in Israel. Nano began publicly trading its shares in 2014, and was traded on the Tel Aviv Stock Exchange until 2020.

39. Nano quickly saw early success and grew rapidly, creating an international market both for its products and international interest in investing in the company.

40. In March 2016, Nano began trading its ADSs on NASDAQ. The Bank of New York Mellon serves as the depository for Nano’s ADSs.

41. Customers and investors saw Nano’s tremendous promise to change the shape of 3D printing industry. Between 2020 and 2022, Nano’s annual revenues grew by over 1,180%.

42. In 2020 and 2021 alone, Nano raised more than $1.5 billion in funding.

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43. Nano put those funds to good use: over 18 months between 2021 and January 2023, Nano strategically acquired six companies with key synergies for its technologies and successfully merged them into its operations. These successful acquisitions contributed to a tenfold increase in annual revenues from $4 million to $43.6 million from December 2020 to December 2022.

44. With over 500 employees located in Israel, the United States, Switzerland, the United Kingdom, the Netherlands, Germany, and Australia, Nano currently serves more than 2,000 customers spanning a variety of markets, including aerospace and defense, advanced automotive, high-tech industrial, specialty medical technology, research and development, and academia. Nano’s customers include multiple Western armed forces and secret services, world renowned defense contractors from the United States and Europe, research institutes and space agencies, dozens of universities, and hundreds of industrial customers.

45. Due to its enormous success in the market and investors’ high interest in the Company, Nano has raised approximately $1.5 billion in funding, performed multiple successful acquisitions in Europe and Israel, and is in the process of negotiating more. Over $1 billion in cash and liquid assets remains available to fund its ongoing development, including research and development of its industry-changing technologies and strategic acquisitions.

46. To further its growth and maximize value for its shareholders, Nano anticipates additional acquisitions of quality companies in the coming year.

II.	MURCHINSON AND ANSON’S HISTORY OF DESTROYING VALUE FOR SHORT-TERM TRADING ADVANTAGE

A.	Murchinson’s Unlawful Schemes

47. Murchinson and its founder, Marc Bistricer, have a long history of engaging in market manipulation for short-term trading advantage.

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48. For example, on August 17, 2021, the Securities and Exchange Commission settled charges against Murchinson and Bistricer in connection with violations of Regulation SHO, ultimately resulting in Murchinson and Bistricer’s disgorgement of the $7 million in profits they obtained as a result of their misconduct, as well as more than $1 million in pre-judgment interest and other penalties. Regulation SHO protects markets from uncovered short sales and other problematic trading practices. More specifically, the SEC determined that Murchinson and Bistricer provided false information on hundreds of sale orders of a hedge fund client to its brokers, which led those sales to be listed as “long” when they were actually “short” positions.

49. In October 2021, Murchinson and Bistricer were named as defendants in a separate class action, Herbert Silverberg v. DryShips Inc., et al., alleging that they had engaged in a fraudulent scheme in concert with additional investment funds. In that scheme, Murchinson, Bistricer, and others assisted DryShips, an offshore cargo company, to obtain hundreds of millions of dollars in capital that they then conspired to divert to insiders, while also manipulating the stock price to enable Murchinson and its co-conspirators to obtain a trading windfall. Murchinson and the other defendants made numerous materially false and misleading statements to further this scheme, including false statements that various stock splits were in the “best interest” of the DryShips shareholders (they were not) and that DryShips intended to use the proceeds from the sales of securities to Kalani Investments Limited (a fund owned and controlled by Murchinson) “for general corporate purposes and/or to repay indebtedness” (they did not). In reality, the reverse stock splits were designed to enrich Murchinson at the expense of the shareholders, and the proceeds of the stock splits were then transferred to other defendant co-conspirators. The case is ongoing in the Eastern District of New York.

50. In November 2022, the Ontario Securities Commission (“OSC”) also launched proceedings against Murchinson’s founder and CEO, Marc Bistricer, among other defendants, as a result of what OSC describes as an “illegal and abusive short selling scheme.” Notably, the OSC found that Bistricer executed a four-part illegal short selling scheme through which Bistricer profited by more than $1.27 million.

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B.	Anson’s Unlawful Schemes

51. Anson also has a long history of engaging in unlawful schemes that have resulted in civil and regulatory action.

52. For example, in November 2015, Nobilis, a Canadian corporation that owns and manages ambulatory surgery centers, surgical hospitals, and medical marketing services brought an action in the Ontario Superior Court of Justice against Anson and other funds for their “unlawful short attack scheme” that involved broadcasting false and defamatory information about Nobilis in order to drive down the price of its public shares, and then using the decline in Nobilis’s share price (which Anson and its co-conspirators caused) to increase their profits from short sales. Anson and its co-conspirator’s false statements included publicizing allegations that Nobilis’s auditors resigned amid controversy, that Nobilis’s chief financial officers had been shuffled to hide impropriety, that insiders had sold all of their Nobilis common stock, and that the Nobilis was hiding poor performance behind acquisitions. Following publication of an article containing this allegedly false information, Nobilis’s stock price fell by nearly 60%—an extraordinary decline that Nobilis alleges Anson immediately capitalized on to achieve large profits.

53. In 2017, the Catalyst Capital Group Inc. (“Catalyst”) and Callidus Capital Corporation (“Callidus”), a Canadian investment firm and a Canadian asset-based lender, respectively, brought an action against Anson in the Ontario Superior Court of Justice seeking to hold it accountable for its illegal securities transactions, including its short sales conspiracies. Anson’s scheme with respect to Catalyst and Callidus followed a similar pattern: Anson spread false and defamatory information about Callidus and Catalyst, which was ultimately published in the Wall Street Journal and Dow Jones Newswire, causing a chaotic sell-off that enabled Anson and its co-conspirators to purchase reduced-price shares to cover their naked short positions. Anson ultimately made a substantial profit in connection with this scheme.

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54. In January 2022, Todd Augenbaum, a shareholder of Genius Brands International, Inc. (“Genius Brands”), filed an action in this district alleging that Anson violated federal securities laws in connection with improper short sales. More specifically, Anson, acting as lead investor for and in coordination with other funds, engaged in illegal short-swing trades of Genius Brands. In a familiar pattern, Anson and its co-conspirators acquired more than 10% of Genius Brands’ shares and then engaged in a media campaign to manipulate Genius Brands’ stock price for trading advantage and unlawful profits alleged to exceed $100 million.

55. In May 2022, Sentia Wellness, Inc (“Sentia”), an Oregon cannabis company, asserted claims against Anson in Oregon state court alleging that Anson and other creditors to Sentia breached their fiduciary duty to Sentia’s shareholders through a scheme to enrich themselves at the expense of the company. The claims contend that, after taking control of the company through board member appointments, Anson and its co-conspirators broke up the company and liquidated the assets for just $2 million in cash, enriching themselves instead of improving Sentia’s long term revenue and operations.

56. Indeed, in 2021, the Department of Justice also launched an investigation of Anson. While the information concerning the investigation remains confidential and limited information has been disclosed, Anson was subpoenaed in March 2022 and public reports indicate that the inquiry is related to its short-selling practices. 1

[1]	https://www.bloomberg.com/news/articles/2022-03-25/hedge-fund-with-45-returns-drawn-into-doj-probe-of-short-sales#xj4y7vzkg

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C.	The Defendants’ Connections and Prior Coordination

57. On information and belief, Anson, Murchinson, and Boothbay have coordinated with each other on prior occasions for trading advantage.

58. Murchinson and Boothbay have a close working relationship. Murchinson’s November 18, 2022 Form ADV reveals, for example, that Boothbay is an advisor to two of Murchinson’s prior private funds, Fund #8 and Fund #9.

59. Murchinson and Boothbay have repeatedly engaged in coordinated trading activity. For example, on February 17, 2022, Murchinson disclosed that it held a 3.22% interest (395,900 shares) in Benessere Capital Acquisition Corp. (“Benessere”).2 In its June 30, 2022, Form 13F, Boothbay reported that it also held 395,900 shares of the same company.3

60. Likewise, in the fourth quarter of 2022, Boothbay and Murchinson both made similarly sized purchases of Immix Biopharma, Inc. shares.

61. Further, in a March 17, 2023 letter, Murchinson admitted that it manages trading positions on behalf of Boothbay Absolute Return Strategies, LP and Boothbay Diversified Alpha Master Fund, LP—funds that also invest in Nano.

62. Anson and Boothbay have also coordinated their trading positions in other companies. For example, on December 31, 2021, Boothbay and Anson both purchased shares of Model Performance Acquisition Corp. (“Model Performance”), a special purpose acquisition company based in the British Virgin Islands. Anson purchased 456,461 shares, for a total of 8.2%. Boothbay purchased 268,000 shares, which—with its prior ownership of 404,500 shares—brought its stake in the company to over 10%. Exactly one year later, on December 31, 2022, Boothbay and Anson both sold 100% of their ownership in Model Performance.

[2]	https://www.sec.gov/Archives/edgar/data/1828735/000149315222005479/formsc13ga.htm
[3]	http://edgar.secdatabase.com/1512/149315222022726/filing-main.htm

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63. This confluence of trading patterns is not coincidental. Rather, they represent coordinated trading activity between Defendants.

64. Notably, Murchinson and Anson maintain offices within a one-minute walk to each other in Toronto.

(https://www.google.com/maps)

65. Further, on November 14, 2022 Twitter User @BettingBruiser posted that “Murchinson [has been] described by many to be a biz partner of Anson Funds” and posited that Anson had coordinated its short-selling with Murchinson in connection with financings in the cannabis industry.

III.	DEFENDANTS’ MANIPULATIVE SCHEME AGAINST NANO

66. Defendants conspired to manipulate the price and market for Nano’s ADSs in order to purchase shares at a discount and attempt to gain control of the Company and plunder its assets.

67. Beginning in summer 2022, Defendants began secretly purchasing Nano ADSs. In the months that followed, they accumulated large sums of Nano ADSs—all without filing required SEC disclosures. Instead, Defendants kept their coordination secret to manipulate the price for Nano ADSs, manufacturing an artificially low price for their outsized purchases. By

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March 2023, Defendants had amassed a more than 10% interest in the Company, which they then used—along with a media campaign replete with false and misleading statements—to try to take control of the Company and force it to distribute more than $1 billion in cash rather than use those funds for their intended purpose, i.e., to invest in Nano’s long-term sustained growth.

A.	Defendants’ Secret Acquisitions of Nano ADSs Begin

68. Defendants began secretly acquiring shares of Nano ADSs in summer 2022, increasing their holdings from approximately 300,000 shares of Nano ADSs on March 31, 2022 to more than 23,632,500 shares by year-end—acquiring a more than 9% interest in the Company.

69. The table below sets forth Defendants’ holdings as disclosed on their respective Form 13Fs filed with the SEC during the relevant time period:4

Entity	Number of ADSs	Percentage
Defendants’ holdings as of 3/31/22	300,000	0.12%
Murchinson	200,000	0.08%
Anson	0	0.00%
Boothbay	100,000	0.04%
Defendants’ holdings as of 6/30/22	9,141,801	3.54%
Murchinson	5,937,234	2.30%
Anson	236,000	0.09%
Boothbay	2,968,567	1.15%
Defendants’ holdings as of 9/30/22	19,668,536	7.62%
Murchinson	10,354,646	4.01%
Anson	4,136,666	1.60%
Boothbay	5,177,224	2.01%
Defendants’ holdings as of 12/31/22	23,632,517	9.15%
Murchinson	10,477,279	4.06%
Anson	7,916,696	3.07%
Boothbay	5,238,542	2.03%

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Defendants’ holdings of Nano ADSs on these dates are detailed in the Form 13Fs and/or Form 13F-HRs filed by Murchinson, Anson, and Boothbay for the reporting periods ended March 31, 2022, June 30, 2022, September 30, 2022, and December 31, 2022, which are incorporated by reference.

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70. On March 31, 2022, Defendants held approximately 300,000 shares of Nano ADSs. By June 30, 2022, that number had ballooned—with Defendants holding approximately 9,141,800 Nano ADSs, representing a 3.54% stake in the Company.

71. Defendants failed to disclose their cooperation, or when they first surpassed a 5% beneficial ownership interest in the Company, so that they could continue to purchase Nano ADSs at artificially low prices.

72. By September 5, 2022, Murchinson had acquired more than 10,000,000 Nano ADSs. That same day, Murchinson made a non-binding offer to purchase 100% of Nano’s shares at a price of $4.00/share.

73. Just two days later, on September 7, 2022, there was an enormous uptick in trades of Nano ADSs, accompanied by an intraday increase in share price of 12% and a closing price up 6% over the day before.

74. Notably, on September 7, 2022, two parties executed large volume purchases of Nano’s security within four minutes of each other. The first purchase was for 932,200 shares at a price of $2.52/share; the second purchase was for 926,100 shares at a rate of $2.52. These trades totaled 1.86 million shares, more than $4.5 million in value. Upon information and belief, the two parties executing those large trades were Anson and Boothbay. Indeed, the Form 13Fs filed on September 30, 2022 reveal that Anson and Boothbay are the only entities whose holdings were sufficiently large that they could have plausibly made the trades.

75. Murchinson’s September 5, 2022 offer to acquire Nano was not public. But Anson and Boothbay’s September 7 purchases cannot have been mere coincidence: rather, the trading pattern supports a strong conclusion that Anson and Boothbay purchased the shares based on their knowledge of non-public material information—namely, that Murchinson had offered to purchase Nano.

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76. Defendants deliberately made each of these purchases at discounted prices before news of Murchinson’s offer became public. Indeed, it is well established that stock prices tend to increase immediately following the announcement of an offer to purchase a company.5 Defendants deliberately kept Murchinson’s offer and their ongoing coordination secret, while they purchased large volumes of Nano ADSs at artificially low prices.

77. On September 15, 2022, Nano declined Murchinson’s offer to purchase the Company.

78. Defendants’ efforts to acquire additional shares, however, continued unabated. By September 30, 2022, Defendants held approximately 19,668,536 shares of Nano ADSs, representing 7.62% of the Company.

79. Regulation 13D requires that an investor who owns more than 5% of a company file a Schedule 13D disclosing such beneficial ownership within 10 days of when they cross the 5% threshold. 15 U.S.C. § 78m(d); 17 C.F.R. § 240.13d-1. When groups of investors are acting in coordination, they are required to file a Schedule 13D disclosure when the group’s total holdings surpass 5% of the beneficial ownership. 15 U.S.C. § 78m(d)(3); 17 C.F.R. § 240.13d-3.

80. Although Defendants held 7.62% of the Company by September 30, 2022, they failed to file a Schedule 13D disclosing their ownership within 10 days of September 30, 2022.

81. Indeed, Murchinson has admitted that it manages Boothbay’s trading positions, including specifically positions held by Boothbay Absolute Return Strategies, LP and Boothbay Diversified Alpha Master Fund, LP. By September 30, 2022, Murchinson and Boothbay (even without Anson) together held more than 5% of Nano. Yet, Murchinson and Boothbay also failed to file a Schedule 13D disclosing their ownership within 10 days of September 30, 2022.

[5]	As just one example, shares of Twitter closed at $52/share on October 4, 2022, a 22% increase over the prior day’s close, following news of Elon Musk’s planned acquisition.

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82. Notwithstanding their failure to file a Schedule 13D disclosure, Murchinson, Anson, and Boothbay all continued to secretly make additional trades of Nano ADSs after they surpassed the 5% threshold.

83. During this period, Defendants also used their significant market share, knowledge of confidential information, and coordinated media campaigns to engage in large volume trades for significant short-term profits.

84. At a ThinkEquity Conference at the Mandarin Oriental Hotel in New York, New York on October 26, 2022, Marc Bistricer (Murchinson’s founder and CEO) and Mark Lichtenstein (Murchinson’s general counsel) forcibly interrupted Nano’s CEO, Yoav Stern, when he was engaged in a private meeting with Nano’s shareholders. Mr. Stern offered to meet with Bistricer at a later point, but Bistricer nonetheless continued his physical and verbal harassment of Mr. Stern, lobbying disparaging statements and threatening Nano and Mr. Stern.

85. Bistricer’s tirade at the private shareholder meeting disrupted Nano’s relationship with its shareholders and created undue concerns regarding Nano’s future prospects due to Murchinson’s aggressive attempts to interfere with Nano’s long-term growth and present operations.

86. Murchinson repeated its offer to purchase Nano during this October 26, 2022, encounter, and Nano again declined the offer.

87. On October 27, 2022, however, a party purchased an additional 3.4 million shares of Nano ADSs, at a value of more than $8 million. Upon information and belief, based on a review of trading records and SEC filings, this party was Anson.

88. On November 3, 2022, Bloomberg published a report disclosing that Murchinson had made a non-binding offer to purchase the Company at $4.00 per share. On information and belief, Defendants leaked the offer to Bloomberg, without disclosing that it had already been twice-rejected.

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89. On November 4, 2022—the day following the Bloomberg article—Nano’s ADSs closed at $2.76/share, up more than 14% from where they closed ($2.41) on November 2, before the article was published.

90. Anson’s October 27 purchase of Nano ADSs improperly attempted to capitalize on its knowledge of material, non-public information regarding Murchinson’s offer by acquiring a large block of shares before news of the offer became public.

91. By December 31, 2022, Defendants held approximately 23,632,517 shares of Nano ADSs, representing more than 9.15% of the Company.

92. In other words, each of Murchinson, Boothbay, and Anson increased their holdings of Nano ADSs between September 30, 2022 and December 31, 2022, even though none of them had filed the required Schedule 13D disclosure.

93. Defendants purchased this substantial volume of shares without any interest in actually investing in Nano. On information and belief, by summer 2022, Defendants had learned that Nano held over $1 billion in cash and liquid assets. Defendants accordingly engaged in each of the above purchases and coordinated their manipulative scheme for the purpose of taking over Nano’s operations and dismantling its assets so those funds would be distributed to Defendants, rather than invested in Nano’s long-term success.

B.	Defendants’ Ongoing Manipulation to Acquire Nano

94. Unable to purchase Nano outright through an offer, Defendants began a large-scale media campaign and proxy battle attacking Nano and its leadership.

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95. On January 22, 2023, Murchinson purported to demand a special meeting of Nano’s shareholders, seeking to amend Nano’s articles of association and oust four of its board members.

96. Murchinson’s January 22, 2023 demand revealed that Murchinson was acting in coordination with Boothbay. Murchinson signed the demand on behalf of Boothbay Absolute Return Strategies, LP and Boothbay Diversified Alpha Master Fund, LP pursuant to a power of attorney.

97. Notwithstanding their close coordination and power of attorney relationship, Murchinson’s Schedule 13D filed the next day (on January 23, 2023) did not disclose Murchinson’s relationship with Boothbay.

98. Murchinson’s demand was invalid as a matter of Israeli law, and Nano promptly challenged it in court in Israel. Unlike this case, which involves Defendants’ violation of U.S. securities laws and related misconduct, the case in Israel concerns the validity of Murchinson’s demand for a shareholder meeting under Israeli law. A preliminary hearing is set for June 18, 2023.

99. Murchinson next began a series of invective-laden press releases aimed at depressing Nano’s share price and furthering Defendants’ acquisition strategy. On February 2, 2023, Murchinson put out a press release falsely accusing Nano of a “culture of cronyism,” “terrible corporate governance,” and “us[ing]… acquisitions to mask the underperformance of the company.” These assertions are entirely untrue.

100. On February 8, 2023, Murchinson put out a press release falsely claiming that Nano’s CEO was likely to “rush into irresponsible acquisitions for the primary purpose of diluting current shareholders and placing shares in friendly hands.” This assertion was also untrue, yet Murchinson repeated its false statements in similar press releases that followed on February 13 and February 22, 2023.

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101. On March 6, 2023, Murchinson released an investor presentation misleadingly titled “Saving Nano Dimension” in which it doubled-down on its false claims regarding Nano and its management. In this presentation, Murchinson falsely accused Nano of “drastically underperforming” during Mr. Stern’s stint as Chairman, overseeing “terrible corporate governance,” and creating “damaging capital allocation missteps.” Murchinson claimed to seek to “establish accountability and transparency.” Murchinson failed to disclose its true objective, however: seizing control of Nano and short-circuiting Nano’s long-term growth by looting the company.

102. Murchinson issued serial press releases repeating similar false claims on March 8, March 9, March 12, and March 20, 2023.

103. Meanwhile, Anson was quick to support its co-conspirator Murchinson. On March 10, 2023, after Nano pushed back against Murchinson’s illegal shareholder meeting demand, Anson issued a statement spreading false rumors about its purported “concern[] with the actions of Nano[’s] management and Board.” It accused Nano of engaging “in a highly destructive and distracting battle with an activist shareholder which is diverting management from prioritizing the Company’s business prospects,” a false characterization of a fight Murchinson picked in late 2022.

104. On March 20, 2023, Defendants’ campaign escalated further when Murchinson and Anson staged a fake “shareholder meeting” at which they purported to vote out members of Nano’s board of directors and replace them with their own preferred nominees, then issued press releases falsely claiming that the board of Nano had been changed.

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105. The purported March 20 meeting was invalid as a matter of Israeli law and pursuant to the pertinent agreements. ADS holders lack the authority to call shareholder meetings in the first place, under the terms of the pertinent agreements and Israeli law. In addition, Defendants failed to comply with Israeli legal requirements for calling shareholder meetings, including applicable notice requirements and required steps to verify share ownership. As a result of these severe legal challenges, the Bank of New York Mellon, the depository for Nano’s ADSs, confirmed it would only take direction from an authorized offer of Nano to announce shareholder meetings.

106. This ongoing smear campaign against Nano has harmed its current and prospective business relations and damaged its growth strategy.

107. For example, for more than a year, Nano has been in discussions with EOS GmbH (“EOS”), another leading business in the additive manufacturing industry, concerning potential business combinations and partnerships that would unlock additional growth opportunities and shareholder value. Nano repeatedly spoke with Hans Langer, the founder and owner of EOS, among other key EOS agents and representatives. As a result of Defendants’ smear campaign, however, EOS terminated these discussions and informed Nano that they are not interested in pursuing any combinations with Defendants because of the mess with the Canadians (i.e., Murchinson and Anson).

108. Beginning in October 2022, Nano also engaged in serious business discussions Desktop Metal, a 3D printing company publicly traded on the New York Stock Exchange. Nano and Desktop Metal held multiple in person meetings to discuss their plans, and had almost reached agreement on a deal through which Nano would acquire Desktop Metal in exchange for several hundred million dollars and a significant number of shares in Nano. After Defendants’ smear campaign erupted in early 2023, however, Desktop Metal’s bank representatives informed

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Nano that Desktop Metal was no longer interested in discussing any transaction with Nano that would require a shareholder vote (effectively terminating the possibility of any transaction whatsoever) because of the high risk that Defendants would interfere and attempt to prevent closing of the transaction.

109. Defendant’s interference also frustrated Nano’s efforts to acquire the Israel-based 3D printing company Stratasys. On March 9, 2023, after months of engagement and discussions, Nano made a non-binding offer to purchase Stratasys for $18 per share. Stratasys is a strategic, complementary asset in the additive manufacturing market, and its acquisition would have made Nano the clear leader in the industry.

110. Defendants were aware of the potential acquisition of Stratasys and actively sought to undermine it as part of their campaign to extract Nano’s assets for themselves. Murchinson repeatedly criticized the plan in public statements and encouraged shareholders to oppose it.

111. On March 22, 2023, amidst and partly as a result of Defendants’ smear campaign, Stratasys’s board voted to reject Nano’s offer.

112. On information and belief, Defendants’ interference with Nano’s potential business deals was knowing and intentional. In the course of their smear campaign, Defendants have repeatedly criticized Nano’s growth plans involving potential merger and acquisition activity and sought to block such transactions. Defendants’ conduct was intentionally designed to prevent Nano from engaging in synergistic acquisitions that would promote Nano’s long-term growth and success, because Defendants instead wanted to raid Nano’s corporate assets and take for themselves funds that would otherwise be used for strategic acquisitions.

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113. As a result of Defendants’ interference, Nano and its shareholders lost out on the economic opportunity and value that could have been achieved by these potential deals but for Defendants’ misconduct.

114. Meanwhile, Defendants have attempted to justify their conduct by blithely asserting that shareholders have lost confidence in Nano’s leadership. But Defendants’ own increasing acquisitions of Nano ADSs tell a different story—after all, it makes no sense to purchase more shares of a company in which you have lost confidence. The reality is that Defendants never had any interest in Nano or any desire to see it succeed. Rather, their efforts to acquire Nano ADSs have been part of a large scale scheme to raid corporate assets. Defendants’ repeated false and misleading statements about Nano and its leadership have only furthered that objective by driving down the price of Nano ADSs, enabling Defendants to execute on their scheme at lower prices.

C.	The Truth Begins to Emerge About Defendants’ Improper Coordination

115. Amidst their public campaign to smear Nano and its leadership, Defendants were behind the scenes rapidly accumulating Nano stock and profiting from their manipulation of the market through short-swing trading—all while flouting their SEC disclosure obligations as the largest shareholders of Nano.

116. In early January 2023, Anson and Murchinson continued to make coordinated purchases of Nano ADSs:

a.	On January 9, 2023, Anson purchased 600,000 shares on the same day that Murchinson purchased 100,000 shares.

b.	On January 10, 2023, Anson purchased 500,000 shares on the same day that Murchinson purchased 250,000 shares.

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c.	On January 11, 2023, Anson purchased 500,000 shares on the same day that Murchinson purchased 391,640 share.

d.	On January 12, 2023, Murchinson purchased a total of 1,314,035 shares.

117. These purchases are just a few examples of Defendants’ coordinated activity. All told, between January 1 and February 15, 2023, Murchinson purchased at least 3,196,660 shares, bringing its admitted beneficial ownership of Nano above 5%—although in reality Murchinson had crossed this threshold months earlier by virtue of its coordination with Anson and Boothbay. These purchases are set forth in Murchinson’s Schedule 13Ds, which are attached as Exhibit 1.

118. Meanwhile, between January 1 and March 9, 2023, Anson purchased at least 6,317,757 ADSs, bringing its admitted beneficial ownership above 5% (although, like Murchinson, Anson had passed this threshold months earlier). These purchases are set forth in Anson’s Schedule 13Ds, which are attached as Exhibit 2.

119. These purchases took the Murchinson-Anson-Boothbay group above 10% beneficial ownership of Nano’s shares by January 11, 2023: by December 31, 2022, Defendants held at least 23,632,517 shares representing at least 9.15% beneficial ownership of the company; the additional 2,191,194 shares that Anson and Murchinson purchased by January 11, 2023 therefore brought them above the 10% threshold.

120. Defendants concealed this creeping accumulation of Nano’s shares by failing to file Schedule 13Ds and, when they did file, omitting material information.

121. Indeed, it was not until January 12, 2023—months after Defendants exceeded 5% and the day after they exceeded 10% ownership—that Murchinson filed a Schedule 13D with the SEC related to its acquisition of shares in Nano. Murchinson thereafter filed amended Schedule 13Ds on February 13, 2023 and March 6, 2023. Each of these Schedule 13Ds were signed by Murchinson, Nomis, BPY, EOM, and Murchinson’s officers and directors Marc Bistricer, James Keyes, and Chaja Carlebach.

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122. But across three separate Schedule 13D filings, Murchinson failed to disclose that it was coordinating with Anson and Boothbay as described above. Murchinson also failed to disclose the date on which the combined group crossed the 5% and 10% thresholds.

123. Anson also delayed filing its own Schedule 13D until months after Defendants crossed the 5% threshold. On March 10, 2023, Anson filed a Schedule 13D signed by Anson Funds Management LP, Anson Management GP LLC, Anson Advisors Inc., and Anson’s officers and directors Bruce Winson, Moez Kassam, and Amin Nathoo.

124. Like Murchinson, Anson’s Schedule 13D failed to disclose that Anson was a member of a group with Murchinson and Boothbay as described above.

125. As a result of the Anson’s intentional misrepresentation and withholding of information regarding their coordination and purpose, Murchinson and Anson’s Schedule 13Ds remain incomplete and misleading and violate Section 13(d) of the Exchange Act.

126. Even in their incomplete and misleading form, the Schedule 13Ds finally shed light on what Defendants had intended all along. Murchinson’s March 6, 2023 Schedule 13D attached its misleading “Saving Nano Dimensions” presentation and explained that Murchinson sought “immediate change […] to the Issuer’s Board of Directors,” as well as sweeping changes to Nano’s “corporate governance” and “capital allocation”—all bywords for Defendants’ plan to loot Nano’s corporate assets and distribute them for short-term gain.

127. Anson’s March 10, 2023 Schedule 13D similarly disclosed that it intended to propose “changes in [Nano’s] operations, management, organizational documents, the composition of the Board, ownership, capital or corporate structure, dividend policy, and strategy and plans of the Issuer,” which might include “changes to [Nano’s] capital structure or the sale of material assets or other extraordinary corporate transaction, including a sale of the Issuer.” (emphasis added). Defendants’ Schedule 13Ds thus finally disclosed what Defendants had been planning privately for months while evading SEC disclosure requirements.

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128. Meanwhile, Anson and Murchinson used their undisclosed accumulation of stock to profit from short-swing trading of Nano shares.

129. To prevent abuse by large shareholders and other insiders, Section 16(b) of the Exchange Act,15 U.S.C. 78p(b), requires that any profits derived from short-swing trading be disgorged to the issuer of stock. Short-swing trading is defined as the purchase and sale (or vice versa) of a company’s stock within a six-month period by persons deemed to be “insiders” under the statute.

130. An “insider” is defined in the statute as a beneficial owner of more than ten percent of any class of the company’s non-exempt, registered equity securities, or a director or officer of the company issuing the stock. 15 U.S.C. § 78p(a), (b). For ten-percent holders and other insiders, short-swing trading is a strict liability offense, and any profits are automatically subject to disgorgement.

131. For purposes of determining insider status as a ten-percent holder, the SEC’s regulations provide that beneficial ownership is determined under the same standard as Section 13(d). 17 C.F.R. § 240.16a–1(a)(1). As a result, when groups of investors are acting in coordination, Section 16(b) short-swing liability and disclosure obligations attach when the group’s total holdings surpass 10% of the beneficial ownership.

132. Defendants crossed the 10% ownership threshold at least as early as January 11, 2023, making each of them “insiders” under this definition.

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133. Shortly after becoming statutory insiders, Defendants began aggressively buying Nano shares when the market temporarily dipped (as a result of their own defamatory smear campaign) and then selling the ADSs days later.

134. For example, Anson’s purchases through Anson Funds Management LP included the following low-priced transactions, as set forth in its Schedule 13D attached as Exhibit 2.

a.	On January 19, 2023, Anson purchased 511,002 ADSs at a price of $2.3201 per share.

b.	On January 20, 2023, Anson purchased 828,000 ADSs at a price of $2.50 per share.

c.	On January 23, 2023, Anson purchased 23,983 ADSs at a price of $2.4775 per share.

d.	On February 10, 2023, Anson purchased 132,249 ADSs at a price of $2.4743 per share.

135. Shortly thereafter, Anson sold these ADSs at a substantial profit:

a.	On January 27, 2023, Anson sold 228,770 ADSs at a price of $2.8667 per share.

b.	On February 2, 2023, Anson sold 58,018 ADSs at a price of $2.89 per share.

c.	On February 3, 2023, Anson sold 79,438 ADSs at a price of $2.8829 per share.

d.	On February 15, 2023, Anson sold 403,044 ADSs at a price of $2.9123 per share.

e.	On February 16, 2023, Anson sold 185,574 ADSs at a price of $2.9906 per share.

f.	On March 6, 2023, Anson sold 27,473 ADSs at a price of $3.187 per share.

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136. Anson has realized more than $508,893 in profits by purchasing and selling Nano ADSs between January 19, 2023 and March 6, 2023 alone.

137. During this time, Murchinson also profited from this short-swing trading of Nano ADSs. On January 19, 2023, Murchinson and its affiliates purchased 50,000 ADSs at a price of 2.3522 per share. On February 15, 2023, Murchinson and its affiliates sold 22,086 of these ADSs at a price of $2.968 per share. In those transactions alone, Murchinson and its affiliates realized at least $13,884.13 in profit from purchasing and selling Nano ADSs. These trades are set forth in Murchinson’s Schedule 13Ds attached as Exhibit 1.

138. Like Defendant’s creeping acquisition of more than 10% of Nano’s shares, Defendants’ trades profiting from short-term swings in Nano’s stock value are another example of the abuses that the Exchange Act seeks to remedy.

139. Defendants’ fraudulent concealment of information regarding their creeping acquisition also had another purpose: evading safeguards put in place by Nano’s Board of Directors to protect Nano’s shareholders.

D.	Defendants Breached Their Contract with Nano

140. In addition to violating federal law, Defendants’ scheme to manipulate the market for Nano ADSs and secretly acquire a controlling interest at discounted prices breached Defendants’ contract with Nano.

141. All Nano ADSs, including those held by Defendants, were issued subject to a deposit agreement governing the relationship between Nano, the holders of the ADSs, and the depositary bank for the ADSs. The deposit agreement currently in force is the Amended and Restated Deposit Agreement dated April 15, 2019, which is attached as Exhibit 3 (“the Deposit Agreement”).

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142. Defendants took ownership of their ADSs subject to the terms of the Deposit Agreement, which are endorsed on each ADS. Defendants’ assent to these terms was a key term of the bargain through which Defendants were allowed to obtain interests in Nano.

143. While Nano has performed its obligations under the Deposit Agreement, Defendants have flouted their own obligations.

144. Pursuant to the Deposit Agreement, Defendants are required to comply with applicable disclosure and notice requirements to the same extent as if the holder was a registered holder of Nano’s ordinary shares:

Each Holder and Owner agrees to comply with any applicable law, including in both the United States and Israel, with regard to the notification to the Company of the holding or proposed holding of certain interests in Shares and the obtaining of certain consents, to the same extent as if such Holder or Owner were a registered holder or beneficial owner of Shares. The Depositary is not required to take any action with respect to such compliance on behalf of any Holder or Owner, including the provision of the notification described below.

(Deposit Agreement § 3.4.)

145. Defendants are also specifically obligated to comply with disclosure obligations under U.S. law that are triggered upon reaching 5% ownership or higher—i.e., disclosures pursuant to the Section 13(d) of the Exchange Act:

Each Holder and Owner agrees to comply with the provisions of applicable law, including in both the United States and Israel, which may require that persons who hold a direct or indirect interest in 5% or more of the voting securities of the Company (including persons who hold such an interest through the holding of American Depositary Shares) give written notice of their interest and any subsequent changes in their interest to the Company.

(Deposit Agreement § 3.4.)

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146. Defendants breached these terms of the Deposit Agreement by failing to comply with their disclosure obligations under federal law as detailed above, including by:

a.	Failing to file a Schedule 13D disclosure as required when Defendants’ combined beneficial ownership exceeded 5% ownership of Nano;

b.	Filing false and misleading Schedule 13Ds that failed to disclose that Murchinson, Anson, and Boothbay are working together as a coordinated group;

c.	Failing to file appropriate disclosures once Defendants’ combined beneficial ownership surpassed 10% of Nano’s shares.

147. As a result of Defendants’ breaches, Nano has suffered a decline in enterprise value, lost business opportunities, and incurred significant costs and expenses in responding to Defendants’ breaches of the Deposit Agreement and violations of law.

148. Nano has also suffered irreparable harm from Defendants’ breaches in that Defendants have been permitted to hold and acquire shares to which they have no legal right by virtue of their breach of the Deposit Agreement. Defendants have used these shares to mount a takeover campaign that threatens to destroy Nano’s business, end its existence as a going concern, and deprive Nano’s shareholders of value to be realized from their investment in Nano’s long-term success.

CAUSES OF ACTION

FIRST CAUSE OF ACTION

Violation of Exchange Act Section 13(d), 15 U.S.C. § 78m(d) – Failure to File Schedule 13D

(Against All Defendants)

149. Plaintiffs incorporate the foregoing paragraphs by reference as if fully set forth herein.

150. Section 13(d) of the Exchange Act requires that any stockholder (or group of stockholders) that acquires more than 5% of a company’s registered stock must publicly report their ownership interest to the company and the market. As explained by the SEC:

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If [a] company has registered a class of its equity securities under the Exchange Act, shareholders who acquire more than 5% of the outstanding shares of that class must file beneficial owner reports on Schedule 13D or 13G until their holdings drop below 5%. These filings contain background information about the shareholders who file them as well as their investment intentions, providing investors and the company with information about accumulations of securities that may potentially change or influence company management and policies.

(https://www.sec.gov/education/smallbusiness/goingpublic/officersanddirectors).

151. Specifically, Section 13(d) and its implementing regulations require that any person, or any group of persons, acting for the purpose of acquiring, holding, or voting a corporation’s securities must file a statement known as Schedule 13D with the SEC within 10 days after acquiring beneficial ownership of more than 5% of any class of the corporation’s voting securities. 15 U.S.C. § 78m(d); 17 C.F.R. § 240.13d-1.

152. The Schedule 13D disclosure must set forth the reporting person’s background, identity, residence, citizenship, and the nature and amount of their beneficial ownership.

153. A Schedule 13D disclosure must also report the source and amount of funds used to purchase the beneficially owned securities. If the purchasers’ purpose is to obtain control of the corporation, their Schedule 13D must set forth their plans or proposals for any major change in the corporation’s structure.

154. In addition, a Schedule 13D must report the purchasers’ agreements, arrangements, or understandings concerning the corporation’s securities.

155. Under Section 13(d) and its implementing regulations, a group that acts together to acquire more than 5% of a company’s securities is required to disclose their combined ownership on Schedule 13D: “When two or more persons agree to act together for the purpose of acquiring, holding, voting or disposing of equity securities of an issuer, the group formed thereby shall be deemed to have acquired beneficial ownership, for purposes of sections 13(d) and (g) of the Act, as of the date of such agreement, of all equity securities of that issuer beneficially owned by any such persons.” 17 C.F.R. § 240.13d-5.

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156. When an investor fails to comply with Section 13(d), the issuer of the shares has standing to bring an action to compel compliance. As the issuer of the ADSs, Nano has standing to bring an action against Defendants.

157. As detailed above, Murchinson, Anson, and Boothbay have acted together to acquire more than 5% of Nano’s common stock through Nano ADSs, requiring them to report as a group on Schedule 13D.

158. Defendants’ group crossed the 5% ownership threshold before September 30, 2022, requiring Defendants to file a Schedule 13D and make the required disclosures of their group’s agreements, financing, background, and other information set forth on Schedule 13D.

159. Defendants failed to file a Schedule 13D disclosing their group.

160. Based on the above violations, plaintiffs have been, are now, and will be irreparably injured because defendants’ failure to file complete Schedule 13D’s deprives Nano and its shareholders of information to which they are lawfully entitled and which is necessary to understand Defendants’ purposes and plans concerning Nano.

161. Nano has no adequate remedy at law.

162. Nano is entitled to an Order directing Defendants to file Schedule 13Ds that comply in all respects with the pertinent statutory and regulatory requirements. Nano is further entitled to an Order enjoining Defendants from acquiring further shares or making any effort to vote or change or affect control of Nano pending the completion of required Schedule 13D filings.

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SECOND CAUSE OF ACTION

Violation of Exchange Act Section 13(d), 15 U.S.C. § 78m(d) – Filing of False and Misleading Schedule 13Ds

(Against Murchinson and Anson)

163. Plaintiffs incorporate the foregoing paragraphs by reference as if fully set forth herein.

164. Section 13(d) of the Exchange Act precludes the filing of false and/or misleading disclosure schedules. United States v. Bilzerian, 926 F.2d 1285, 1298 (2d Cir. 1991) (“A duty to file under § 13(d) creates the duty to file truthfully and completely”).

165. When an investor fails to comply with Section 13(d), the issuer of the shares has standing to bring an action to compel compliance. As the issuer of the ADSs, Nano has standing to bring an action against Defendants.

166. On January 12, 2023, Murchinson Filed a Schedule 13D with the SEC related to its acquisition of shares in Nano. It filed amended Schedule 13Ds on February 13, 2023 and March 6, 2023. Each of these Schedule 13Ds were signed by Murchinson, Nomis, BPY, EOM, and Murchinson’s officers and directors Marc Bistricer, James Keyes, and Chaja Carlebach.

167. Murchinson’s Schedule 13D filings failed to disclose that Murchinson was a member of a group with Anson and Boothbay as alleged above.

168. Each of Murchinson’s Schedule 13D filings also failed to disclose material information regarding its agreements, arrangements, and understandings with respect to Nano’ securities. Among other omissions, the filings failed to disclose that Murchinson was acting together with Anson and Boothbay to acquire shares in Nano and that the three parties had an agreement to manipulate Nano’s stock price for short-term profits and to facilitate their attempted takeover.

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169. As a result of the Murchinson’s intentional misrepresentation and concealment of this information, Murchinson’s Schedule 13Ds were misleading and violated Section 13(d).

170. Anson similarly filed a false and misleading Schedule 13D. On March 10, 2023, Anson filed a Schedule 13D signed by Anson Funds Management LP, Anson Management GP LLC, Anson Advisors Inc., and Anson’s officers and directors Bruce Winson, Moez Kassam, and Amin Nathoo.

171. The Anson’s Schedule 13D failed to disclose that Anson was a member of a group with Murchinson and Boothbay as alleged above.

172. Anson’s Schedule 13D filings also failed to disclose material information regarding its agreements, arrangements, and understandings with respect to Nano’ securities. Among other omissions, the filings failed to disclose that Anson was acting together with Murchinson and Boothbay to acquire shares in Nano and that the three parties had an agreement to manipulate Nano’s stock price for short-term profits and to facilitate their attempted takeover.

173. As a result of the Anson’s intentional misrepresentation and concealment of this information, Anson’s Schedule 13D was misleading and violated Section 13(d).

174. Based on the above violations, plaintiffs have been, are now, and will be irreparably injured because Murchinson and Anson’s filing of false and misleading Schedule 13Ds deprives Nano and its shareholders of information to which they are lawfully entitled and which is necessary to understand Defendants’ purposes and plans concerning Nano.

175. Nano has no adequate remedy at law.

176. Nano is entitled to an Order directing Defendants to file Schedule 13Ds that comply in all respects with the pertinent statutory and regulatory requirements. Nano is further entitled to an Order enjoining Defendants from acquiring further shares or making any effort to vote or change or affect control of Nano pending the completion of required Schedule 13D filings.

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THIRD CAUSE OF ACTION

Breach of Contract

(Against All Defendants)

177. Plaintiff Nano incorporates the foregoing paragraphs by reference as if fully set forth herein.

178. Nano and Defendants are parties to the Amended and Restated Deposit Agreement dated April 15, 2019. The Deposit Agreement is annexed to and incorporated into each ADS, and Defendants took ownership of their Nano ADSs subject to the term so the Deposit Agreement.

179. Nano has materially performed its obligations under the Deposit Agreement.

180. Defendants have breached their obligations under the Deposit Agreement, including by failing to comply with federal law governing disclosure and reporting of their ownership interest in Nano. Defendants’ breaches include:

a.	Failing to file a report on Schedule 13D as required when the Murchinson- Anson-Boothbay group exceeded 5% ownership of Nano;

b.	Filing false and misleading Schedule 13Ds for Murchinson and Anson that failed to disclose the Murchinson-Anson-Boothbay group;

c.	Failing to file appropriate disclosures once Defendants’ combined beneficial ownership surpassed 10% of Nano’s shares; and

d.	Attempting to stage a fictitious shareholder meeting that was not permitted by the terms of the Deposit Agreement or applicable law.

181. Nano has been damaged as a result of Defendants’ breaches as alleged herein and is entitled to damages.

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182. Nano has also suffered and will continue to suffer irreparable harm from Defendants’ breaches such that money damages alone will be insufficient to compensate Nano or restore the status quo. Accordingly, Nano is also entitled to equitable remedies including a rescission of Defendants’ ADSs and injunctive relief.

183. Defendants’ actions were gross, wanton, willful, and one in furtherance of a conspiracy to maliciously harm and damage Nano and defraud the investing public, for which punitive damages should be awarded.

FOURTH CAUSE OF ACTION

Tortious Interference with Business Relations

(Against All Defendants)

184. Nano incorporates the foregoing paragraphs by reference as if fully set forth herein.

185. Nano enjoyed existing and prospective business relationships in that, Nano was in active discussions with EOS, Desktop Metal, and Stratsys concerning strategic deals, as described above.

186. Defendants engaged in the wrongful conduct detailed above, including their manipulation of the market for Nano’s stock for short-term gain and in order to facilitate their attempted takeover of Nano and their smear campaign against Nano.

187. As a result of Defendants’ smear campaign, the potential business partners terminated discussions with Nano and cited Murchinson’s claims against Nano as the reason for doing so.

188. Defendants’ interference with Nano’s potential business transactions was knowing and intentional.

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189. As a result of Defendants’ wrongful conduct, Nano was injured in that Nano and its shareholders lost out on the economic opportunity and value that could have been achieved by the potential transactions but for Defendants’ misconduct.

190. Defendants’ actions were gross, wanton, willful, and one in furtherance of a conspiracy to maliciously harm and damage Nano and defraud the investing public, for which punitive damages should be awarded.

FIFTH CAUSE OF ACTION

Unjust Enrichment

(Against All Defendants)

191. Nano incorporates the foregoing paragraphs by reference as if fully set forth herein.

192. As alleged in the foregoing paragraphs, Defendants have engaged in a pattern of wrongful conduct in which they have manipulated the market for Nano’s stock for short-term gain and in order to facilitate their attempted takeover of Nano.

193. Through their conduct, Defendants have been unjustly enriched at Nano’s expense by (1) artificially suppressing the stock price for Nano, which allowed them to buy more shares at artificially depressed prices (2) obtaining proceeds from those ill-gotten shares, (3) selectively releasing partial information regarding their offer to purchase Nano in order to cause the value of their shares to increase, and (4) reaping short-term profits by buying and selling Nano shares at manipulated prices through short-swing trading.

194. It is against equity and good conscience to permit Defendants to retain the proceeds of their wrongful conduct. Nano accordingly seeks an order compelling Defendants to disgorge these proceeds to Nano.

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PRAYER FOR RELIEF

WHEREFORE, Plaintiff prays that this Court enter judgment against Defendant and in favor of Plaintiff, and issue the following relief:

(a) Order Defendants to file an appropriate Schedule 13D for their entire group, as set forth herein;

(b) Order Defendants Murchinson and Anson to correct their false and misleading Schedule 13Ds;

(c) Enjoin Defendants from acquiring further shares of Nano, voting their existing shares, making any tender offer or proxy solicitation, or making any effort to change or affect control of Nano pending completion of Defendants Schedule 13D filings and a reasonable “cooling off” period following such filings;

(d) Enjoin Defendants from disposing of their existing shares except by unsolicited sales on the open market that are not prearranged;

(e) Order disgorgement of Defendant’s short-swing profits on sales of Nano ADSs to Nano to prevent unjust enrichment;

(f) Order rescission of Defendants’ ADSs;

(g) Award punitive and exemplary damages as may be allowable;

(h) Award damages and equitable monetary relief according to proof;

(i) Award Nano its attorneys’ fees and costs as provided by law;

(j) Grant preliminary and permanent injunctive relief to prevent further irreparable harm to Nano; and

(k) Award all such further relief as the Court deems just and proper.

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DEMAND FOR JURY TRIAL

Plaintiff hereby demands a jury trial of all claims and causes of action triable before a jury.

Dated: March 27, 2023	Respectfully Submitted,

/s/ Jonathan Kortmansky
J. Noah Hagey, Esq. Jonathan Kortmansky, Esq. Melissa Ginsberg, Esq.
BRAUNHAGEY & BORDEN LLP
118 W 22nd Street, 12th Floor New York, NY 10011 Telephone: (646) 829-9403
Facsimile: (415) 276-1808 hagey@braunhagey.com kortmansky@braunhagey.com ginsberg@braunhagey.com

Attorneys for Plaintiff Nano Dimension Ltd.

41

EXHIBIT 1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 13D

(Rule 13d-101)

INFORMATION TO BE INCLUDED IN STATEMENTS FILED PURSUANT

TO § 240.13d-1(a) AND AMENDMENTS THERETO FILED PURSUANT TO

§ 240.13d-2(a)

(Amendment No. )1

Nano Dimension Ltd.

(Name of Issuer)

Ordinary Shares par value NIS 5.00 per share

(Title of Class of Securities)

63008G203

(CUSIP Number)

MURCHINSON LTD.

145 Adelaide Street West, Fourth Floor

Toronto, Ontario Canada A6 M5H 4E5

(416) 845-0666

ANDREW FREEDMAN, ESQ.

MEAGAN REDA, ESQ.

OLSHAN FROME WOLOSKY LLP

1325 Avenue of the Americas New York, New York 10019

(212) 451-2300

(Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications)

January 12, 2023

(Date of Event Which Requires Filing of This Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of §§ 240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box ☐.

Note: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See § 240.13d-7 for other parties to whom copies are to be sent.

1

The remainder of this cover page shall be filled out for a reporting person’s initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 (“Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

CUSIP No. 63008G203

1	NAME OF REPORTING PERSON Murchinson Ltd.
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) ☐ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS OO
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Canada

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 6,625,000*
	8	SHARED VOTING POWER 6,625,000*
	9	SOLE DISPOSITIVE POWER 6,625,000*
	10	SHARED DISPOSITIVE POWER 6,625,000*

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 13,250,000*
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 5.1%
14	TYPE OF REPORTING PERSON CO

*	Represents American Depositary Shares (“Shares”) (each Share represents one Ordinary Share).

2

CUSIP No. 63008G203

1	NAME OF REPORTING PERSON Nomis Bay Ltd
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) ☐ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS WC
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Bermuda

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER - 0 -
	8	SHARED VOTING POWER 3,975,000*
	9	SOLE DISPOSITIVE POWER - 0 -
	10	SHARED DISPOSITIVE POWER 3,975,000*

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 3,975,000*
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 1.5%
14	TYPE OF REPORTING PERSON CO

*	Represents American Depositary Shares (“Shares”) (each Share represents one Ordinary Share).

3

CUSIP No. 63008G203

1	NAME OF REPORTING PERSON BPY Limited
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) ☐ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS WC
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Bermuda

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER - 0 -
	8	SHARED VOTING POWER 2,650,000*
	9	SOLE DISPOSITIVE POWER - 0 -
	10	SHARED DISPOSITIVE POWER 2,650,000*

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 2,650,000*
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 1.0%
14	TYPE OF REPORTING PERSON CO

*	Represents American Depositary Shares (“Shares”) (each Share represents one Ordinary Share).

4

CUSIP No. 63008G203

1	NAME OF REPORTING PERSON EOM Management Ltd.
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) ☐ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS OO
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Bermuda

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER - 0 -
	8	SHARED VOTING POWER 6,625,000*
	9	SOLE DISPOSITIVE POWER - 0 -
	10	SHARED DISPOSITIVE POWER 6,625,000*

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 6,625,000*
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 2.6%
14	TYPE OF REPORTING PERSON CO

*	Represents American Depositary Shares (“Shares”) (each Share represents one Ordinary Share).

5

CUSIP No. 63008G203

1	NAME OF REPORTING PERSON James Keyes
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) ☐ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS OO
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION United Kingdom

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER - 0 -
	8	SHARED VOTING POWER 6,625,000*
	9	SOLE DISPOSITIVE POWER - 0 -
	10	SHARED DISPOSITIVE POWER 6,625,000*

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 6,625,000*
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 2.6%
14	TYPE OF REPORTING PERSON IN

*	Represents American Depositary Shares (“Shares”) (each Share represents one Ordinary Share).

6

CUSIP No. 63008G203

1	NAME OF REPORTING PERSON Jason Jagessar
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) ☐ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS OO
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Republic of Trinidad and Tobago

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER - 0 -
	8	SHARED VOTING POWER 6,625,000*
	9	SOLE DISPOSITIVE POWER - 0 -
	10	SHARED DISPOSITIVE POWER 6,625,000*

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 6,625,000*
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 2.6%
14	TYPE OF REPORTING PERSON IN

*	Represents American Depositary Shares (“Shares”) (each Share represents one Ordinary Share).

7

CUSIP No. 63008G203

1	NAME OF REPORTING PERSON Chaja Carlebach
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) ☐ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS OO
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Switzerland

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER - 0 -
	8	SHARED VOTING POWER 6,625,000*
	9	SOLE DISPOSITIVE POWER - 0 -
	10	SHARED DISPOSITIVE POWER 6,625,000*

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 6,625,000*
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 2.6%
14	TYPE OF REPORTING PERSON IN

*	Represents American Depositary Shares (“Shares”) (each Share represents one Ordinary Share).

8

CUSIP No. 63008G203

1	NAME OF REPORTING PERSON Marc J. Bistricer
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) ☒ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS OO
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Canada

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 6,625,000*
	8	SHARED VOTING POWER 6,625,000*
	9	SOLE DISPOSITIVE POWER 6,625,000*
	10	SHARED DISPOSITIVE POWER 6,625,000*

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 13,250,000*
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 5.1%
14	TYPE OF REPORTING PERSON IN

*	Represents American Depositary Shares (“Shares”) (each Share represents one Ordinary Share).

9

CUSIP No. 63008G203

The following constitutes the Schedule 13D filed by the undersigned (the “Schedule 13D”).

Item 1.	Security and Issuer.

This statement relates to the ordinary shares, par value NIS 5.00 per share (the “Ordinary Shares”), of Nano Dimension Ltd., a corporation incorporated under the laws of Israel (the “Issuer”) and to American Depositary Shares of the Issuer (the “Shares”), each of which represents one Ordinary Share. The address of the principal executive offices of the Issuer is 2 Ilan Ramon, Ness Ziona, 7403635 Israel.

Item 2.	Identity and Background.

(a)	This statement is filed by:

(i)	Nomis Bay Ltd, an exempted company incorporated under the laws of Bermuda (“Nomis Bay”), with respect to the Shares directly and beneficially owned by it;

(ii)	BPY Limited, an exempted company incorporated under the laws of Bermuda (“BPY”), with respect to the Shares directly and beneficially owned by it;

(iii)	EOM Management Ltd., an exempted company incorporated under the laws of Bermuda (“EOM”), as the investment manager of Nomis Bay and BPY;

(iv)

Murchinson Ltd., a corporation organized under the laws of Ontario, Canada (“Murchinson”), as a sub-investment advisor to each of Nomis Bay and BPY and an investment advisor to manage positions on behalf of certain funds (the “Managed Positions”);

(v)	James Keyes, as a director of Nomis Bay and BPY;

(vi)	Jason Jagessar, as a director of Nomis Bay and BPY;

(vii)	Chaja Carlebach, as the director of EOM; and

(viii)	Marc J. Bistricer, as the Chief Executive Officer and Chief Investment Officer of Murchinson.

Each of the foregoing is referred to as a “Reporting Person” and collectively as the “Reporting Persons.” Each of the Reporting Persons is party to that certain Joint Filing Agreement, as further described in Item 6. Accordingly, the Reporting Persons are hereby filing a joint Schedule 13D.

(b) The address of the principal office of each of Nomis Bay and BPY is Wessex House, 3rd Floor, 45 Reid Street, Hamilton, Bermuda HM 12. The address of the principal office of each of EOM and Ms. Carlebach is St. Andrews Place, 5th Floor, 51 Church St., Hamilton, Bermuda HM12. The address of the principal office of Mr. Keyes is 101 Front Street, Hamilton, Bermuda HM12. The address of the principal office of Mr. Jagessar is Sea Meadow House, P.O. Box 116, Road Town Tortola, British Virgin Islands. The address of the principal office of each of Murchinson and Mr. Bistricer is 145 Adelaide Street West, Fourth Floor, Toronto, Ontario Canada M5H 4E5. The officers and directors of Murchinson, Nomis Bay, BPY and EOM and their principal occupations and business addresses are set forth on Schedule A and are incorporated by reference in this Item 2.

10

CUSIP No. 63008G203

(c) The principal business of each of Nomis Bay and BPY is serving as a private investment vehicle. The principal business of EOM is serving as the investment manager to Nomis Bay and BPY. The principal business of Murchinson is serving as an investment advisor and/or sub-investment advisor to certain investment vehicles including the Managed Positions. Messrs. Keyes and Jagessar are each a director of Nomis Bay and BPY. Ms. Carlebach is a director of EOM. Mr. Bistricer is the Chief Executive Officer and Chief Investment Officer of Murchinson.

(d) No Reporting Person, nor any person listed on Schedule A, annexed hereto, has, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

(e) Other than as disclosed below, no Reporting Person, nor any person listed on Schedule A, annexed hereto, has, during the last five years, been party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws. On August 17, 2021, Murchinson, Mr. Bistricer and an affiliate thereof (collectively, the “Respondents”) entered into a settlement with the Securities and Exchange Commission (the “SEC”) pursuant to which an order was issued finding that the Respondents erroneously categorized certain client sale orders between 2016 and 2017 as “long” sale orders, causing certain executing brokers to fail to borrow or locate shares prior to executing certain trades, in violation of Rules 200(g) and 203(b)(1) of Regulation SHO and Section 15(a)(1) of the Securities Exchange Act of 1934, as amended. Without admitting or denying the aforementioned allegation, the Respondents consented to the cease-and-desist order prohibiting them from making such violations in the future and paid certain civil penalties, disgorgement and prejudgment interest in connection therewith.

(f) Mr. Keyes is a citizen of the United Kingdom. Mr. Jagessar is a citizen of the Republic of Trinidad and Tobago. Ms. Carlebach is a citizen of Switzerland. Mr. Bistricer is a citizen of Canada. The citizenship of the persons listed on Schedule A is set forth therein.

Item 3.	Source and Amount of Funds or Other Consideration.

The Shares purchased by Nomis Bay were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business). The aggregate purchase price of the 3,975,000 Shares beneficially owned by Nomis Bay is approximately $12,004,500, including brokerage commissions.

The Shares purchased by BPY were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business). The aggregate purchase price of the 2,650,000 Shares beneficially owned by BPY is approximately $8,003,000, including brokerage commissions.

The Shares held in the Managed Positions were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business). The aggregate purchase price of the 6,625,000 Shares held in the Managed Positions is approximately $20,007,500, including brokerage commissions.

11

CUSIP No. 63008G203

Item 4.	Purpose of Transaction.

On January 22, 2023, Murchinson and certain funds it advises and/or sub-advises, including the holders of the Managed Positions, Nomis Bay and BPY (collectively, the “Proposing Shareholders”), delivered a letter to the Board of Directors of the Issuer (the “Board”) demanding that the Issuer convene a special general meeting of shareholders of the Issuer (including any adjournments thereof, the “Special Meeting”) pursuant to Section 63(b)(2) of the Companies Law, 1999 (the “Companies Law”) to allow shareholders to vote upon resolutions proposed by the Proposing Shareholders to improve the Issuer’s corporate governance by way of (i) amending certain provisions of the Company’s Amended and Restated Articles of Association, including to allow shareholders to fill Board vacancies and remove directors at a general meeting by a simple majority vote, (ii) removing several members of the Board, namely, the Issuer’s Chairman of the Board and Chief Executive Officer Yoav Stern, and current directors Oded Gera, Igal Rotem and Dr. Yoav Nissan-Cohen and (iii) appointing two new highly-qualified, independent and experienced director nominees, Kenneth H. Traub and Dr. Joshua Rosensweig, as directors of the Issuer (such demand, the “Special Meeting Demand”). The Special Meeting Demand instructs the Board to immediately, and no later than February 12, 2023, call the Special Meeting, and hold it no later than 35 days thereafter, as required by the Companies Law.

The Reporting Persons purchased the Shares based on the Reporting Persons’ belief that the Shares, when purchased, were undervalued and represented an attractive investment opportunity. Depending upon overall market conditions, other investment opportunities available to the Reporting Persons, and the availability of Shares at prices that would make the purchase or sale of Shares desirable, the Reporting Persons may endeavor to increase or decrease their position in the Issuer through, among other things, the purchase or sale of Shares on the open market or in private transactions or otherwise, on such terms and at such times as the Reporting Persons may deem advisable.

No Reporting Person has any present plan or proposal which would relate to or result in any of the matters set forth in subparagraphs (a) - (j) of Item 4 of Schedule 13D except as set forth herein or such as would occur upon or in connection with completion of, or following, any of the actions discussed herein. The Reporting Persons intend to review their investment in the Issuer on a continuing basis. Depending on various factors including, without limitation, the Issuer’s financial position and investment strategy, the price levels of the Shares, conditions in the securities markets and general economic and industry conditions, the Reporting Persons may in the future take such actions with respect to their investment in the Issuer as they deem appropriate including, without limitation, engaging in communications with management and the Board, engaging in discussions with shareholders of the Issuer or other third parties about the Issuer and the Reporting Persons’ investment, including potential business combinations or dispositions involving the Issuer or certain of its businesses, making recommendations or proposals to the Issuer concerning changes to the capitalization, ownership structure, board structure (including board composition), potential business combinations or dispositions involving the Issuer or certain of its businesses, or suggestions for improving the Issuer’s financial and/or operational performance, purchasing additional Shares, selling some or all of their Shares, engaging in short selling of or any hedging or similar transaction with respect to the Shares, including swaps and other derivative instruments, or changing their intention with respect to any and all matters referred to in Item 4.

Item 5.	Interest in Securities of the Issuer.

The aggregate percentage of Shares reported owned by each person named herein is based upon a denominator consisting of a multiple of (i) 12,907,044 Shares outstanding, as of November 8, 2022, which is 5.0% of the total number of Shares outstanding as reported in the Issuer’s Current Report on Form 6-K filed with the SEC on November 8, 2022 and (ii) twenty.

12

CUSIP No. 63008G203

A.	Nomis Bay

(a)	As of the close of business on January 20, 2023, Nomis Bay beneficially owned 3,975,000 Shares.

Percentage: Approximately 1.5%

(b)	1. Sole power to vote or direct vote: 0

2. Shared power to vote or direct vote: 3,975,000

3. Sole power to dispose or direct the disposition: 0

4. Shared power to dispose or direct the disposition: 3,975,000

(c)	The transactions in the Shares by Nomis Bay during the past sixty days are set forth in Schedule B and are incorporated herein by reference.

B.	BPY

(a)	As of the close of business on January 20, 2023, BPY beneficially owned 2,650,000 Shares.

Percentage: Approximately 1.0%

(b)	1. Sole power to vote or direct vote: 0

2. Shared power to vote or direct vote: 2,650,000

3. Sole power to dispose or direct the disposition: 0

4. Shared power to dispose or direct the disposition: 2,650,000

(c)	The transactions in the Shares by BPY during the past sixty days are set forth in Schedule B and are incorporated herein by reference.

C.	EOM

(a)	EOM, as the investment advisor to each of Nomis Bay and BPY, may be deemed the beneficial owner of the (i) 3,975,000 Shares owned by Nomis Bay and (ii) 2,650,000 Shares owned by BPY.

Percentage: Approximately 2.6%

(b)	1. Sole power to vote or direct vote: 0

2. Shared power to vote or direct vote: 6,625,000

3. Sole power to dispose or direct the disposition: 0

4. Shared power to dispose or direct the disposition: 6,625,000

(c)

EOM has not entered into any transactions in the Shares during the past sixty days. The transactions in the Shares on behalf of each of Nomis Bay and BPY during the past sixty days are set forth in Schedule B and are incorporated herein by reference

D.	Murchinson

(a)

Murchinson, as the sub-investment advisor to each of Nomis Bay and BPY and the investment advisor to the Managed Positions, may be deemed the beneficial owner of the (i) 3,975,000 Shares owned by Nomis Bay, (ii) 2,650,000 Shares owned by BPY and (iii) 6,625,000 Shares held through the Managed Positions.

13

CUSIP No. 63008G203

Percentage: Approximately 5.1%

(b)	1. Sole power to vote or direct vote: 6,625,000

2. Shared power to vote or direct vote: 6,625,000

3. Sole power to dispose or direct the disposition: 6,625,000

4. Shared power to dispose or direct the disposition: 6,625,000

(c)

Murchinson has not entered into any transactions in the Shares during the past sixty days. The transactions in the Shares on behalf of each of Nomis Bay and BPY and through the Managed Positions during the past sixty days are set forth in Schedule B and are incorporated herein by reference.

E.	Mr. Keyes

(a)	Mr. Keyes, as a director of each of Nomis Bay and BPY, may be deemed the beneficial owner of the (i) 3,975,000 Shares owned by Nomis Bay and (ii) 2,650,000 Shares owned by BPY.

Percentage: Approximately 2.6%

(b)	1. Sole power to vote or direct vote: 0

2. Shared power to vote or direct vote: 6,625,000

3. Sole power to dispose or direct the disposition: 0

4. Shared power to dispose or direct the disposition: 6,625,000

(c)

Mr. Keyes has not entered into any transactions in the Shares during the past sixty days. The transactions in the Shares on behalf of each of Nomis Bay and BPY during the past sixty days are set forth in Schedule B and are incorporated herein by reference.

F.	Mr. Jagessar

(a)	Mr. Jagessar, as a director of each of Nomis Bay and BPY, may be deemed the beneficial owner of the (i) 3,975,000 Shares owned by Nomis Bay and (ii) 2,650,000 Shares owned by BPY.

Percentage: Approximately 2.6%

(b)	1. Sole power to vote or direct vote: 0

2. Shared power to vote or direct vote: 6,625,000

3. Sole power to dispose or direct the disposition: 0

4. Shared power to dispose or direct the disposition: 6,625,000

(c)

Mr. Jagessar has not entered into any transactions in the Shares during the past sixty days. The transactions in the Shares on behalf of each of Nomis Bay and BPY during the past sixty days are set forth in Schedule B and are incorporated herein by reference.

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CUSIP No. 63008G203

G.	Ms. Carlebach

(a)	Ms. Carlebach, as the director of EOM, may be deemed the beneficial owner of the (i) 3,975,000 Shares owned by Nomis Bay and (ii) 2,650,000 Shares owned by BPY.

Percentage: Approximately 2.6%

(b)	1. Sole power to vote or direct vote: 0

2. Shared power to vote or direct vote: 6,625,000

3. Sole power to dispose or direct the disposition: 0

4. Shared power to dispose or direct the disposition: 6,625,000

(c)

Ms. Carlebach has not entered into any transactions in the Shares during the past sixty days. The transactions in the Shares on behalf of each of Nomis Bay and BPY during the past sixty days are set forth in Schedule B and are incorporated herein by reference.

H.	Mr. Bistricer

(a)

Mr. Bistricer, as the Chief Executive Officer and Chief Investment Officer of Murchinson, may be deemed the beneficial owner of the (i) 3,975,000 Shares owned by Nomis Bay, (ii) 2,650,000 Shares owned by BPY and (iii) 6,625,000 Shares held through the Managed Positions.

Percentage: Approximately 5.1%

(b)	1. Sole power to vote or direct vote: 6,625,000

2. Shared power to vote or direct vote: 6,625,000

3. Sole power to dispose or direct the disposition: 6,625,000

4. Shared power to dispose or direct the disposition: 6,625,000

(c)

Mr. Bistricer has not entered into any transactions in the Shares during the past sixty days. The transactions in the Shares on behalf of each of Nomis Bay and BPY and through the Managed Positions during the past sixty days are set forth in Schedule B and are incorporated herein by reference.

Item 6.	Contracts, Arrangements, Understandings or Relationships With Respect to Securities of the Issuer.

On January 23, 2023, the Reporting Persons entered into a Joint Filing Agreement in which the Reporting Persons agreed to joint filing on behalf of each of them statements on Schedule 13D with respect to the securities of the Issuer to the extent required by applicable law. The Joint Filing Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Murchinson has signed separate letter agreements (the “Indemnification Agreements”) with each of the Nominees pursuant to which it has agreed to indemnify such Nominees against claims arising from the Special Meeting Demand. A form of the indemnification letter agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Murchinson has signed compensation letter agreements (the “Compensation Letter Agreements”) with each of the Nominees, pursuant to which it has agreed to pay each of such Nominees $50,000 in cash as a result of the submission by Murchinson of the Special Meeting Demand. A form of the Compensation Letter Agreement is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

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CUSIP No. 63008G203

Other than as described herein, there are no contracts, arrangements, understandings or relationships among the Reporting Persons, or between the Reporting Persons and any other person, with respect to the securities of the Issuer.

Item 7.	Material to be Filed as Exhibits.

99.1	Joint Filing Agreement by and among Nomis Bay Ltd, BPY Limited, EOM Management Ltd., Murchinson Ltd., James Keyes, Jason Jagessar, Chaja Carlebach and Marc J. Bistricer, dated January 23, 2023.

99.2	Form of Indemnification Letter Agreement.

99.3	Form of Compensation Letter Agreement.

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CUSIP No. 63008G203

SIGNATURES

After reasonable inquiry and to the best of his knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated: January 23, 2023

Nomis Bay Ltd

By:	/s/ James Keyes
Name: James Keyes
Title: Director

BPY Limited

By:	/s/ James Keyes
Name: James Keyes
Title: Director

EOM Management Ltd.

By:	/s/ Chaja Carlebach
Name: Chaja Carlebach
Title: Director

Murchinson Ltd.

By:	/s/ Marc J. Bistricer
Name: Marc J. Bistricer
Title: Chief Executive Officer

/s/ James Keyes
James Keyes

/s/ Jason Jagessar
Jason Jagessar

/s/ Chaja Carlebach
Chaja Carlebach

/s/ Marc J. Bistricer
Marc J. Bistricer

17

CUSIP No. 63008G203

SCHEDULE A

Directors and Officers of Murchinson Ltd.

Name and Position	Principal Occupation	Principal Business Address	Citizenship

Marc J. Bistricer Officer and Director	Chief Executive Officer and Chief Investment Officer of Murchinson Ltd.	145 Adelaide Street West, Fourth Floor Toronto, Ontario Canada A6 M5H 4E5	Canada

Nicholas Tata Officer	Chief Compliance Officer of Murchinson Ltd.	145 Adelaide Street West, Fourth Floor Toronto, Ontario Canada A6 M5H 4E5	Canada

Paul Zogala Officer	Officer of Murchinson Ltd.	145 Adelaide Street West, Fourth Floor Toronto, Ontario Canada A6 M5H 4E5	Canada

Directors and Officers of Nomis Bay Ltd
Name and Position	Principal Occupation	Principal Business Address	Citizenship

James Keyes Director	Director	101 Front Street, Hamilton, Bermuda HM12	United Kingdom

Jason Jagessar Director	Head of Governance BVI Bolder Group	Sea Meadow House P.O. Box 116, Road Town Tortola, British Virgin Islands	Republic of Trinidad and Tobago

Directors and Officers of BPY Limited
Name and Position	Principal Occupation	Principal Business Address	Citizenship

James Keyes Director	Director	101 Front Street, Hamilton, Bermuda HM12	United Kingdom

Jason Jagessar Director	Head of Governance BVI Bolder Group	Sea Meadow House P.O. Box 116, Road Town Tortola, British Virgin Islands	Republic of Trinidad and Tobago

Directors and Officers of EOM Management Ltd.
Name and Position	Principal Occupation	Principal Business Address	Citizenship

Chaja Carlebach Director	Director	St. Andrews Place, 5th Floor, 51 Church Street, Hamilton, Bermuda HM12	Switzerland

CUSIP No. 63008G203

SCHEDULE B

Transactions in the Securities of the Issuer During the Past Sixty Days

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Price ($)	Date of Purchase/Sale
NOMIS BAY LTD
Purchase of Common Stock	40,180	2.4065	12/27/2022
Purchase of Common Stock	75,000	2.4019	01/04/2023
Purchase of Common Stock	5,114	2.5199	01/05/2023
Purchase of Common Stock	60,000	2.5038	01/06/2023
Purchase of Common Stock	30,000	2.5115	01/09/2023
Purchase of Common Stock	75,000	2.4019	01/10/2023
Purchase of Common Stock	117,492	2.5198	01/11/2023
Purchase of Common Stock	300,000	2.4800	01/12/2023
Purchase of Common Stock	93,320	2.5146	01/12/2023
Purchase of Common Stock	75,000	2.3522	01/19/2023
BPY LIMITED
Purchase of Common Stock	26,767	2.4065	12/27/2022
Purchase of Common Stock	50,000	2.4019	01/04/2023
Purchase of Common Stock	3,409	2.5199	01/05/2023
Purchase of Common Stock	40,000	2.5038	01/06/2023
Purchase of Common Stock	20,000	2.5115	01/09/2023
Purchase of Common Stock	50,000	2.4019	01/10/2023
Purchase of Common Stock	78,328	2.5198	01/11/2023
Purchase of Common Stock	200,000	2.4800	01/12/2023
Purchase of Common Stock	63,600	2.5146	01/12/2023
Purchase of Common Stock	50,000	2.3522	01/19/2023
MURCHINSON LTD.
(Through the Managed Positions)
Purchase of Common Stock	40,164	2.4065	12/27/2022
Purchase of Common Stock	26,780	2.4065	12/27/2022
Purchase of Common Stock	75,000	2.4019	01/04/2023
Purchase of Common Stock	50,000	2.4019	01/04/2023
Purchase of Common Stock	5,114	2.5199	01/05/2023
Purchase of Common Stock	3,409	2.5199	01/05/2023
Purchase of Common Stock	60,000	2.5038	01/06/2023
Purchase of Common Stock	40,000	2.5038	01/06/2023
Purchase of Common Stock	30,000	2.5115	01/09/2023
Purchase of Common Stock	20,000	2.5115	01/09/2023
Purchase of Common Stock	75,000	2.4019	01/10/2023
Purchase of Common Stock	50,000	2.4019	01/10/2023
Purchase of Common Stock	117,492	2.5198	01/11/2023
Purchase of Common Stock	78,328	2.5198	01/11/2023
Purchase of Common Stock	300,000	2.4800	01/12/2023
Purchase of Common Stock	200,000	2.4800	01/12/2023
Purchase of Common Stock	94,406	2.5146	01/12/2023
Purchase of Common Stock	62,709	2.5146	01/12/2023
Purchase of Common Stock	75,000	2.3522	01/19/2023
Purchase of Common Stock	50,000	2.3522	01/19/2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 13D

(Rule 13d-101)

INFORMATION TO BE INCLUDED IN STATEMENTS FILED PURSUANT

TO § 240.13d-1(a) AND AMENDMENTS THERETO FILED PURSUANT TO

§ 240.13d-2(a)

(Amendment No. 1)1

Nano Dimension Ltd.

(Name of Issuer)

Ordinary Shares par value NIS 5.00 per share

(Title of Class of Securities)

63008G203

(CUSIP Number)

MURCHINSON LTD.

145 Adelaide Street West, Fourth Floor

Toronto, Ontario Canada A6 M5H 4E5

(416) 845-0666

ANDREW FREEDMAN, ESQ. MEAGAN REDA, ESQ.

OLSHAN FROME WOLOSKY LLP

1325 Avenue of the Americas New York, New York 10019

(212) 451-2300

(Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications)

February 13, 2023

(Date of Event Which Requires Filing of This Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of §§ 240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box.  ☐

Note: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See § 240.13d-7 for other parties to whom copies are to be sent.

The information required on the remainder of this cover page shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 (“Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

[1]

The remainder of this cover page shall be filled out for a reporting person’s initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

CUSIP No. 63008G203

1	NAME OF REPORTING PERSON Murchinson Ltd.
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) ☐ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS OO
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Canada

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 6,675,000*
	8	SHARED VOTING POWER 6,675,000*
	9	SOLE DISPOSITIVE POWER 6,675,000*
	10	SHARED DISPOSITIVE POWER 6,675,000*

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 13,350,000*
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 5.2%
14	TYPE OF REPORTING PERSON CO

*	Represents American Depositary Shares (“Shares”) (each Share represents one Ordinary Share).

2

CUSIP No. 63008G203

1	NAME OF REPORTING PERSON Nomis Bay Ltd
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) ☐ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS WC
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Bermuda

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER - 0 -
	8	SHARED VOTING POWER 4,005,000*
	9	SOLE DISPOSITIVE POWER - 0 -
	10	SHARED DISPOSITIVE POWER 4,005,000*

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 4,005,000*
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 1.6%
14	TYPE OF REPORTING PERSON CO

*	Represents American Depositary Shares (“Shares”) (each Share represents one Ordinary Share).

3

CUSIP No. 63008G203

1	NAME OF REPORTING PERSON BPY Limited
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) ☐ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS WC
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Bermuda

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER - 0 -
	8	SHARED VOTING POWER 2,670,000*
	9	SOLE DISPOSITIVE POWER - 0 -
	10	SHARED DISPOSITIVE POWER 2,670,000*

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 2,670,000*
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 1.6%
14	TYPE OF REPORTING PERSON CO

*	Represents American Depositary Shares (“Shares”) (each Share represents one Ordinary Share).

4

CUSIP No. 63008G203

1	NAME OF REPORTING PERSON EOM Management Ltd.
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) ☐ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS OO
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Bermuda

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER - 0 -
	8	SHARED VOTING POWER 6,675,000*
	9	SOLE DISPOSITIVE POWER - 0 -
	10	SHARED DISPOSITIVE POWER 6,675,000*

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 6,675,000*
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 2.6%
14	TYPE OF REPORTING PERSON CO

*	Represents American Depositary Shares (“Shares”) (each Share represents one Ordinary Share).

5

CUSIP No. 63008G203

1	NAME OF REPORTING PERSON James Keyes
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) ☐ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS OO
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION United Kingdom

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER - 0 -
	8	SHARED VOTING POWER 6,675,000*
	9	SOLE DISPOSITIVE POWER - 0 -
	10	SHARED DISPOSITIVE POWER 6,675,000*

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 6,675,000*
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 2.6%
14	TYPE OF REPORTING PERSON IN

*	Represents American Depositary Shares (“Shares”) (each Share represents one Ordinary Share).

6

CUSIP No. 63008G203

1	NAME OF REPORTING PERSON Jason Jagessar
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) ☐ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS OO
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Republic of Trinidad and Tobago

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER - 0 -
	8	SHARED VOTING POWER 6,675,000*
	9	SOLE DISPOSITIVE POWER - 0 -
	10	SHARED DISPOSITIVE POWER 6,675,000*

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 6,675,000*
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 2.6%
14	TYPE OF REPORTING PERSON IN

*	Represents American Depositary Shares (“Shares”) (each Share represents one Ordinary Share).

7

CUSIP No. 63008G203

1	NAME OF REPORTING PERSON Chaja Carlebach
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) ☐ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS OO
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Switzerland

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER - 0 -
	8	SHARED VOTING POWER 6,675,000*
	9	SOLE DISPOSITIVE POWER - 0 -
	10	SHARED DISPOSITIVE POWER 6,675,000*

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 6,675,000*
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 2.6%
14	TYPE OF REPORTING PERSON IN

*	Represents American Depositary Shares (“Shares”) (each Share represents one Ordinary Share).

8

CUSIP No. 63008G203

1	NAME OF REPORTING PERSON Marc J. Bistricer
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) ☐ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS OO
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Canada

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 6,675,000*
	8	SHARED VOTING POWER 6,675,000*
	9	SOLE DISPOSITIVE POWER 6,675,000*
	10	SHARED DISPOSITIVE POWER 6,675,000*

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 13,350,000*
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 5.2%
14	TYPE OF REPORTING PERSON IN

*	Represents American Depositary Shares (“Shares”) (each Share represents one Ordinary Share).

9

CUSIP No. 63008G203

The following constitutes Amendment No. 1 to the Schedule 13D filed by the undersigned (the “Amendment No. 1”). This Amendment No. 1 amends the Schedule 13D as specifically set forth herein.

Item 3.	Source and Amount of Funds or Other Consideration.

Item 3 is hereby amended and restated as follows:

The Shares purchased by Nomis Bay were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business). The aggregate purchase price of the 4,005,000 Shares beneficially owned by Nomis Bay is approximately $11,971,398, including brokerage commissions.

The Shares purchased by BPY were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business). The aggregate purchase price of the 2,670,000 Shares beneficially owned by BPY is approximately $7,980,256, including brokerage commissions.

The Shares held in the Managed Positions were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business). The aggregate purchase price of the 6,675,000 Shares held in the Managed Positions is approximately $19,951,511, including brokerage commissions.

Item 4.	Purpose of Transaction.

Item 4 is hereby amended to add the following:

On February 13, 2023, counsel for the Proposing Shareholders responded to a letter from counsel on behalf of the Issuer, dated February 7, 2023 (the “February 7 Letter”), rejecting the Issuer’s reasoning for not convening the special general meeting of shareholders (the “Meeting”) as initially requested by the Proposing Shareholders on January 22, 2023 (the “Special Meeting Demand”), stating, among other things, that the February 7 Letter reinforces the Proposing Shareholders’ prior position that both the timing and nature of the Issuer’s responses to the Special Meeting Demand (and another letter sent by counsel for the Proposing Shareholders on January 31, 2023) demonstrate a blatant disregard to the lawful rights of the Proposing Shareholders and the Board’s fiduciary duties to the Issuer and its shareholders (the “Response Letter”). The Response Letter further stated that, in light of the reasons set forth therein, and the Board’s failure to timely call the Meeting within the requisite 21-day period (i.e., by February 12, 2023), the Proposing Shareholders are exercising their rights under Section 64 of the Companies Law to call the Meeting themselves.

Accordingly, also on February 13, 2023, the Proposing Shareholders delivered a notice (the “Notice”) to the Issuer’s shareholders to independently convene the Meeting in accordance Section 64 of the Companies Law on March 20, 2023 at 16:00 Israel Time. The Notice was given to: (i) amend certain shareholder-unfriendly provisions of the Articles of Association, including to allow shareholders to fill Board vacancies and remove directors at a general meeting by a simple majority vote; (ii) remove the Chairman and Chief Executive Officer Yoav Stern and three other incumbent members of the Board, Oded Gera, Igal Rotem and Dr. Yoav Nissan- Cohen as well as any director appointed by the Board since December 19, 2022 and through the conclusion of the Meeting; and (iii) appoint two director nominees, Kenneth H. Traub and Dr. Joshua Rosensweig, as directors of the Issuer.

10

CUSIP No. 63008G203

The full text of the Notice, the related proxy statement, a form of the proxy card and voting instruction form with respect to the Meeting, are attached hereto as Exhibit 99.1, Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4, and are incorporated herein by reference.

Item 5.	Interest in Securities of the Issuer.

Items 5(a) – (c) are hereby amended and restated as follows:

The aggregate percentage of Shares reported owned by each person named herein is based upon a denominator consisting of a multiple of (i) 12,907,044 Shares outstanding, as of November 8, 2022, which is 5.0% of the total number of Shares outstanding as reported in the Issuer’s Current Report on Form 6-K filed with the SEC on November 8, 2022 and (ii) twenty.

A.	Nomis Bay

(a)	As of the date hereof, Nomis Bay beneficially owned 4,005,000 Shares.

Percentage: Approximately 1.6%

(b)	1. Sole power to vote or direct vote: 0

2. Shared power to vote or direct vote: 4,005,000

3. Sole power to dispose or direct the disposition: 0

4. Shared power to dispose or direct the disposition: 4,005,000

(c)	The transaction in the Shares by Nomis Bay since the filing of the Schedule 13D is set forth in Schedule A and is incorporated herein by reference.

B.	BPY

(a)	As of the date hereof, BPY beneficially owned 2,670,000 Shares.

Percentage: Approximately 1.0%

(b)	1. Sole power to vote or direct vote: 0

2. Shared power to vote or direct vote: 2,670,000

3. Sole power to dispose or direct the disposition: 0

4. Shared power to dispose or direct the disposition: 2,670,000

(c)	The transactions in the Shares by BPY since the filing of the Schedule 13D is set forth in Schedule A and is incorporated herein by reference.

11

CUSIP No. 63008G203

C.	EOM

(a)	EOM, as the investment advisor to each of Nomis Bay and BPY, may be deemed the beneficial owner of the (i) 4,005,000 Shares owned by Nomis Bay and (ii) 2,670,000 Shares owned by BPY.

Percentage: Approximately 2.6%

(b)	1. Sole power to vote or direct vote: 0

2. Shared power to vote or direct vote: 6,675,000

3. Sole power to dispose or direct the disposition: 0

4. Shared power to dispose or direct the disposition: 6,675,000

(c)

EOM has not entered into any transactions in the Shares since the filing of the Schedule 13D. The transactions in the Shares on behalf of each of Nomis Bay and BPY since the filing of the Schedule 13D are set forth in Schedule A and are incorporated herein by reference

D.	Murchinson

(a)

Murchinson, as the sub-investment advisor to each of Nomis Bay and BPY and the investment advisor to the Managed Positions, may be deemed the beneficial owner of the (i) 4,005,000 Shares owned by Nomis Bay, (ii) 2,670,000 Shares owned by BPY and (iii) 6,675,000 Shares held through the Managed Positions.

Percentage: Approximately 5.2%

(b)	1. Sole power to vote or direct vote: 6,675,000

2. Shared power to vote or direct vote: 6,675,000

3. Sole power to dispose or direct the disposition: 6,675,000

4. Shared power to dispose or direct the disposition: 6,675,000

(c)

Murchinson has not entered into any transactions in the Shares since the filing of the Schedule 13D. The transactions in the Shares on behalf of each of Nomis Bay and BPY and through the Managed Positions since the filing of the Schedule 13D are set forth in Schedule A and are incorporated herein by reference.

E.	Mr. Keyes

(a)	Mr. Keyes, as a director of each of Nomis Bay and BPY, may be deemed the beneficial owner of the (i) 4,005,000 Shares owned by Nomis Bay and (ii) 2,670,000 Shares owned by BPY.

Percentage: Approximately 2.6%

(b)	1. Sole power to vote or direct vote: 0

2. Shared power to vote or direct vote: 6,675,000

3. Sole power to dispose or direct the disposition: 0

4. Shared power to dispose or direct the disposition: 6,675,000

(c)

Mr. Keyes has not entered into any transactions in the Shares since the filing of the Schedule 13D. The transactions in the Shares on behalf of each of Nomis Bay and BPY since the filing of the Schedule 13D are set forth in Schedule A and are incorporated herein by reference.

12

CUSIP No. 63008G203

F.	Mr. Jagessar

(a)	Mr. Jagessar, as a director of each of Nomis Bay and BPY, may be deemed the beneficial owner of the (i) 4,005,000 Shares owned by Nomis Bay and (ii) 2,670,000 Shares owned by BPY.

Percentage: Approximately 2.6%

(b)	1. Sole power to vote or direct vote: 0

2. Shared power to vote or direct vote: 6,675,000

3. Sole power to dispose or direct the disposition: 0

4. Shared power to dispose or direct the disposition: 6,675,000

(c)

Mr. Jagessar has not entered into any transactions in the Shares since the filing of the Schedule 13D. The transactions in the Shares on behalf of each of Nomis Bay and BPY since the filing of the Schedule 13D are set forth in Schedule A and are incorporated herein by reference.

G.	Ms. Carlebach

(a)	Ms. Carlebach, as the director of EOM, may be deemed the beneficial owner of the (i) 4,005,000 Shares owned by Nomis Bay and (ii) 2,670,000 Shares owned by BPY.

Percentage: Approximately 2.6%

(b)	1. Sole power to vote or direct vote: 0

2. Shared power to vote or direct vote: 6,675,000

3. Sole power to dispose or direct the disposition: 0

4. Shared power to dispose or direct the disposition: 6,675,000

(c)

Ms. Carlebach has not entered into any transactions in the Shares since the filing of the Schedule 13D. The transactions in the Shares on behalf of each of Nomis Bay and BPY since the filing of the Schedule 13D are set forth in Schedule A and are incorporated herein by reference.

13

CUSIP No. 63008G203

H.	Mr. Bistricer

(a)

Mr. Bistricer, as the Chief Executive Officer and Chief Investment Officer of Murchinson, may be deemed the beneficial owner of the (i) 4,005,000 Shares owned by Nomis Bay, (ii) 2,670,000 Shares owned by BPY and (iii) 6,675,000 Shares held through the Managed Positions.

Percentage: Approximately 5.2%

(b)	1. Sole power to vote or direct vote: 6,675,000

2. Shared power to vote or direct vote: 6,675,000

3. Sole power to dispose or direct the disposition: 6,675,000

4. Shared power to dispose or direct the disposition: 6,675,000

(c)

Mr. Bistricer has not entered into any transactions in the Shares since the filing of the Schedule 13D. The transactions in the Shares on behalf of each of Nomis Bay and BPY and through the Managed Positions since the filing of the Schedule 13D are set forth in Schedule A and are incorporated herein by reference.

Item 7.	Material to be Filed as Exhibits.

Item 7 is hereby amended to add the following exhibits:

99.1	Notice of the Special General Meeting of Shareholders of the Issuer to be held on March 20, 2023 at 16:00 Israel Time.

99.2	Proxy Statement for the Special General Meeting of Shareholders of the Issuer to be held on March 20, 2023 at 16:00 Israel Time.

99.3	Form of Proxy Card for the Special General Meeting of Shareholders of the Issuer to be held on March 20, 2023 at 16:00 Israel Time.

99.4	Voting Instruction Form for the Special General Meeting of Shareholders of the Issuer to be held on March 20, 2023 at 16:00 Israel Time.

14

CUSIP No. 63008G203

SIGNATURES

After reasonable inquiry and to the best of his knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated: February 13, 2023

Nomis Bay Ltd

By:	/s/ James Keyes
	Name:	James Keyes
	Title:	Director

BPY Limited

By:	/s/ James Keyes
	Name:	James Keyes
	Title:	Director

EOM Management Ltd.

By:	/s/ Chaja Carlebach
	Name:	Chaja Carlebach
	Title:	Director

Murchinson Ltd.

By:	/s/ Marc J. Bistricer
	Name:	Marc J. Bistricer
	Title:	Chief Executive Officer

/s/ James Keyes
James Keyes

/s/ Jason Jagessar
Jason Jagessar

/s/ Chaja Carlebach
Chaja Carlebach

/s/ Marc J. Bistricer
Marc J. Bistricer

15

CUSIP No. 63008G203

SCHEDULE A

Transactions in the Securities of the Issuer Since the Filing of the Schedule 13D

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Price ($)	Date of Purchase/Sale

	NOMIS BAY LTD
Purchase of Common Stock	30,000	2.7502	01/31/2023
	BPY LIMITED
Purchase of Common Stock	20,000	2.7502	01/31/2023
	MURCHINSON LTD.
	(Through the Managed Positions)
Purchase of Common Stock	30,000	2.7502	01/31/2023
Purchase of Common Stock	20,000	2.7502	01/31/2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 13D

(Rule 13d-101)

INFORMATION TO BE INCLUDED IN STATEMENTS FILED PURSUANT

TO § 240.13d-1(a) AND AMENDMENTS THERETO FILED PURSUANT TO

§ 240.13d-2(a)

(Amendment No. 2)1

Nano Dimension Ltd.

(Name of Issuer)

Ordinary Shares par value NIS 5.00 per share

(Title of Class of Securities)

63008G203

(CUSIP Number)

MURCHINSON LTD.

145 Adelaide Street West, Fourth Floor

Toronto, Ontario Canada A6 M5H 4E5

(416) 845-0666

ANDREW FREEDMAN, ESQ.

MEAGAN REDA, ESQ.

OLSHAN FROME WOLOSKY LLP

1325 Avenue of the Americas

New York, New York 10019

(212) 451-2300

(Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications)

March 6, 2023

(Date of Event Which Requires Filing of This Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of §§ 240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box  ☐.

Note: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See § 240.13d-7 for other parties to whom copies are to be sent.

[1]

The remainder of this cover page shall be filled out for a reporting person’s initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 (“Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

CUSIP No. 63008G203

1	NAME OF REPORTING PERSON Murchinson Ltd.
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) ☐ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS OO
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Canada

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 6,747,938*
	8	SHARED VOTING POWER 6,747,939*
	9	SOLE DISPOSITIVE POWER 6,747,938*
	10	SHARED DISPOSITIVE POWER 6,747,939*

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 13,495,877*
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 5.2%
14	TYPE OF REPORTING PERSON CO

*	Represents American Depositary Shares (“Shares”) (each Share represents one Ordinary Share).

2

CUSIP No. 63008G203

1	NAME OF REPORTING PERSON Nomis Bay Ltd
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) ☐ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS WC
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Bermuda

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER - 0 -
	8	SHARED VOTING POWER 4,048,763*
	9	SOLE DISPOSITIVE POWER - 0 -
	10	SHARED DISPOSITIVE POWER 4,048,763*

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 4,048,763*
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 1.6%
14	TYPE OF REPORTING PERSON CO

*	Represents American Depositary Shares (“Shares”) (each Share represents one Ordinary Share).

3

CUSIP No. 63008G203

1	NAME OF REPORTING PERSON BPY Limited
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) ☐ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS WC
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Bermuda

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER - 0 -
	8	SHARED VOTING POWER 2,699,176*
	9	SOLE DISPOSITIVE POWER - 0 -
	10	SHARED DISPOSITIVE POWER 2,699,176*

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 2,699,176*
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 1.0%
14	TYPE OF REPORTING PERSON CO

*	Represents American Depositary Shares (“Shares”) (each Share represents one Ordinary Share).

4

CUSIP No. 63008G203

1	NAME OF REPORTING PERSON EOM Management Ltd.
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) ☐ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS OO
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Bermuda

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER - 0 -
	8	SHARED VOTING POWER 6,747,939*
	9	SOLE DISPOSITIVE POWER - 0 -
	10	SHARED DISPOSITIVE POWER 6,747,939*

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 6,747,939*
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 2.6%
14	TYPE OF REPORTING PERSON CO

*	Represents American Depositary Shares (“Shares”) (each Share represents one Ordinary Share).

5

CUSIP No. 63008G203

1	NAME OF REPORTING PERSON James Keyes
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) ☐ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS OO
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION United Kingdom

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER - 0 -
	8	SHARED VOTING POWER 6,747,939*
	9	SOLE DISPOSITIVE POWER - 0 -
	10	SHARED DISPOSITIVE POWER 6,747,939*

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 6,747,939*
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 2.6%
14	TYPE OF REPORTING PERSON IN

*	Represents American Depositary Shares (“Shares”) (each Share represents one Ordinary Share).

6

CUSIP No. 63008G203

1	NAME OF REPORTING PERSON Jason Jagessar
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) ☐ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS OO
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Republic of Trinidad and Tobago

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER - 0 -
	8	SHARED VOTING POWER 6,747,939*
	9	SOLE DISPOSITIVE POWER - 0 -
	10	SHARED DISPOSITIVE POWER 6,747,939*

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 6,747,939*
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 2.6%
14	TYPE OF REPORTING PERSON IN

*	Represents American Depositary Shares (“Shares”) (each Share represents one Ordinary Share).

7

CUSIP No. 63008G203

1	NAME OF REPORTING PERSON Chaja Carlebach
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) ☐ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS OO
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Switzerland

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER - 0 -
	8	SHARED VOTING POWER 6,747,939*
	9	SOLE DISPOSITIVE POWER - 0 -
	10	SHARED DISPOSITIVE POWER 6,747,939*

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 6,747,939*
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 2.6%
14	TYPE OF REPORTING PERSON IN

*	Represents American Depositary Shares (“Shares”) (each Share represents one Ordinary Share).

8

CUSIP No. 63008G203

1	NAME OF REPORTING PERSON Marc J. Bistricer
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) ☒ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS OO
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Canada

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 6,747,938*
	8	SHARED VOTING POWER 6,747,939*
	9	SOLE DISPOSITIVE POWER 6,747,938*
	10	SHARED DISPOSITIVE POWER 6,747,939*

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 13,495,877*
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 5.2%
14	TYPE OF REPORTING PERSON IN

*	Represents American Depositary Shares (“Shares”) (each Share represents one Ordinary Share).

9

CUSIP No. 63008G203

The following constitutes Amendment No. 2 to the Schedule 13D filed by the undersigned (the “Amendment No. 2”). This Amendment No. 2 amends the Schedule 13D as specifically set forth herein.

Item 3.	Source and Amount of Funds or Other Consideration.

Item 3 is hereby amended and restated to read as follows:

The Shares purchased by Nomis Bay were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business). The aggregate purchase price of the 4,048,763 Shares beneficially owned by Nomis Bay is approximately $12,077,430, including brokerage commissions.

The Shares purchased by BPY were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business). The aggregate purchase price of the 2,699,176 Shares beneficially owned by BPY is approximately $8,050,946, including brokerage commissions.

The Shares held in the Managed Positions were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business). The aggregate purchase price of the 6,747,938 Shares held in the Managed Positions is approximately $20,128,230, including brokerage commissions.

Item 4.	Purpose of Transaction.

Item 4 is hereby amended to add the following:

On March 6, 2023, the Proposing Shareholders released an investor presentation (the “Investor Presentation”) and issued a press release (the “Press Release”) explaining their view regarding why immediate change is necessary to the Issuer’s Board of Directors (the “Board”) ahead of the upcoming special general meeting of shareholders of the Issuer convened by the Proposing Shareholders and scheduled to be held on March 20, 2023 (the “Meeting”), with a voting deadline of 12:00 p.m. E.T. on March 13, 2023 for holders of the Issuer’s American Depositary Shares, including the share price underperformance, dismal corporate governance practices, lack of accountability and capital allocation missteps which have occurred under the watch of the Issuer’s management and incumbent Board. The Proposing Shareholders disclosed actions that may be taken to both increase shareholder value and foster a culture of accountability and transparency at the Issuer and detailed the qualifications of their two independent highly qualified nominees, Kenneth H. Traub and Dr. Joshua Rosensweig, for appointment to the Board by the Issuer’s shareholders at the Meeting. The Investor Presentation and Press Release are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 5.	Interest in the Securities of the Issuer.

Items 5 (a)-(c) are hereby amended and restated to read as follows:

The aggregate percentage of Shares reported owned by each person named herein is based upon a denominator consisting of a multiple of (i) 12,907,044 Shares outstanding, as of November 8, 2022, which is 5.0% of the total number of Shares outstanding as reported in the Issuer’s Current Report on Form 6-K filed with the SEC on November 8, 2022 and (ii) twenty.

10

CUSIP No. 63008G203

A.	Nomis Bay

(a)	As of the close of business on March 6, 2023, Nomis Bay beneficially owned 4,048,763 Shares.

Percentage: Approximately 1.6%

(b)	1. Sole power to vote or direct vote: 0

2. Shared power to vote or direct vote: 4,048,763

3. Sole power to dispose or direct the disposition: 0

4. Shared power to dispose or direct the disposition: 4,048,763

(c)	The transactions in the Shares by Nomis Bay since the filing of Amendment No. 1 are set forth in Schedule A and are incorporated herein by reference.

B.	BPY

(a)	As of the close of business on March 6, 2023, BPY beneficially owned 2,699,176 Shares.

Percentage: Approximately 1.0%

(b)	1. Sole power to vote or direct vote: 0

2. Shared power to vote or direct vote: 2,699,176

3. Sole power to dispose or direct the disposition: 0

4. Shared power to dispose or direct the disposition: 2,699,176

(c)	The transactions in the Shares by BPY since the filing of Amendment No. 1 are set forth in Schedule A and are incorporated herein by reference.

C.	EOM

(a)	EOM, as the investment advisor to each of Nomis Bay and BPY, may be deemed the beneficial owner of the (i) 4,048,763 Shares owned by Nomis Bay and (ii) 2,699,176 Shares owned by BPY.

Percentage: Approximately 2.6%

(b)	1. Sole power to vote or direct vote: 0

2. Shared power to vote or direct vote: 6,747,939

3. Sole power to dispose or direct the disposition: 0

4. Shared power to dispose or direct the disposition: 6,747,939

(c)

EOM has not entered into any transactions in the Shares since the filing of Amendment No. 1. The transactions in the Shares on behalf of each of Nomis Bay and BPY since the filing of Amendment No. 1 are set forth in Schedule A and are incorporated herein by reference.

D.	Murchinson

(a)

Murchinson, as the sub-investment advisor to each of Nomis Bay and BPY and the investment advisor to the Managed Positions, may be deemed the beneficial owner of the (i) 4,048,763 Shares owned by Nomis Bay, (ii) 2,699,176 Shares owned by BPY and (iii) 6,747,938 Shares held through the Managed Positions.

11

CUSIP No. 63008G203

Percentage: Approximately 5.2%

(b)	1. Sole power to vote or direct vote: 6,747,938

2. Shared power to vote or direct vote: 6,747,939

3. Sole power to dispose or direct the disposition: 6,747,938

4. Shared power to dispose or direct the disposition: 6,747,939

(c)

Murchinson has not entered into any transactions in the Shares since the filing of Amendment No. 1. The transactions in the Shares on behalf of each of Nomis Bay and BPY and through the Managed Positions since the filing of Amendment No. 1 are set forth in Schedule A and are incorporated herein by reference.

E.	Mr. Keyes

(a)	Mr. Keyes, as a director of each of Nomis Bay and BPY, may be deemed the beneficial owner of the (i) 4,048,763 Shares owned by Nomis Bay and (ii) 2,699,176 Shares owned by BPY.

Percentage: Approximately 2.6%

(b)	1. Sole power to vote or direct vote: 0

2. Shared power to vote or direct vote: 6,747,939

3. Sole power to dispose or direct the disposition: 0

4. Shared power to dispose or direct the disposition: 6,747,939

(c)

Mr. Keyes has not entered into any transactions in the Shares since the filing of Amendment No. 1. The transactions in the Shares on behalf of each of Nomis Bay and BPY since the filing of Amendment No. 1 are set forth in Schedule A and are incorporated herein by reference.

F.	Mr. Jagessar

(a)	Mr. Jagessar, as a director of each of Nomis Bay and BPY, may be deemed the beneficial owner of the (i) 4,048,763 Shares owned by Nomis Bay and (ii) 2,699,176 Shares owned by BPY.

Percentage: Approximately 2.6%

(b)	1. Sole power to vote or direct vote: 0

2. Shared power to vote or direct vote: 6,747,939

3. Sole power to dispose or direct the disposition: 0

4. Shared power to dispose or direct the disposition: 6,747,939

(c)

Mr. Jagessar has not entered into any transactions in the Shares since the filing of Amendment No. 1. The transactions in the Shares on behalf of each of Nomis Bay and BPY since the filing of Amendment No. 1 are set forth in Schedule A and are incorporated herein by reference.

12

CUSIP No. 63008G203

G.	Ms. Carlebach

(a)	Ms. Carlebach, as the director of EOM, may be deemed the beneficial owner of the (i) 4,048,763 Shares owned by Nomis Bay and (ii) 2,699,176 Shares owned by BPY.

Percentage: Approximately 2.6%

(b)	1. Sole power to vote or direct vote: 0

2. Shared power to vote or direct vote: 6,747,939

3. Sole power to dispose or direct the disposition: 0

4. Shared power to dispose or direct the disposition: 6,747,939

(c)

Ms. Carlebach has not entered into any transactions in the Shares since the filing of Amendment No. 1. The transactions in the Shares on behalf of each of Nomis Bay and BPY since the filing of Amendment No. 1 are set forth in Schedule A and are incorporated herein by reference.

H.	Mr. Bistricer

(a)

Mr. Bistricer, as the Chief Executive Officer and Chief Investment Officer of Murchinson, may be deemed the beneficial owner of the (i) 4,048,763 Shares owned by Nomis Bay, (ii) 2,699,176 Shares owned by BPY and (iii) 6,747,938 Shares held through the Managed Positions.

Percentage: Approximately 5.2%

(b)	1. Sole power to vote or direct vote: 6,747,938

2. Shared power to vote or direct vote: 6,747,939

3. Sole power to dispose or direct the disposition: 6,747,938

4. Shared power to dispose or direct the disposition: 6,747,939

(c)

Mr. Bistricer has not entered into any transactions in the Shares since the filing of Amendment No. 1. The transactions in the Shares on behalf of each of Nomis Bay and BPY and through the Managed Positions since the filing of Amendment No. 1 are set forth in Schedule A and are incorporated herein by reference.

Item 7.	Material to be Filed as Exhibits.

Item 7 is hereby amended to add the following exhibits:

99.1	Investor Presentation, dated March 6, 2023.

99.2	Press Release, dated March 6, 2023.

13

CUSIP No. 63008G203

SIGNATURES

After reasonable inquiry and to the best of his knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated: March 6, 2023

Nomis Bay Ltd

By:	/s/ James Keyes
	Name:	James Keyes
	Title:	Director

BPY Limited

By:	/s/ James Keyes
	Name:	James Keyes
	Title:	Director

EOM Management Ltd.

By:	/s/ Chaja Carlebach
	Name:	Chaja Carlebach
	Title:	Director

Murchinson Ltd.

By:	/s/ Marc J. Bistricer
	Name:	Marc J. Bistricer
	Title:	Chief Executive Officer

/s/ James Keyes
James Keyes

/s/ Jason Jagessar
Jason Jagessar

/s/ Chaja Carlebach
Chaja Carlebach

/s/ Marc J. Bistricer
Marc J. Bistricer

14

CUSIP N o. 63008G203

SCHEDULE A

Transactions in the Securities of the Issuer Since the Filing of Amendment No. 1 to the Schedule 13D

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Price ($)	Date of Purchase/Sale

	NOMIS BAY LTD
Purchase of Common Stock	27,014	2.5500	02/13/2023
Purchase of Common Stock	30,000	2.5380	02/13/2023
Sale of Common Stock	(13,251)	2.9680	02/15/2023
	BPY LIMITED
Purchase of Common Stock	18,010	2.5500	02/13/2023
Purchase of Common Stock	20,000	2.5380	02/13/2023
Sale of Common Stock	(8,834)	2.9680	02/15/2023
	MURCHINSON LTD. (Through the Managed Positions)
Purchase of Common Stock	27,014	2.5500	02/13/2023
Purchase of Common Stock	18,010	2.5500	02/13/2023
Purchase of Common Stock	30,000	2.5380	02/13/2023
Purchase of Common Stock	20,000	2.5380	02/13/2023
Sale of Common Stock	(13,252)	2.9680	02/15/2023
Sale of Common Stock	(8,834)	2.9680	02/15/2023

EXHIBIT 2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 13D

(Rule 13d-101)

INFORMATION TO BE INCLUDED IN STATEMENTS FILED PURSUANT

TO § 240.13d-1(a) AND AMENDMENTS THERETO FILED PURSUANT TO

§ 240.13d-2(a)

(Amendment No. )

Nano Dimension Ltd.

(Name of Issuer)

Ordinary Shares, NIS 5.00 par value

(Title of Class of Securities)

63008G203**

(CUSIP Number)

Bruce R. Winson

Anson Funds Management LP

16000 Dallas Parkway, Suite 800

Dallas, TX 75248

(214) 866-0202

With a copy to:

Eleazer Klein, Esq.

Adriana Schwartz, Esq.

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

(212)756-2000

(Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications)

March 9, 2023

(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of 240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box   ☐.

Note: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See 240.13d-7(b) for other parties to whom copies are to be sent.

*

The remainder of this cover page shall be filled out for a reporting person’s initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 (“Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

**

There is no CUSIP number assigned to the Ordinary Shares. CUSIP number 63008G203 has been assigned to the American Depositary Shares (“ADSs”) of the Issuer, which are quoted on the NASDAQ Stock Market LLC under the symbol “NNDM.” Each ADS represents one Ordinary Share.

SCHEDULE 13D

CUSIP No. 63008G203

1	NAMES OF REPORTING PERSONS Anson Funds Management LP
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP* (a) ☐ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS (See Instructions) AF
5	CHECK IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(D) OR 2(E) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Texas
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER
	8	SHARED VOTING POWER 13,252,136 ordinary shares (represented by 13,252,136 ADSs)
	9	SOLE DISPOSITIVE POWER
	10	SHARED DISPOSITIVE POWER 13,252,136 ordinary shares (represented by 13,252,136 ADSs)
11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 13,252,136 ordinary shares (represented by 13,252,136 ADSs)
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (See Instructions) ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 5.1%
14	TYPE OF REPORTING PERSON (See Instructions) IA, PN

SCHEDULE 13D

CUSIP No. 63008G203

1	NAMES OF REPORTING PERSONS Anson Management GP LLC
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP* (a) ☐ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS (See Instructions) AF
5	CHECK IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(D) OR 2(E) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Texas
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER
	8	SHARED VOTING POWER 13,252,136 ordinary shares (represented by 13,252,136 ADSs)
	9	SOLE DISPOSITIVE POWER
	10	SHARED DISPOSITIVE POWER 13,252,136 ordinary shares (represented by 13,252,136 ADSs)
11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 13,252,136 ordinary shares (represented by 13,252,136 ADSs)
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (See Instructions) ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 5.1%
14	TYPE OF REPORTING PERSON (See Instructions) HC, OO

SCHEDULE 13D

CUSIP No. 63008G203

1	NAMES OF REPORTING PERSONS Bruce R. Winson
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP* (a) ☐ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS (See Instructions) AF
5	CHECK IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(D) OR 2(E) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION United States Citizen
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER
	8	SHARED VOTING POWER 13,252,136 ordinary shares (represented by 13,252,136 ADSs)
	9	SOLE DISPOSITIVE POWER
	10	SHARED DISPOSITIVE POWER 13,252,136 ordinary shares (represented by 13,252,136 ADSs)
11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 13,252,136 ordinary shares (represented by 13,252,136 ADSs)
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (See Instructions) ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 5.1%
14	TYPE OF REPORTING PERSON (See Instructions) HC, IN

SCHEDULE 13D

CUSIP No. 63008G203

1	NAMES OF REPORTING PERSONS Anson Advisors Inc.
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP* (a) ☐ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS (See Instructions) WC
5	CHECK IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(D) OR 2(E) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Ontario, Canada
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER
	8	SHARED VOTING POWER 13,252,136 ordinary shares (represented by 13,252,136 ADSs)
	9	SOLE DISPOSITIVE POWER
	10	SHARED DISPOSITIVE POWER 13,252,136 ordinary shares (represented by 13,252,136 ADSs)
11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 13,252,136 ordinary shares (represented by 13,252,136 ADSs)
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (See Instructions) ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 5.1%
14	TYPE OF REPORTING PERSON (See Instructions) FI, CO

SCHEDULE 13D

CUSIP No. 63008G203

1	NAMES OF REPORTING PERSONS Amin Nathoo
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP* (a) ☐ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS (See Instructions) AF
5	CHECK IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(D) OR 2(E) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Canadian Citizen
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER
	8	SHARED VOTING POWER 13,252,136 ordinary shares (represented by 13,252,136 ADSs)
	9	SOLE DISPOSITIVE POWER
	10	SHARED DISPOSITIVE POWER 13,252,136 ordinary shares (represented by 13,252,136 ADSs)
11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 13,252,136 ordinary shares (represented by 13,252,136 ADSs)
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (See Instructions) ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 5.1%
14	TYPE OF REPORTING PERSON (See Instructions) HC, IN

SCHEDULE 13D

CUSIP No. 63008G203

1	NAMES OF REPORTING PERSONS Moez Kassam
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP* (a) ☐ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS (See Instructions) AF
5	CHECK IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(D) OR 2(E) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Canadian Citizen
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER
	8	SHARED VOTING POWER 13,252,136 ordinary shares (represented by 13,252,136 ADSs)
	9	SOLE DISPOSITIVE POWER
	10	SHARED DISPOSITIVE POWER 13,252,136 ordinary shares (represented by 13,252,136 ADSs)
11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 13,252,136 ordinary shares (represented by 13,252,136 ADSs)
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (See Instructions) ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 5.1%
14	TYPE OF REPORTING PERSON (See Instructions) HC, IN

Item 1.	Security and Issuer

This Schedule 13D relates to the ordinary shares, par value NIS 5.00 (the “Ordinary Shares” or the “Shares”) of Nano Dimension Ltd., a corporation incorporated under the laws of Israel (the “Issuer”), each of which represents one ADS. The address of the principal executive offices of the Issuer is 2 Ilan Ramon, Ness Ziona, 7403635 Israel.

Item 2.	Identity and Background

(a)

This Schedule 13D is being filed by Anson Funds Management LP (the “Investment Entity”), Anson Management GP LLC, Mr. Bruce R. Winson, Anson Advisors Inc., Mr. Amin Nathoo and Mr. Moez Kassam (collectively, the “Reporting Persons”).

(b)	The principal business addresses of the Reporting Persons are as follows:

For the Investment Entity, Anson Management GP LLC and Mr. Winson:

16000 Dallas Parkway, Suite 800

Dallas, Texas 75248

For Anson Advisors Inc., Mr. Nathoo and Mr. Kassam:

155 University Ave, Suite 207

Toronto, ON

M5H 3B7

(c)

Anson Funds Management LP (d/b/a Anson Funds) is a Texas limited partnership, Anson Management GP LLC, is the general partner of Anson Funds Management LP and a Texas limited liability company, Mr. Bruce R. Winson, is the principal of Anson Funds Management LP and the managing member of Anson Management GP LLC. Anson Advisors Inc. is an Ontario, Canada corporation, Mr. Amin Nathoo is a director and the Secretary and Chief Compliance Officer of Anson Advisors Inc., and Mr. Moez Kassam is also a director of Anson Advisors Inc. and is the CEO and President of Anson Advisors Inc. Anson Funds Management LP and Anson Advisors Inc. serve as co-investment advisors to certain private investment funds (the “Funds”) which hold ADSs representing the Ordinary Shares of the Issuer. Anson Funds Management LP and Anson Advisors Inc. serve as co-investment advisors to the Funds and may direct the vote and disposition of the ADSs held by the Funds. As the general partner of Anson Funds Management LP, Anson Management GP LLC may direct the vote and disposition of the ADSs held by the Funds. As the principal of Anson Funds Management LP and the managing member of Anson Management GP LLC, Mr. Winson may direct the vote and disposition of the of the ADSs held by the Funds. As the directors and officers of Anson Advisors Inc., Mr. Nathoo and Mr. Kassam may each direct the vote and disposition of the ADSs held by the Funds.

(d)

During the last five years, neither the Reporting Persons (or a controlling entity thereof) nor any executive officer or director of any of the Reporting Persons (or a controlling entity thereof) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

(e)

During the last five years, neither the Reporting Persons (or a controlling entity thereof) nor any executive officer or director of any of the Reporting Persons (or a controlling entity thereof) has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

(f)

See Item 2(c) above for the place of organization of each of the Investment Entity, Anson Management GP LLC, and Anson Advisors Inc. Mr. Winson is a citizen of the United States of America. Mr. Nathoo and Kassam are citizens of Canada.

Item 3.	Source and Amount of Funds or Other Considerations

The ADSs representing the Ordinary Shares reported herein as being beneficially owned by the Reporting Persons were purchased using working capital of the Funds. An aggregate of approximately $34,165,146.23 (excluding brokerage commissions) was used to purchase ADSs representing Ordinary Shares reported as beneficially owned by the Reporting Persons in this Schedule 13D. Such securities were acquired through open market purchases.

Item 4.	Purpose of Transaction

The Reporting Persons originally acquired of the ADSs representing Ordinary Shares of the Issuer for investment purposes because they believed such shares represented an attractive investment opportunity.

On March 10, 2023, the Reporting Persons issued a press release containing an open letter to the board of directors (the “Board”) of the Issuer (the “Press Release”) to express their disappointment in the Issuer’s apparent refusal to constructively engage with its shareholders. In addition, the Reporting Persons called on the Board to implement a meaningfully larger return of capital program and expressed its concern that the Issuer is overcapitalized and its belief that management’s recent actions highlight poor corporate governance at the Issuer. The Press Release also urges the Board to halt the proposed takeover of Stratasys, Ltd. (SSYS). The Issuer has, in what we believe to be an attempt to unilaterally act against the will of its shareholders, made a cash offer to purchase the remaining stake in Stratasys, Ltd., which would utilize most of the Issuer’s cash resources to pursue this unsolicited takeover. The Issuer is, unsurprisingly, attempting to structure this potential acquisition in a way that would circumvent the need to obtain shareholder approval prior to consummating a transaction. This summary of the Press Release does not purport to be complete and is qualified in its entirety by the full text of the Press Release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The Reporting Persons may consider, explore and/or develop plans and/or make proposals (whether preliminary or firm) with respect to, among other things, potential changes in, the Issuer’s operations, management, organizational documents, the composition of the Board, ownership, capital or corporate structure, dividend policy, and strategy and plans of the Issuer. The Reporting Persons intend to communicate with the Issuer’s management and Board about a broad range of operational and strategic matters (including the matters set forth above) and to communicate with other shareholders or third parties, including potential acquirers, service providers and financing sources regarding the foregoing. The Reporting Persons may exchange information with any such persons pursuant to appropriate confidentiality or similar agreements which may include customary standstill provisions. As part of such evaluation and any such discussions, the Reporting Persons may make recommendations, suggestions or proposals to the Issuer regarding changes to the Issuer’s capital structure or the sale of material assets or other extraordinary corporate transaction, including a sale of the Issuer, although they have no current plans to do so.

The Reporting Persons intend to review their investment in the Issuer on a continuing basis and subject to applicable law and depending upon various factors, including without limitation, the Issuer’s financial position and strategic direction, the outcome of any discussions referenced above, overall market conditions, other available investment opportunities, and the availability of securities of the Issuer at prices that would make the purchase or sale of such securities desirable, they may endeavor (i) to increase or decrease their position in the Issuer through, among other things, the purchase or sale of ADSs or Ordinary Shares and/or other equity, debt, derivative securities or other instruments that are convertible into ADSs or Ordinary Shares, or are based upon or relate to the value of the ADSs or Ordinary Shares or the Issuer (collectively, “Securities”) on the open market or in private transactions, including through a trading plan created under Rule 10b5-1(c) or otherwise, on such terms and at such times as the Reporting Persons may deem advisable and/or (ii) to enter into transactions that increase or hedge its economic exposure to the ADSs or Ordinary Shares or other Securities without affecting the Reporting Persons’ beneficial ownership of the Ordinary Shares or other Securities. In addition, the Reporting Persons may, at any time and from time to time, (i) review or reconsider their position and/or change their purpose and/or formulate plans or proposals with respect thereto and (ii) propose or consider one or more of the actions described in subparagraphs (a)—(j) of Item 4 of Schedule 13D.

The Reporting Persons do not have any present plan or proposal which would relate to or result in any of the matters set forth in subparagraphs (a)-(c) and (e)-(j) of Item 4 of Schedule 13D except as set forth herein or such as would occur upon completion of any of the actions discussed herein.

Item 5.	Interest in Securities of the Issuer

(a) See rows (11) and (13) of the cover pages to this Schedule 13D for the aggregate number of Ordinary Shares and percentages of the Ordinary Shares beneficially owned by each of the Reporting Persons. The percentages used in this Schedule 13D are calculated based upon an aggregate of 258,140,880 shares outstanding as of November 8, 2022, which is (i) 12,907,044 Ordinary Shares, representing 5% of the outstanding Ordinary Shares as of November 8, 2022, as reported in Exhibit 99.2 to the Issuer’s Report of Foreign Private Issuer on Form 6-K filed with the Securities and Exchange Commission on November 8, 2022, multiplied by (ii) twenty.

(b) See rows (7) through (10) of the cover pages to this Schedule 13D for the number of Ordinary Shares as to which each Reporting Person has the sole or shared power to vote or direct the vote and sole or shared power to dispose or to direct the disposition.

(c) The transactions by the Reporting Persons in the ADSs of the Issuer during the past sixty (60) days are set forth in Schedule A. All such transactions were carried out in open market transactions.

(d) Other than the Funds, no other person is known to have the right to receive, or the power to direct the receipt of, dividends from or proceeds from the sale, of the ADSs or Ordinary Shares.

(e) Not applicable.

Item 6.	Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer

The Funds hold short exchange-listed put options referencing an aggregate of 4,798 Shares, which have an exercise price of $3.00 per Share and expire on March 10, 2023.

On March 10, 2023, the Reporting Persons entered into a Joint Filing Agreement in which the Reporting Persons agreed to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of the Issuer to the extent required by applicable law. The Joint Filing Agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Other than as described herein, there are no contracts, arrangements, understandings or relationships among the Reporting Persons, or between the Reporting Persons and any other person, with respect to the securities of the Issuer.

Item 7.	Material to Be Filed as Exhibits

Exhibit 99.1 – Press Release

Exhibit 99.2 – Joint Filing Agreement, dated as of March 10, 2023, by and among Anson Funds Management LP, Anson Management GP LLC, Mr. Winson, Anson Advisors Inc., Mr. Nathoo and Mr. Kassam.

Signature

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Date: March 10, 2023

ANSON FUNDS MANAGEMENT LP

By: Anson Management GP LLC, its general partner

By:	/s/ Bruce R. Winson
Bruce R. Winson
Manager

ANSON MANAGEMENT GP LLC

By:	/s/ Bruce R. Winson
Bruce R. Winson
Manager

/s/ Bruce R. Winson
Bruce R. Winson

ANSON ADVISORS INC.

By:	/s/ Amin Nathoo
Amin Nathoo
Director

By:	/s/ Moez Kassam
Moez Kassam
Director

/s/ Amin Nathoo
Amin Nathoo

/s/ Moez Kassam
Moez Kassam

SCHEDULE A

TRANSACTIONS OF THE ISSUER

DURING THE PAST SIXTY (60) DAYS

The following table sets forth all transactions in the ADSs effected in the past sixty (60) days by the Reporting Persons. All such transactions were effected in the open market through brokers and the price per share excludes commissions. These ADSs were purchased or sold in multiple transactions at prices indicated in the column Price Per ADS ($). Where a price range is provided in the column Price Range ($), the price reported in that row’s Price Per ADS ($) column is a weighted average price. These ADSs were purchased or sold in multiple transactions at prices between the price ranges indicated in the Price Range ($) column. The Reporting Persons will undertake to provide to the staff of the SEC, upon request, full information regarding the number of ADSs purchased or sold at each separate price.

Trade Date	ADSs Purchased (Sold)	Price per ADS ($)	Price Range ($)
1/9/2023	600,000	$2.5066	$2.4998 - $2.5100
1/10/2023	500,000	$2.5055
1/11/2023	500,000	$2.5058
1/18/2023	400	$5.0000
1/19/2023	511,002	$2.3201	$2.3157 - $2.3499
1/20/2023	828,000	$2.5000
1/20/2023	7,200	$5.0000
1/23/2023	23,983	$2.4775
1/27/2023	(228,770)	$2.8667
2/2/2023	(58,018)	$2.8900
2/3/2023	(79,438)	$2.8829
2/8/2023	50,903	$2.5776
2/9/2023	374,597	$2.5502
2/10/2023	132,249	$2.4743
2/14/2023	29,741	$2.5697

2/15/2023	(403,044)	$2.9123
2/16/2023	(185,574)	$2.9906
2/24/2023	27,890	$2.8193
2/27/2023	14,005	$2.8834
2/28/2023	4,832	$2.8946
3/1/2023	153,496	$2.9765
3/2/2023	316,918	$3.0160	$2.9950 - $3.0161
3/3/2023	211,866	$3.1230	$3.1091 - $3.1253
3/3/2023	21,200	$3.0000
3/6/2023	17,496	$3.1390
3/6/2023	(27,473)	$3.1870	$3.1806 - $3.1923
3/7/2023	346,698	$3.0296	$3.0145 - $3.0406
3/8/2023	400,000	$3.0325
3/9/2023	1,245,281	$3.0882	$3.0700 - $3.1157

EXHIBIT 3

NANO DIMENSION LTD. AND

THE BANK OF NEW YORK MELLON

                                                                          As Depositary

AND

OWNERS AND HOLDERS OF AMERICAN DEPOSITARY SHARES

Amended and Restated Deposit Agreement

Dated as of April 15, 2019

TABLE OF CONTENTS

ARTICLE 1.	DEFINITIONS	2
SECTION 1.1.	American Depositary Shares	2
SECTION 1.2.	Commission	2
SECTION 1.3.	Company	2
SECTION 1.4.	Custodian	2
SECTION 1.5.	Delisting Event	2
SECTION 1.6.	Deliver; Surrender	3
SECTION 1.7.	Deposit Agreement	3
SECTION 1.8.	Depositary; Depositary’s Office	3
SECTION 1.9.	Deposited Securities	4
SECTION 1.10.	Disseminate	4
SECTION 1.11.	Dollars	4
SECTION 1.12.	DTC	4
SECTION 1.13.	Foreign Registrar	4
SECTION 1.14.	Holder	4
SECTION 1.15.	Insolvency Event	5
SECTION 1.16.	Owner	5
SECTION 1.17.	Receipts	5
SECTION 1.18.	Registrar	5
SECTION 1.19.	Replacement	5
SECTION 1.20.	Restricted Securities	5
SECTION 1.21.	Securities Act of 1933	6
SECTION 1.22.	Shares	6
SECTION 1.23.	SWIFT	6
SECTION 1.24.	Termination Option Event	6

ARTICLE 2.	FORM OF RECEIPTS, DEPOSIT OF SHARES, DELIVERY, TRANSFER AND SURRENDER OF AMERICAN DEPOSITARY SHARES	6
SECTION 2.1.	Form of Receipts; Registration and Transferability of American Depositary Shares	6
SECTION 2.2.	Deposit of Shares	7
SECTION 2.3.	Delivery of American Depositary Shares	8
SECTION 2.4.	Registration of Transfer of American Depositary Shares; Combination and Split-up of Receipts; Interchange of Certificated and Uncertificated American Depositary Shares	9
SECTION 2.5.	Surrender of American Depositary Shares and Withdrawal of Deposited Securities	10

-i-

-ii-

-iii-

AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of April 15, 2019 among NANO DIMENSION LTD., a company incorporated under the laws of the State of Israel (herein called the Company), THE BANK OF NEW YORK MELLON, a New York banking corporation (herein called the Depositary), and all Owners and Holders (each as hereinafter defined) from time to time of American Depositary Shares issued hereunder.

W I T N E S S E T H:

WHEREAS, the Company and the Depositary entered into an amended and restated deposit agreement dated as of March 4, 2016 (the “Prior Deposit Agreement”) for the purposes stated in that agreement; and

WHEREAS, the Company and the Depositary now wish to amend the Prior Deposit Agreement pursuant to Section 6.1 of the Prior Deposit Agreement in the form of this Amended and Restated Deposit Agreement; and

WHEREAS, the Company desires to provide, as set forth in this Amended and Restated Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined) under this Amended and Restated Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as set forth in this Amended and Restated Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto that the Prior Deposit Agreement is hereby amended and restated as follows:

ARTICLE 1. DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.1. American Depositary Shares.

The term “American Depositary Shares” shall mean the securities created under this Deposit Agreement representing rights with respect to the Deposited Securities. American Depositary Shares may be certificated Securities evidenced by Receipts or uncertificated securities. The form of Receipt annexed as Exhibit A to this Deposit Agreement shall be the prospectus required under the Securities Act of 1933 for sales of both certificated and uncertificated American Depositary Shares. Except for those provisions of this Deposit Agreement that refer specifically to Receipts, all the provisions of this Deposit Agreement shall apply to both certificated and uncertificated American Depositary Shares.

Each American Depositary Share shall represent the number of Shares specified in Exhibit A to this Deposit Agreement, except that, if there is a distribution upon Deposited Securities covered by Section 4.3, a change in Deposited Securities covered by Section 4.8 with respect to which additional American Depositary Shares are not delivered or a sale of Deposited Securities under Section 3.2 or 4.8, each American Depositary Share shall thereafter represent the amount of Shares or other Deposited Securities that are then on deposit per American Depositary Share after giving effect to that distribution, change or sale.

SECTION 1.2. Commission,

The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.3. Company.

The term “Company” shall mean Nano Dimension Ltd., a company incorporated under the laws of the State of Israel, and its successors.

SECTION 1.4. Custodian.

The term “Custodian” shall mean Bank Leumi, as custodian for the Depositary in Tel Aviv for the purposes of this Deposit Agreement, and any other firm or corporation the Depositary appoints under Section 5.5 as a substitute or additional custodian under this Deposit Agreement, and shall also mean all of them collectively.

SECTION 1.5. Delisting Event.

A “Delisting Event” occurs if the Company’s American Depositary Shares are delisted from a securities exchange on which the American Depositary Shares were listed and the Company has not listed or applied to list the American Depositary Shares on any other securities exchange.

SECTION 1.6. Deliver: Surrender.

(a) The tenn “deliver”, or its noun form, when used with respect to Shares or other Deposited Securities, shall mean (i) book-entry transfer of those Shares or other Deposited Securities to an account maintained by an institution authorized under applicable law to effect transfers of such securities designated by the person entitled to that delivery or (ii) physical transfer of certificates evidencing those Shares or other Deposited Securities registered in the name of, or duly endorsed or accompanied by proper instruments of transfer to, the person entitled to that delivery.

(b) The tenn “deliver”, or its noun form, when used with respect to American Depositary Shares, shall mean (i) registration of those American Depositary Shares in the name of DTC or its nominee and book-entry transfer of those American Depositary Shares to an account at DTC designated by the person entitled to that delivery, (ii) registration of those American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to that delivery and mailing to that person of a statement confirming that registration or (iii) if requested by the person entitled to that delivery, execution and delivery at the Depositary’s Office to the person entitled to that delivery of one or more Receipts evidencing those American Depositary Shares registered in the name requested by that person.

(c) The term “surrender”, when used with respect to American Depositary Shares, shall mean (i) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (ii) delivery to the Depositary at its Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (iii) surrender to the Depositary at its Office of one or more Receipts evidencing American Depositary Shares.

SECTION 1.7. Deposit Agreement.

The term “Deposit Agreement” shall mean this Amended and Restated Deposit Agreement, as it may be amended from time to time in accordance with the provisions of this Deposit Agreement.

SECTION 1.8. Depositary: Depositary’s Office.

The term “Depositary” shall mean The Bank of New York Mellon, a New York banking corporation, and any successor as depositary under this Deposit Agreement. The term “Office”, when used with respect to the Depositary, shall mean the office at which its depositary receipts business is administered, which, at the date of this Deposit Agreement, is located at 240 Greenwich Street, New York, New York 10286.

SECTION 1.9. Deposited Securities.

The term “Deposited Securities” as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement, including without limitation, Shares that have not been successfully delivered upon surrender of American Depositary Shares, and any and all other securities, property and cash received by the Depositary or the Custodian in respect of Deposited Securities and at that time held under this Deposit Agreement.

SECTION 1.10. Disseminate.

The term “Disseminate,” when referring to a notice or other information to be sent by the Depositary to Owners, shall mean (i) sending that information to Owners in paper form by mail or another means or (ii) with the consent of Owners, another procedure that has the effect of making the information available to Owners, which may include (A) sending the information by electronic mail or electronic messaging or (B) sending in paper form or by electronic mail or messaging a statement that the information is available and may be accessed by the Owner on an Internet website and that it will be sent in paper form upon request by the Owner, when that information is so available and is sent in paper form as promptly as practicable upon request.

SECTION 1.11. Dollars.

The term “Dollars” shall mean United States dollars.

SECTION 1.12. DTC.

The term “DTC” shall mean The Depository Trust Company or its successor.

SECTION 1.13. Foreign Registrar.

The term “Foreign Registrar” shall mean the entity that carries out the duties of registrar for the Shares and any other agent of the Company for the transfer and registration of Shares, including, without limitation, any securities depository for the Shares.

SECTION 1.14. Holder.

The term “Holder” shall mean any person holding a Receipt or a security entitlement or other interest in American Depositary Shares, whether for its own account or for the account of another person, but that is not the Owner of that Receipt or those American Depositary Shares.

SECTION 1.15. Insolvency Event.

An “Insolvency Event” occurs if the Company institutes proceedings to be adjudicated as bankrupt or insolvent, consents to the institution of bankruptcy or insolvency proceedings against it, files a petition or answer or consent seeking reorganization or relief under any applicable law in respect of bankruptcy or insolvency, consents to the filing of any petition of that kind or to the appointment of a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of it or any substantial part of its property or makes an assignment for the benefit of creditors, or if information becomes publicly available indicating that unsecured claims against the Company are not expected to be paid.

SECTION 1.16. Owner.

The term “Owner” shall mean the person in whose name American Depositary Shares are registered on the books of the Depositary maintained for that purpose.

SECTION l.17. Receipts.

The term “Receipts” shall mean the American Depositary Receipts issued under this Deposit Agreement evidencing certificated American Depositary Shares, as the same may be amended from time to time in accordance with the provisions of this Deposit Agreement.

SECTION 1.18. Registrar.

The term “Registrar” shall mean any corporation or other entity that is appointed by the Depositary to register American Depositary Shares and transfers of American Depositary Shares as provided in this Deposit Agreement.

SECTION 1.19. Replacement.

The term “Replacement” shall have the meaning assigned to it in Section 4.8.

SECTION 1.20. Restricted Securities.

The term “Restricted Securities” shall mean Shares that (i) are “restricted securities,” as defined in Rule 144 under the Securities Act of 1933, except for Shares that could be resold in reliance on Rule 144 without any conditions, (ii) are beneficially owned by an officer, director (or person performing similar functions) or other affiliate of the Company, (iii) otherwise would require registration under the Securities Act of 1933 in connection with the public offer and sale thereof in the United States or (iv) are subject to other restrictions on sale or deposit under the laws of Israel, a shareholder agreement or the articles of association or similar document of the Company.

SECTION 1.2 I. Securities Act of 1933.

The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.22. Shares.

The term “Shares” shall mean ordinary shares of the Company that are validly issued and outstanding, fully paid and nonassessable and that were not issued in violation of any pre-emptive or similar rights of the holders of outstanding securities of the Company; provided, however, that, if there shall occur any change in nominal or par value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.8, an exchange or conversion in respect of the Shares of the Company, the term “Shares” shall thereafter also mean the successor securities resulting from such change in nominal value, split-up or consolidation or such other reclassification or such exchange or conversion.

SECTION 1.23. SWIFT.

The term “SWIFT” shall mean the financial messaging network operated by the Society for Worldwide Interbank Financial Telecommunication, or its successor.

SECTION 1.24. Termination Option Event.

The term “Termination Option Event” shall mean an event of a kind defined as such in Section 4.1, 4.2 or 4.8.

ARTICLE 2.	FORM OF RECEIPTS, DEPOSIT OF SHARES, DELIVERY, TRANSFER AND SURRENDER OF AMERICAN DEPOSITARY SHARES

SECTION 2.1. Form of Receipts: Registration and Transferability of American Depositary Shares

Definitive Receipts shall be substantially in the form set forth in Exhibit A to this Deposit Agreement, with appropriate insertions, modifications and omissions, as permitted under this Deposit Agreement. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless that Receipt has been (i) executed by the Depositary by the manual signature of a duly authorized officer of the Depositary or (ii) executed by the facsimile signature of a duly authorized officer of the Depositary and countersigned by the manual signature of a duly authorized signatory of the Depositary or the Registrar or a co-registrar. The Depositary shall maintain books on which (x) each Receipt so executed and delivered as provided in this Deposit Agreement and each transfer of that Receipt and (y) all American Depositary Shares delivered as provided in this Deposit Agreement and all registrations of transfer of American Depositary Shares, shall be registered. A Receipt bearing the facsimile signature of a person that was at any time a proper officer of the Depositary shall, subject to the other provisions of this paragraph, bind the Depositary, even if that person was not a proper officer of the Depositary on the date of issuance of that Receipt.

The Receipts and statements confirming registration of American Depositary Shares may have incorporated in or attached to them such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts and American Depositary Shares are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

American Depositary Shares evidenced by a Receipt, when the Receipt is properly endorsed or accompanied by proper instruments of transfer, shall be transferable as certificated registered securities under the laws of the State of New York. American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York. The Depositary and the Company, notwithstanding any notice to the contrary, may treat the Owner of American Depositary Shares as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for a11 other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under this Deposit Agreement to any Holder of American Depositary Shares (but only to the Owner of those American Depositary Shares).

SECTION 2.2. IleQQ.sit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited under this Deposit Agreement by delivery thereof to any Custodian, accompanied by any appropriate instruments or instructions for transfer, or endorsement, in form satisfactory to the Custodian.

As conditions of accepting Shares for deposit, the Depositary may require

(i) any certification required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, (ii) a written order directing the Depositary to deliver to, or upon the written order of, the person or persons stated in that order American Depositary Shares representing those deposited Shares, (iii) evidence satisfactory to the Depositary that those Shares have been re-registered in the books of the Company or the Foreign Registrar in the name of the Depositary, a Custodian or a nominee of the Depositary or a Custodian, (iv) evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in each applicable jurisdiction and (v) an agreement or assignment, or other instrument satisfactory to the Depositary, that provides for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property, that any person in whose name those Shares are or have been recorded may thereafter receive upon or in respect of those Shares, or, in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

At the request and risk and expense of a person proposing to deposit Shares, and for the account of that person, the Depositary may receive certificates for Shares to be deposited, together with the other instruments specified in this Section, for the purpose of forwarding those Share certificates to the Custodian for deposit under this Deposit Agreement.

The Depositary shall instruct each Custodian that, upon each delivery to a Custodian of a certificate or certificates for Shares to be deposited under this Deposit Agreement, together with the other documents specified in this Section, that Custodian shall, as soon as transfer and recordation can be accomplished, present that certificate or those certificates to the Company or the Foreign Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or that Custodian or its nominee.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

SECTION 2.3. Delivery of American Depositary Shares,

The Depositary shall instruct each Custodian that, upon receipt by that Custodian of any deposit pursuant to Section 2.2, together with the other documents or evidence required under that Section, that Custodian shall notify the Depositary of that deposit and the person or persons to whom or upon whose written order American Depositary Shares are deliverable in respect thereof. Upon receiving a notice of a deposit from a Custodian, or upon the receipt of Shares or evidence of the right to receive Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall deliver, to or upon the order of the person or persons entitled thereto, the number of American Depositary Shares issuable in respect of that deposit, but only upon payment to the Depositary of the fees and expenses of the Depositary for the delivery of those American Depositary Shares as provided in Section 5.9, and of all taxes and governmental charges and fees payable in connection with that deposit and the transfer of the deposited Shares. However, the Depositary shall deliver only whole numbers of American Depositary Shares.

SECTION 2.4. Registration of Transfer of American Depositary Shares; Combination and Split-up of Receipts: Interchange of Certificated and Uncertificated American Depositary Shares.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register a transfer of American Depositary Shares on its transfer books upon (i) in the case of certificated American Depositary Shares, surrender of the Receipt evidencing those American Depositary Shares, by the Owner or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer or (ii) in the case of uncertificated American Depositary Shares, receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.9), and, in either case, duly stamped as may be required by the laws of the State of New York and of the United States of America. Upon registration of a transfer, the Depositary shall deliver the transferred American Depositary Shares to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shaH upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary, upon surrender of certificated American Depositary Shares for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel the Receipt evidencing those certificated American Depositary Shares and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.9) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall cancel those uncertificated American Depositary Shares and register and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

The Depositary may appoint one or more co-transfer agents for the purpose of effecting registration of transfers of American Depositary Shares and combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to American Depositary Shares and will be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.5. Surrender of American Depositary Shares and Withdrawal of Deposited Securities.

Upon surrender at the Depositary’s Office of American Depositary Shares for the purpose of withdrawal of the Deposited Securities represented thereby and payment of the fee of the Depositary for the surrender of American Depositary Shares as provided in Section 5.9 and payment of all taxes and governmental charges payable in connection with that surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Owner of those American Depositary Shares shall be entitled to delivery (to the extent delivery can then be lawfully and practicably made), to or as instructed by that Owner, of the amount of Deposited Securities at the time represented by those American Depositary Shares, but not any money or other property as to which a record date for distribution to Owners has passed. That delivery shall be made, as provided in this Section, without unreasonable delay.

As a condition of accepting a surrender of American Depositary Shares for the purpose of withdrawal of Deposited Securities, the Depositary may require (i) that each surrendered Receipt be properly endorsed in blank or accompanied by proper instruments of transfer in blank and (ii) that the surrendering Owner execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in that order.

Thereupon, the Depositary shall direct the Custodian to deliver, subject to Sections 2.6, 3. I and 3.2, the other terms and conditions of this Deposit Agreement and local market rules and practices, to the surrendering Owner or to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the surrendered American Depositary Shares, and the Depositary may charge the surrendering Owner a fee and its expenses for giving that direction by cable (including SWIFT) or facsimile transmission.

At the request, risk and expense of an Owner surrendering American Depositary Shares for withdrawal of Deposited Securities, and for the account of that Owner, the Depositary shall direct the Custodian to forward any cash or other property comprising, and forward a certificate or certificates, if applicable, and other proper documents of title, if any, for, the Deposited Securities represented by the surrendered American Depositary Shares to the Depositary for delivery at the Depositary’s Office or to another address specified in the order received from the surrendering Owner.

SECTION 2.6. Limitations on Delivery. Transfer and Surrender of American Depositary Shares.

As a condition precedent to the delivery, registration of transfer or surrender of any American Depositary Shares or split-up or combination of any Receipt or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require payment from the depositor of Shares or the presenter of the Receipt or instruction for registration of transfer or surrender of American Depositary Shares not evidenced by a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Deposit Agreement, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.6.

The delivery of American Depositary Shares against deposit of Shares generally or against deposit of particular Shares may be suspended, or the registration of transfer of American Depositary Shares in particular instances may be refused, or the registration of transfer of outstanding American Depositary Shares generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason. Notwithstanding anything to the contrary in this Deposit Agreement, the surrender of outstanding American Depositary Shares and withdrawal of Deposited Securities may not be suspended, subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the Foreign Registrar, if applicable, or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the American Depositary Shares or to the withdrawal of the Deposited Securities; in each case, the Depositary shall notify the Company as promptly as practicable of any such suspension or delay that is outside the ordinary course of business.

The Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares that, at the time of deposit, are Restricted Securities.

SECTION 2.7. Lost Receipt.

If a Receipt is mutilated, destroyed, lost or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form or, if requested by the Owner, execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt, upon surrender and cancellation of that mutilated Receipt, or in lieu of and in substitution for that destroyed, lost or stolen Receipt. However, before the Depositary will deliver American Depositary Shares in uncertificated form or execute and deliver a new Receipt, in substitution for a destroyed, lost or stolen Receipt, the Owner must (a) file with the Depositary (i) a request for that replacement before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfy any other reasonable requirements imposed by the Depositary.

SECTION 2.8. Cancellation and O estruction of Surrendered Receipts.

The Depositary shall cancel all Receipts surrendered to it and is authorized to destroy Receipts so cancelled.

SECTION 2.9. OTC Direct Registration System and Profile Modification System

(a) Notwithstanding the provisions of Section 2.4, the parties acknowledge that DTC’s Direct Registration System (“DRS”) and Profile Modification System (“Profile”) apply to the American Depositary Shares upon acceptance thereof to DRS by OTC. DRS is the system administered by OTC that facilitates interchange between registered holding of uncertificated securities and holding of security entitlements in those securities through OTC and a OTC participant. Profile is a required feature of DRS that allows a OTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to OTC or its nominee and to deliver those American Depositary Shares to the OTC account of that OTC participant without receipt by the Depositary of prior authorization from the Owner to register that transfer.

(b) In connection with DRS/Profile, the parties acknowledge that the Depositary will not determine whether the OTC participant that is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in paragraph (a) above has the actual authority to act on behalf of that Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.3 and 5.8 apply to the matters arising from the use of the DRS/Profile. The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile system and otherwise in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

ARTICLE 3. CERTAIN OBLIGATIONS OF OWNERS AND HOLDERS OF AMERICAN DEPOSITARY SHARES

SECTION 3.1. Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner or Holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the

Depositary may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of American Depositary Shares, the distribution of any dividend or other distribution or of the proceeds thereof or the delivery of any Deposited Securities until that proof or other information is filed or those certificates are executed or those representations and warranties are made.

Each Holder and Owner agrees to comply with requests from the Company pursuant to applicable law and regulations, the rules and requirements of the Tel Aviv stock exchange, and of any other stock exchange on which the Shares or American Depositary Shares are, or may be, registered, traded or listed and any book-entry settlement system or the articles of association or similar document of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder or Owner owns American Depositary Shares (and Shares, as the case may be) and regarding the identity of any other person(s) interested in such American Depositary Shares and the nature of such interest and various other matters, whether or not they are Holders or Owners at the time of such request The Depositary agrees to use its reasonable efforts to forward, upon the request of the Company and at the Company’s expense (unless otherwise agreed in writing between the Company and the Depositary), any such request from the Company to the Owners and to forward to the Company any such responses to such requests received by the Depositary, to the extent that disclosure is permitted under applicable law.

Holders and Owners of American Depositary Shares may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Company, the Depositary or the Custodian may deem necessary or proper to fulfill the Company’s, the Depositary’s or the Custodian’s obligations under applicable law.

SECTION 3.2. Liability of Owner for Taxes.

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to or in connection with any American Depositary Shares or any Deposited Securities represented by any American Depositary Shares or in connection with a transaction to which Section 4.8 applies, that tax or other governmental charge shall be payable by the Owner of those American Depositary Shares to the Depositary. The Depositary may refuse to register any transfer of those American Depositary Shares or any withdrawal of Deposited Securities represented by those American Depositary Shares until that payment is made, and may withhold any dividends or other distributions or the proceeds thereof, or may sell for the account of the Owner any part or all of the Deposited Securities represented by those American Depositary Shares and apply those dividends or other distributions or the net proceeds of any sale of that kind in payment of that tax or other governmental charge but, even after a sale of that kind, the Owner of those American Depositary Shares shall remain Hable for any deficiency. The Depositary shall distribute any net proceeds of a sale made under this Section that are not used to pay taxes or governmental charges to the Owners entitled to them in accordance with Section 4. l. If the number of Shares represented by each American Depositary Share decreases as a result of a sale of Deposited Securities under this Section, the Depositary may call for surrender of the American Depositary Shares to be exchanged on a mandatory basis for a lesser number of American Depositary Shares and may sell American Depositary Shares to the extent necessary to avoid distributing fractions of American Depositary Shares in that exchange and distribute the net proceeds of that sale to the Owners entitled to them.

SECTION 3.3. :Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that those Shares and each certificate therefor, if applicable, are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights of the holders of outstanding securities of the Company and that the person making that deposit is duly authorized so to do. Every depositing person shall also be deemed to represent that the Shares, at the time of deposit, are not Restricted Securities. All representations and warranties deemed made under this Section shall survive the deposit of Shares and delivery of American Depositary Shares.

SECTION 3.4. Disclosure oflnterests.

In order to comply with applicable laws and regulations or the articles of association or similar document of the Company, the Company may from time to time request each Owner and Holder to provide to the Depositary information relating to: (a) the capacity in which it holds American Depositary Shares, (b) the identity of any Holders or other persons or entities then or previously interested in those American Depositary Shares and the nature of those interests and (c) any other matter where disclosure of such matter is required for that compliance. Each Owner and Holder agrees to provide all information known to it in response to a request made pursuant to this Section. Each Holder consents to the disclosure by the Owner or any other Holder through which it holds American Depositary Shares, directly or indirectly, of all information responsive to a request made pursuant to this Section relating to that Holder that is known to that Owner or other Holder. The Depositary agrees to use reasonable efforts, at the Company’s expense (unless otherwise agreed in writing between the Company and the Depositary), to comply with written instructions requesting that the Depositary forward any request authorized under this Section to the Owners and to forward to the Company any responses it receives in response to that request. The Depositary may charge the Company a fee and its expenses for complying with requests under this Section 3.4.

Each Holder and Owner agrees to comply with any applicable law, including in both the United States and Israel, with regard to the notification to the Company of the holding or proposed holding of certain interests in Shares and the obtaining of certain consents, to the same extent as if such Holder or Owner were a registered holder or beneficial owner of Shares. The Depositary is not required to take any action with respect to such compliance on behalf of any Holder or Owner, including the provision of the notification described below.

Each Holder and Owner agrees to comply with the prov1s1ons of applicable law, including in both the United States and ]srael, which may require that persons who hold a direct or indirect interest in 5% or more of the voting securities of the Company (including persons who hold such an interest through the holding of American Depositary Shares) give written notice of their interest and any subsequent changes in their interest to the Company.

As of the date of this Deposit Agreement, each Owner and Holder agrees, if it instructs the Depositary to exercise voting rights with respect to Deposited Shares, that it will comply with any applicable Israeli law requiring it to, inter alia, disclose any personal interest it might have in the matter on the agenda of the general meeting. The Company undertakes no obligations to update this summary in the future.

ARTICLE 4. THE DEPOSITED SECURITIES

SECTION 4.1. Cash Distributions.

Whenever the Depositary receives any cash dividend or other cash distribution on Deposited Securities, the Depositary shall, subject to the provisions of Section 4.5, convert that dividend or other distribution into Dollars and distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.9) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing those Deposited Securities held by them respectively; provided, however, that if the Custodian or the Depositary shall be required to withhold and does withhold from that cash dividend or other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Owners of the American Depositary Shares representing those Deposited Securities shall be reduced accordingly. However, the Depositary will not pay any Owner a fraction of one cent, but will round each Owner’s entitlement to the nearest whole cent.

The Company or its agent will remit to the appropriate governmental agency in each applicable jurisdiction all amounts withheld and owing to such agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies. Each Owner and Holder agrees to indemnify the Company, the Depositary, the Custodian and their respective directors, employees, agents and affiliates for, and hold each of them harmless against, any claim by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced withholding at source or other tax benefit received by it.

If a cash distribution would represent a return of all or substantially all the value of the Deposited Securities underlying American Depositary Shares, the Depositary may require surrender of those American Depositary Shares and may require payment of or deduct the fee for surrender of American Depositary Shares (whether or not it is also requiring surrender of American Depositary Shares) as a condition of making that cash distribution. A distribution of that kind shall be a Termination Option Event.

SECTION 4.2. Distributions Other Than Cash, Shares or Rights.

Subject to the provisions of Sections 4.11 and 5.9, whenever the Depositary receives any distribution other than a distribution described in Section 4.1, 4.3 or 4.4 on Deposited Securities (but not in exchange for or in conversion or in lieu of Deposited Securities), the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary and any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary deems equitable and practicable for accomplishing that distribution (which may be a distribution of depositary shares representing the securities received); provided. however. that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that securities received must be registered under the Securities Act of 1933 in order to be distributed to Owners or Holders) the Depositary, after consultation with the Company, to the extent practicable, deems such distribution not to be lawful and feasible, the Depositary may adopt such other method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and distribution of the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.9) to the Owners entitled thereto, all in the manner and subject to the conditions set forth in Section 4.1. The Depositary may withhold any distribution of securities under this Section 4.2 if it has not received satisfactory assurances from the Company that the distribution does not require registration under the Securities Act of 1933. The Depositary may seU, by public or private sale, an amount of securities or other property it would otherwise distribute under this Section 4.2 that is sufficient to pay its fees and expenses in respect of that distribution.

If a distribution under this Section 4.2 would represent a return of all or substantiaUy all the value of the Deposited Securities underlying American Depositary Shares, the Depositary may require surrender of those American Depositary Shares and may require payment of or deduct the fee for surrender of American Depositary Shares (whether or not it is also requiring surrender of American Depositary Shares) as a condition of making that distribution. A distribution of that kind shall be a Termination OQ.tion Even_t.

SECTION 4.3. Distributions in Shares.

Whenever the Depositary receives any distribution on Deposited Securities consisting of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Company so requests in writing, deliver to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing those Deposited Securities held by them respectively, an aggregate number of American Depositary Shares representing the amount of Shares received as that dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and issuance of American Depositary Shares, including withholding of any tax or governmental charge as provided in Section 4.11 and payment of the fees and expenses of the Depositary as provided in Section 5.9 (and the Depositary may sell, by public or private sale, an amount of the Shares received (or American Depositary Shares representing those Shares) sufficient to pay its fees and expenses in respect of that distribution). In lieu of delivering fractional American Depositary Shares, the Depositary may sell the amount of Shares represented by the aggregate of those fractions (or American Depositary Shares representing those Shares) and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1. If and to the extent that additional American Depositary Shares are not delivered and Shares or American Depositary Shares are not sold, each American Depositary Share shall thenceforth also represent the additional Shares distributed on the Deposited Securities represented thereby.

If the Company declares a distribution in which holders of Deposited Securities have a right to elect whether to receive cash, Shares or other securities or a combination of those things, or a right to elect to have a distribution sold on their behalf, the Depositary may, after consultation with the Company, make that right of election available for exercise by Owners in any manner the Depositary considers to be lawful and practical. As a condition of making a distribution election right available to Owners, the Depositary may require satisfactory assurances from the Company that doing so does not require registration of any securities under the Securities Act of 1933.

SECTION 4.4. Rights.

(a) If rights are granted to the Depositary in respect of deposited Shares to purchase additional Shares or other securities, the Company and the Depositary shall endeavor to consult as to the actions, if any, the Depositary should take in connection with that grant of rights. The Depositary may, to the extent deemed by it to be lawful and practical (i) if requested in writing by the Company, grant to all or certain Owners rights to instruct the Depositary to purchase the securities to which the rights relate and deliver those securities or American Depositary Shares representing those securities to Owners, (ii) if requested in writing by the Company, deliver the rights to or to the order of certain Owners, or (iii) sell the rights to the extent practicable and distribute the net proceeds of that sale to Owners entitled to those proceeds. To the extent rights are not exercised, delivered or disposed of under (i), (ii) or (iii) above, the Depositary shall permit the rights to lapse unexercised.

(b) If the Depositary will act under (a)(i) above, the Company and the Depositary will enter into a separate agreement setting forth the conditions and procedures applicable to the particular offering. Upon instruction from an applicable Owner in the form the Depositary specified and upon payment by that Owner to the Depositary of an amount equal to the purchase price of the securities to be received upon the exercise of the rights, the Depositary shall, on behalf of that Owner, exercise the rights and purchase the securities. The purchased securities shall be delivered to, or as instructed by, the Depositary. The Depositary shall (i) deposit the purchased Shares under this Deposit Agreement and deliver American Depositary Shares representing those Shares to that Owner or (ii) deliver or cause the purchased Shares or other securities to be delivered to or to the order of that Owner. The Depositary will not act under (a)(i) above unless the offer and sale of the securities to which the rights relate are registered under the Securities Act of 1933 or the Depositary has received an opinion of United States counsel that is satisfactory to it to the effect that those securities may be sold and delivered to the applicable Owners without registration under the Securities Act of 1933.

(c) If the Depositary will act under (a)(ii) above, the Company and the Depositary will enter into a separate agreement setting forth the conditions and procedures applicable to the particular offering. Upon (i) the request of an applicable Owner to deliver the rights allocable to the American Depositary Shares of that Owner to an account specified by that Owner to which the rights can be delivered and (ii) receipt of such documents as the Company and the Depositary agreed to require to comply with applicable law, the Depositary will deliver those rights as requested by that Owner.

(d) If the Depositary will act under (a)(iii) above, the Depositary will use reasonable efforts to sell the rights in proportion to the number of American Depositary Shares held by the applicable Owners and pay the net proceeds to the Owners otherwise entitled to the rights that were sold, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any American Depositary Shares or otherwise.

(e) Payment or deduction of the fees of the Depositary as provided in Section 5.9 and payment or deduction of the expenses of the Depositary and any applicable taxes or other governmental charges shall be conditions of any delivery of securities or payment of cash proceeds under this Section 4.4.

(f) The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make rights available to or exercise rights on behalf of Owners in general or any Owner in particular, or to sell rights.

SECTION 4.5. Conversion of Foreign Currency.

Whenever the Depositary or the Custodian receives foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted by sale or in any other manner that it may determine that foreign currency into Dollars, and those Dollars shall be distributed to the Owners entitled thereto. A cash distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners based on exchange restrictions, the date of delivery of any American Depositary Shares or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9.

If a conversion of foreign currency or the repatriation or distribution of Dollars can be effected only with the approval or license of any government or agency thereof, the Depositary may, but will not be required to, file an application for that approval or license.

If the Depositary, after consultation with the Company to the extent practicable, determines that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof that is required for such conversion is not filed or sought by the Depositary, or if any required approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make that conversion and distribution in Dollars to the extent practicable and permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold that balance uninvested and without liability for interest thereon for the account of, the Owners entitled thereto.

The Depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under this Deposit Agreement and the rate that the Depositary or its affiliate receives when buying or selling foreign currency for its own account. The Depositary makes no representation that the exchange rate used or obtained in any currency conversion under this Deposit Agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to Owners, subject to the Depositary’s obligations under Section 5.3. The methodology used to determine exchange rates used in currency conversions is available upon request.

SECTION 4.6. Fixing of Record Date.

Whenever a cash dividend, cash distribution or any other distribution is made on Deposited Securities or rights to purchase Shares or other securities are issued with respect to Deposited Securities (which rights will be delivered to or exercised or sold on behalf of Owners in accordance with Section 4.4) or the Depositary receives notice that a distribution or issuance of that kind will be made, or whenever the Depositary receives notice that a meeting of holders of Shares will be held in respect of which the Company has requested the Depositary to send a notice under Section 4.7, or whenever the Depositary will assess a fee or charge against the Owners, or whenever the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary otherwise finds it necessary or convenient, the Depositary shall fix a record date, which shall be the same as, or as near as practicable to, any corresponding record date set by the Company with respect to Shares, (a) for the determination of the Owners (i) who shall be entitled to receive the benefit of that dividend or other distribution or those rights, (ii) who shall be entitled to give instructions for the exercise of voting rights at that meeting or (iii) who shall be responsible for that fee or charge or (iv) for any other purpose for which the record date was set, or (b) on or after which each American Depositary Share will represent the changed number of Shares. Subject to the provisions of Sections 4.1 through 4.5 and to the other terms and conditions of this Deposit Agreement, the Owners on a record date fixed by the Depositary shall be entitled to receive the amount distributable by the Depositary with respect to that dividend or other distribution or those rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, to give voting instructions or to act in respect of the other matter for which that record date was fixed, or be responsible for that fee or charge, as the case maybe.

SECTION 4.7. Voting of Deposited Shares.

(a) Upon receipt of notice of any meeting of holders of Shares at which holders of Shares will be entitled to vote, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, Disseminate to the Owners a notice, the form of which shall be in the sole discretion of the Depositary, that shall contain (a) the information contained in the notice of meeting received by the Depositary from the Company, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Israeli law and of the articles of association or similar documents of the Company, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Shares represented by their respective American Depositary Shares (c) a statement as to the manner in which those instructions may be given and (d) the last date on which the Depositary will accept instructions (the “Instruction Cutoff Date”).

(b) Upon the written request of an Owner of American Depositary Shares, as of the date of the request or, if a record date was specified by the Depositary, as of that record date, received on or before any Instruction Cutoff Date established by the Depositary, the Depositary may, and if the Depositary sent a notice under the preceding paragraph shall, endeavor, in so far as practicable, to vote or cause to be voted the amount of deposited Shares represented by those American Depositary Shares in accordance with the instructions set forth in that request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the deposited Shares other than in accordance with instructions given by Owners and received by the Depositary.

(c) There can be no assurance that Owners generally or any Owner in particular will receive the notice described in paragraph (a) above in time to enable Owners to give instructions to the Depositary prior to the Instruction Cutoff Date.

(d) In order to give Owners a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Shares, if the Company will request the Depositary to Disseminate a notice under paragraph (a) above, the Company shall give the Depositary notice of the meeting, details concerning the matters to be voted upon and copies of materials to be made available to holders of Shares in connection with the meeting not less than 30 days prior to the meeting date.

Notwithstanding anything in this Section 4.7 to the contrary, the Depositary and the Company may modify, amend or adopt additional procedures from time to time as they determine may be necessary or appropriate.

SECTION 4.8. Tender and Exchange Offers: Redemption. Replacement or Cancellation of Deposited Securities.

(a) The Depositary shall not tender any Deposited Securities in response to any voluntary cash tender offer, exchange offer or similar offer made to holders of Deposited Securities (a “Voluntary Offer”), except when instructed in writing to do so by an Owner surrendering American Depositary Shares and subject to any conditions or procedures the Depositary may require.

(b) If the Depositary receives a written notice that Deposited Securities have been redeemed for cash or otherwise purchased for cash in a transaction that is mandatory and binding on the Depositary as a holder of those Deposited Securities (a “Redemption”), the Depositary, at the expense of the Company (unless otherwise agreed in writing between the Company and the Depositary), shall (i) if required, surrender Deposited Securities that have been redeemed to the issuer of those securities or its agent on the redemption date, (ii) Disseminate a notice to Owners (A) notifying them of that Redemption, (8) calling for surrender of a corresponding number of American Depositary Shares and (C) notifying them that the called American Depositary Shares have been converted into a right only to receive the money received by the Depositary upon that Redemption and those net proceeds shall be the Deposited Securities to which Owners of those converted American Depositary Shares shall be entitled upon surrenders of those American Depositary Shares in accordance with Section 2.5 or 6.2 and (iii) distribute the money received upon that Redemption to the Owners entitled to it upon surrender by them of called American Depositary Shares in accordance with Section 2.5 (and, for the avoidance of doubt, Owners shall not be entitled to receive that money under Section 4.1). If the Redemption affects less than all the Deposited Securities, the Depositary shall call for surrender a corresponding portion of the outstanding American Depositary Shares and only those American Depositary Shares will automatically be converted into a right to receive the net proceeds of the Redemption. The Depositary shall allocate the American Depositary Shares converted under the preceding sentence among the Owners pro-rata to their respective holdings of American Depositary Shares immediately prior to the Redemption, except that the allocations may be adjusted so that no fraction of a converted American Depositary Share is allocated to any Owner. A Redemption of all or substantially all of the Deposited Securities shall be a Termination Option Event.

(c) If the Depositary is notified of or there occurs any change in nominal value or any subdivision, combination or any other reclassification of the Deposited Securities or any recapitalization, reorganization, sale of assets substantia11y as an entirety, merger or consolidation affecting the issuer of the Deposited Securities or to which it is a party that is mandatory and binding on the Depositary as a holder of Deposited Securities and as a result securities or other property have been or will be delivered in exchange, conversion, replacement or in Heu of, Deposited Securities (a Replacement”), then (i) the Depositary shall, if required surrender the old Deposited Securities affected by that Replacement of Shares and hold, as new Deposited Securities under this Deposit Agreement, the new securities or other property delivered to it in that Replacement. However, the Depositary may elect to sell those new Deposited Securities if in the opinion of the Depositary, after consultation with the Company to the extent practicable, it is not lawful or not practical for it to hold those new Deposited Securities under this Deposit Agreement because those new Deposited Securities may not be distributed to Owners without registration under the Securities Act of 1933 or for any other reason, at public or private sale, at such places and on such terms as it deems proper and proceed as if those new Deposited Securities had been Redeemed under paragraph (b) above. A Replacement shall be a Termination Option Event.

(d) In the case of a Replacement where the new Deposited Securities will continue to be held under this Deposit Agreement, the Depositary may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing the new Deposited Securities and the number of those new Deposited Securities represented by each American Depositary Share. If the number of Shares represented by each American Depositary Share decreases as a result of a Replacement, the Depositary may, after consultation with the Company to the extent practicable, call for surrender of the American Depositary Shares to be exchanged on a mandatory basis for a lesser number of American Depositary Shares and may sell American Depositary Shares to the extent necessary to avoid distributing fractions of American Depositary Shares in that exchange and distribute the net proceeds of that sale to the Owners entitled to them.

(e) If there are no Deposited Securities with respect to American Depositary Shares, including if the Deposited Securities are cancelled, or the Deposited Securities with respect to American Depositary Shares have become apparently worthless, the Depositary may call for surrender of those American Depositary Shares or may cancel those American Depositary Shares, upon notice to Owners, and that condition shall be a Termination Option Event.

SECTION 4.9. Reports.

The Depositary shall make available for inspection by Owners at its Office any reports and communications, including any proxy solicitation material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of those Deposited Securities by the Company. The Company shall furnish reports and communications, including any proxy soliciting material to which this Section applies, to the Depositary in English, to the extent those materials are required to be translated into English pursuant to any regulations of the Commission.

SECTION 4.10. Lists of Owners.

Upon written request by the Company, the Depositary shall, at the expense of the Company (unless otherwise agreed in writing between the Company and the Depositary), furnish to it a list, as of a recent date, of the names, addresses and American Depositary Share holdings of all Owners.

SECTION 4.11. Withholding.

If the Depositary determines that any distribution received or to be made by the Depositary (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge that the Depositary is obligated to withhold, the Depositary may sell, by public or private sale, all or a portion of the distributed property (including Shares and rights to subscribe therefor) in the amounts and manner the Depositary deems necessary and practicable to pay those taxes or charges, and the Depositary shall distribute the net proceeds of that sale, after deduction of those taxes or charges, to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

Services for Owners and Holders that may permit them to obtain reduced rates of tax withholding at source or reclaim excess tax withheld, and the fees and costs associated with using services of that kind, are not provided under, and are outside the scope of, this Deposit Agreement.

Each Owner and Holder agrees to indemnify the Company, the Depositary, the Custodian and their respective directors, employees, agents and affiliates for, and hold each of them harmless against, any claim by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced withholding at source or other tax benefit received by it.

ARTICLE 5. THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY

SECTION 5.1. Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain facilities for the execution and delivery, registration, registration of transfers and surrender of American Depositary Shares in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books for the registration of American Depositary Shares, which shall be open for inspection by the Owners at the Depositary’s Office during regular business hours, provided that such inspection is not for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the American Depositary Shares.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under this Deposit Agreement (whereupon it shall notify the Company as promptly as practicable of any closure that is outside the ordinary course of business).

If any American Depositary Shares are listed on one or more stock exchanges, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registry of those American Depositary Shares in accordance with any requirements of that exchange or those exchanges.

The Company shall have the right, at all reasonable times, upon written request, to inspect transfer and registration records of the Depositary, the Registrar and any co-transfer agents or co-registrars and to require such parties to supply, at the Company’s expense (unless otherwise agreed in writing between the Company and the Depositary) copies of such portions of their records as the Company may reasonably request.

SECTION 5.2. Prevention or Delay in Performance by the Depositary or the Company.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Holder (i) if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the articles of association or similar document of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Company is prevented from, forbidden to or delayed in, or could be subject to any civil or criminal penalty on account of doing or performing and therefore does not do or perform, any act or thing that, by the terms of this Deposit Agreement or the Deposited Securities, it is provided shall be done or performed, (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement (including any determination by the Depositary to take, or not take, any action that this Deposit Agreement provides the Depositary may take), (iii) for the inability of any Owner or Holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Owners or Holders, or (iv) for any special, consequential, indirect or punitive damages for any breach of the terms of this Deposit Agreement. Where, by the terms of a distribution to which Section 4.1, 4.2 or 4.3 applies, or an offering to which Section 4.4 applies, or for any other reason, that distribution or offering may not be made available to Owners, and the Depositary may not dispose of that distribution or offering on behalf of Owners and make the net proceeds available to Owners, then the Depositary shall not make that distribution or offering available to Owners, and shall allow any rights, if applicable, to lapse.

SECTION 5.3. Obligations of the Depositary and the Company.

The Company, its directors, officers, employees, agents and affiliates assume no obligation nor shall it nor any of them be subject to any liability under this Deposit Agreement to any Owner or Holder or any other person (other than the Depositary), except that the Company agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary, its directors, officers, employees, agents and affiliates assume no obligation nor shall it nor any of them be subject to any liability under this Deposit Agreement to any Owner or Holder (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that the Depositary agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith, and the Depositary shall not be a fiduciary or have any fiduciary duty to Owners or Holders.

Neither the Depositary nor the Company nor any of their respective directors, officers, employees, agents and affiliates shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Shares on behalf of any Owner or Holder or any other person.

Each of the Depositary and the Company may rely, and shall be protected in relying upon, any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

Neither the Depositary nor the Company nor any of their respective directors, officers, employees, agents and affiliates shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be liable for the acts or om1ss10ns of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of American Depositary Shares or Deposited Securities or otherwise.

In the absence of bad faith on its part, the Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote.

The Depositary shall have no duty to make any determination or provide any information as to the tax status of the Company, nor shall the Company or the Depositary have any liability for any tax consequences that may be incurred by Owners or Holders as a result of owning or holding American Depositary Shares. The Depositary shall not be liable for the inability or failure of an Owner or Holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a “Passive Foreign Investment Company” (“PFIC”) (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise. The Company may have been in the past and may be in the future a PFIC for U.S. Federal income tax purposes. Owners must consult their own tax advisers as to the potential application of the PFIC rules.

No disclaimer of liability under United States federal securities laws is intended by any provision of this Deposit Agreement.

SECTION 5.4. Resignation and Removal of the Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, to become effective upon the appointment of a successor depositary and its acceptance of that appointment as provided in this Section. The effect of resignation if a successor depositary is not appointed is provided for in Section 6.2.

The Depositary may at any time be removed by the Company by 120 days’ prior written notice of that removal, to become effective upon the later of (i) the 120th day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of its appointment as provided in this Section.

If the Depositary resigns or is removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to the Company an instrument in writing accepting its appointment under this Deposit Agreement. If the Depositary receives notice from the Company that a successor depositary has been appointed following its resignation or removal, the Depositary, upon payment of all sums due it from the Company, shall deliver to its successor a register listing all the Owners and their respective holdings of outstanding American Depositary Shares and shall deliver the Deposited Securities to or to the order of its successor. When the Depositary has taken the actions specified in the preceding sentence (i) the successor shall become the Depositary and shall have all the rights and shall assume all the duties of the Depositary under this Deposit Agreement and (ii) the predecessor depositary shall cease to be the Depositary and shall be discharged and released from all obligations under this Deposit Agreement, except for its duties under Section 5.8 with respect to the time before that discharge. A successor Depositary shall notify the Owners of its appointment as soon as practical after assuming the duties of Depositary.

Any corporation or other entity into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.5. The Custodians.

The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. The Depositary in its discretion may at any time appoint a substitute or additional custodian or custodians, each of which shall thereafter be one of the Custodians under this Deposit Agreement. If the Depositary receives notice that a Custodian is resigning and, upon the effectiveness of that resignation there would be no Custodian acting under this Deposit Agreement, the Depositary shall, as promptly as practicable after receiving that notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian under this Deposit Agreement. The Depositary shall require any Custodian that resigns or is removed to deliver all Deposited Securities held by it to another Custodian.

SECTION 5.6. Notices and Ren.arts

On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares, or of any adjourned meeting of those holders, or of the taking of any action in respect of any cash or other distributions or the granting of any rights, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in English but otherwise in the form given or to be given to holders of Shares.

The Company will arrange for the translation into English, if not already in English, to the extent required pursuant to any regulations of the Commission, and the prompt transmittal by the Company to the Depositary and the Custodian of all notices and any other reports and communications which are made generally available by the Company to holders of its Shares. If requested in writing by the Company, the Depositary will Disseminate, at the Company’s expense, unless otherwise agreed in writing between the Company and the Depositary, those notices, reports and communications to all Owners or otherwise make them available to Owners in a manner that the Company specifies as substantially equivalent to the manner in which those communications are made available to holders of Shares and compliant with the requirements of any securities exchange on which the American Depositary Shares are listed. The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect that Dissemination.

The Company represents that as of the date of this Deposit Agreement, the statements in Article 11 of the Receipt with respect to the Company’s obligation to file periodic reports under the United States Securities Exchange Act of 1934, as amended, are true and correct The Company agrees to promptly notify the Depositary upon becoming aware of any change in the truth of any of those statements.

SECTION 5.7. Distribution of Additional Shares, Rights, etc.

If the Company or any affiliate of the Company determines to make any issuance or distribution of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into Shares, or (4) rights to subscribe for such securities (each a “Distribution”), the Company shall notify the Depositary in writing in English as promptly as practicable and in any event before the Distribution starts and, if requested in writing by the Depositary, the Company shall promptly furnish to the Depositary either (i) evidence satisfactory to the Depositary that the Distribution is registered under the Securities Act of 1933 or (ii) a written opinion from U.S. counsel for the Company that is reasonably satisfactory to the Depositary, stating that the Distribution does not require, or, if made in the United States, would not require, registration under the Securities Act of 1933.

The Company agrees with the Depositary that neither the Company nor any company controlled by, controlling or under common control with the Company will at any time deposit any Shares that, at the time of deposit, are Restricted Securities.

SECTION 5.8. Indemnification.

The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and each Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to any fees and expenses incurred in seeking, enforcing or collecting such indemnity and the reasonable fees and expenses of counsel) which may arise out of or in connection with (a) any registration with the Commission of American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States or (b) acts performed or omitted, pursuant to the provisions of or in connection with this Deposit Agreement and the American Depositary Shares, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.

The Depositary agrees to indemnify the Company, its directors, officers, employees, agents and affiliates and hold them harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or any Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

The obligations set forth in this Section 5.8 shall survive the termination of this Deposit Agreement and the succession or substitution of any party hereto.

Any person seeking indemnification hereunder (an “indemnified person”) shall notify the person from whom it is seeking indemnification (the “indemnifying person”) of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person’s rights to seek indemnification except to the extent the indemnifying person is materially prejudiced by such failure) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim that may give rise to an indemnity hereunder, which defense shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim that may give rise to an indemnity hereunder without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

SECTION 5.9. Charges of Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares or to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or Deposited Securities or a delivery of American Depositary Shares pursuant to Section 4.3), or by Owners, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable (including SWIFT) and facsimile transmission fees and expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereat) for the delivery of American Depositary Shares pursuant to Section 2.3, 4.3 or 4.4 and the surrender of American Depositary Shares pursuant to Section 2.5 or 6.2, (6) a fee of $.05 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to this Deposit Agreement, including, but not limited to Sections 4.1 through 4.4 and Section 4.8, (7) a fee for the distribution of securities pursuant to Section 4.2 or of rights pursuant to Section 4.4 (where the Depositary will not exercise or sell those rights on behalf of Owners), such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities under this Deposit Agreement (for purposes of this item 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under item 6 above, a fee of $.05 or less per American Depositary Share (or portion thereof) per annum for depositary services, which will be payable as provided in item 9 below, and (9) any other charges payab]e by the Depositary or the Custodian, any of the Depositary’s or Custodian’s agents or the agents of the

Depositary’s or Custodian’s agents, in connection with the servicing of Shares or other Deposited Securities (which charges shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.6 and shall be payable at the sole discretion of the Depositary by billing those Owners for those charges or by deducting those charges from one or more cash dividends or other cash distributions).

The Depositary may collect any of its fees by deduction from any cash distribution payable, or by selling a portion of any securities to be distributed, to Owners that are obligated to pay those fees.

In performing its duties under this Deposit Agreement, the Depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the Depositary and that may earn or share fees, spreads or commissions.

The Depositary may own and deal in any class of securities of the Company and its affiliates and in American Depositary Shares.

SECTION 5.10. Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary.

SECTION 5.11. Exclusivity.

Without prejudice to the Company’s rights under Section 5.4, the Company agrees not to appoint any other depositary for issuance of depositary shares, depositary receipts or any similar securities or instruments (for the avoidance of doubt, other than instruments or securities issued directly by the Company) so long as The Bank of New York Mellon is acting as Depositary under this Deposit Agreement.

ARTICLE 6. AMENDMENT AND TERMINATION

SECTION 6.1. Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Holders in any respect that they may deem necessary or desirable. Any amendment that would impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that would otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding American Depositary Shares until the expiration of 30 days after notice of that amendment has been Disseminated to the Owners of outstanding

American Depositary Shares. Every Owner and Holder, at the time any amendment so becomes effective, shall be deemed, by continuing to hold American Depositary Shares or any interest therein, to consent and agree to that amendment and to be bound by the Deposit Agreement as amended thereby. Upon the effectiveness of an amendment to the form of Receipt, including a change in the number of Shares represented by each American Depositary Share, the Depositary may call for surrender of Receipts to be replaced with new Receipts in the amended form or call for surrender of American Depositary Shares to effect that change of ratio. In no event shall any amendment impair the right of the Owner to surrender American Depositary Shares and receive delivery of the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.2. Termination.

(a) The Company may initiate termination of this Deposit Agreement by notice to the Depositary. The Depositary may initiate termination of this Deposit Agreement if (i) at any time 60 days shall have expired after the Depositary delivered to the Company a written resignation notice and a successor depositary has not been appointed and accepted its appointment as provided in Section 5.4, (ii) an Insolvency Event or Delisting Event occurs with respect to the Company or (iii) a Termination Option Event has occurred or will occur. If termination of this Deposit Agreement is initiated, the Depositary shall Disseminate a notice of termination to the Owners of all American Depositary Shares then outstanding setting a date for termination (the “Termination Date”), which shall be at least 90 days after the date of that notice, and this Deposit Agreement shall terminate on that Termination Date.

(b) After the Termination Date, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9.

(c) At any time after the Termination Date, the Depositary may sell the Deposited Securities then held under this Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of American Depositary Shares that remain outstanding, and those Owners will become general creditors of the Depositary with respect to those net proceeds. After making that sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except (i) to account for the net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges) and (ii) for its obligations under Section 5.8 and (iii) to act as provided in the paragraph (d) below.

(d) After the Termination Date, the Depositary shall continue to receive dividends and other distributions pertaining to Deposited Securities (that have not been sold), may sell rights and other property as provided in this Deposit Agreement and shall deliver Deposited Securities (or sale proceeds) upon surrender of American Depositary Shares (after payment or upon deduction, in each case, of the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of those American Depositary Shares in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges). However. after the Termination Date. (i) the Depositary may refuse to accept surrenders of American Depositary Shares for the purpose of withdrawal of Deposited Securities (that have not been sold) if in its judgment the requested withdrawal would interfere with its efforts to sell the Deposited Securities. (ii) the Depositary will not be required to deliver cash proceeds of the sale of Deposited Securities until all Deposited Securities have been sold and (iii) the Depositary may discontinue the registration of transfers of American Depositary Shares and suspend the distribution of dividends and other distributions on Deposited Securities to the Owners and need not give any further notices or perform any further acts under this Deposit Agreement except as provided in this Section.

ARTICLE 7. MISCELLANEOUS

SECTION 7.I. Countemarts: Signatures,

This Deposit Agreement may be executed in any number of counterparts. each of which shall be deemed an original and all of those counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any Owner or Holder during regular business hours.

Any manual signature on this Deposit Agreement that is faxed, scanned or photocopied, and any electronic signature valid under the Electronic Signatures in Global and National Commerce Act. 15 U.S.C. § 7001, et. seq., shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature, and the parties hereby waive any objection to the contrary.

SECTION 7.2. No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.3. Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in a Receipt should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Deposit Agreement or that Receipt shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4. Owners and Holders as Parties; Binding Effect

The Owners and Holders from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions of this Deposit Agreement and of the Receipts by acceptance of American Depositary Shares or any interest therein.

SECTION 7.5. Notices.

Any and all notices to be given to the Company shall be in writing and shall be deemed to have been duly given if personally delivered or sent by domestic first class or international air mail or air courier or sent by facsimile transmission or email attaching a pdf or similar bit-mapped image of a signed writing, provided that receipt of the facsimile transmission or email has been confirmed by the recipient, addressed to Nano Dimension Ltd., Science Park, 3 Golda Meir St., Ness-Ziona, 7403648, Israel, Attention: Amit Dror, CEO, or any other place to which the Company may have transferred its principal office with notice to the Depositary.

Any and all notices to be given to the Depositary shall be in writing and shall be deemed to have been duly given if in English and personally delivered or sent by first class domestic or international air mail or air courier or sent by facsimile transmission or email attaching a pdf or similar bit-mapped image of a signed writing, addressed to The Bank of New York Mellon, 240 Greenwich Street, New York, New York 10286, Attention: Depositary Receipt Administration, or any other place to which the Depositary may have transferred its Office with notice to the Company.

Delivery of a notice to the Company or Depositary by mail or air courier shall be deemed effected when deposited, postage prepaid, in a post-office letter box or received by an air courier service. Delivery of a notice to the Company or Depositary sent by facsimile transmission or email shall be deemed effected when the recipient acknowledges receipt of that notice.

A notice to be given to an Owner shall be deemed to have been duly given when Disseminated to that Owner. Dissemination in paper form will be effective when personally delivered or sent by first class domestic or international air mail or air courier, addressed to that Owner at the address of that Owner as it appears on the transfer books for American Depositary Shares of the Depositary, or, if that Owner has filed with the Depositary a written request that notices intended for that Owner be mailed to some other address, at the address designated in that request. Dissemination in electronic form will be effective when sent in the manner consented to by the Owner to the electronic address most recently provided by the Owner for that purpose.

SECTION 7.6. Appointment of Agent for Service of Process: Submission to Jurisdiction; Trial Waiver.

The Company hereby (i) designates and appoints the person named in Exhibit A to this Deposit Agreement, located in the State of New York, as the Company’s authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Deposit Agreement (a “Proceeding”), (ii) consents and submits to the jurisdiction of any state or federal court in the State of New York in which any Proceeding may be instituted and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any Proceeding. The Company agrees to deliver to the Depositary, upon the execution and delivery of this Deposit Agreement, a written acceptance by the above-named agent of its appointment as process agent. The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue that designation and appointment in full force and effect, or to appoint and maintain the appointment of another process agent located in the United States as required above, and to deliver to the Depositary a written acceptance by that agent of that appointment, for so long as any American Depositary Shares or Receipts remain outstanding or this Deposit Agreement remains in force. In the event the Company fails to maintain the designation and appointment of a process agent in the United States in full force and effect, the Company hereby waives personal service of process upon it and consents that a service of process in connection with a Proceeding may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices under this Deposit Agreement, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.

EACH PARTY TO THIS DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND HOLDER) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THIS DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF, INCLUDING, WITHOUT LIMITATION, ANY QUESTION REGARDING EXISTENCE, VALIDITY OR TERMINATION (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

SECTION 7.7. Waiver of Immunities.

To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any immunity of that kind and consents to relief and enforcement as provided above.

SECTION 7.8. Governing Law.

This Deposit Agreement and the Receipts shall be interpreted in accordance with and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

IN WITNESS WHEREOF, NANO DIMENSION LTD. and THE BANK OF NEW YORK MELLON have duly executed this Deposit Agreement as of the day and year first set forth above and all Owners and Holders shall become parties hereto upon acceptance by them of American Depositary Shares or any interest therein.

NANO DIMENSION LTD.

B e:
Title: C{:.Q)

THE BANK OF NEW YORK MELLON,
as Depositary

By:
Name:
Title:

IN WITNESS WHEREOF, NANO DIMENSION LTD. and THE BANK OF NEW YORK MELLON have duly executed this Deposit Agreement as of the day and year first set forth above and all Owners and Holders shall become parties hereto upon acceptance by them of American Depositary Shares or any interest therein.

NANO DIMENSION LTD.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Depositary

By:	/s/ Thomas
Name:	Thomas
Title:	Director

EXHIBIT A

AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents five (5) deposited Shares)

THE BANK OF NEW YORK MELLON

AMERICAN DEPOSITARY RECEIPT

FOR ORDINARY SHARES OF

NANO DIMENSION LTD.

(INCORPORATED UNDER THE LAWS OF ISRAEL)

The Bank of New York Mellon, as depositary (hereinafter called the “Depositary”), hereby certifies that                             , or registered assigns IS THE OWNER OF

AMERICAN DEPOSITARY SHARES

representing deposited ordinary shares (herein called “Shares”) of Nano Dimension Ltd., incorporated under the laws of the State of Israel (herein called the “Company”). At the date hereof, each American Depositary Share represents five (5) five Shares deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) with a custodian for the Depositary (herein called the “Custodian”) that, as of the date of the Deposit Agreement, was Bank Leumi located in Tel Aviv. The Depositary’s Office and its principal executive office are located at 240 Greenwich Street, New York, N.Y. 10286.

THE DEPOSITARY’S OFFICE ADDRESS IS

240 GREENWICH STREET, NEW YORK, N.Y. 10286

1.	THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called “Receipts”), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement dated as of April 15, 2019 (herein called the “Deposit Agreement”) among the Company, the Depositary, and all Owners and Holders from time to time of American Depositary Shares issued thereunder, each of whom by accepting American Depositary Shares agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of those Shares and held thereunder (those Shares, securities, property, and cash are herein called “Deposited Securities”). Copies of the Deposit Agreement are on file at the Depositary’s Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2.	SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender at the Depositary’s Office of American Depositary Shares for the purpose of withdrawal of the Deposited Securities represented thereby and payment of the fee of the Depositary for the surrender of American Depositary Shares as provided in Section 5.9 of the Deposit Agreement and payment of all taxes and governmental charges payable in connection with that surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Owner of those American Depositary Shares shall be entitled to delivery (to the extent delivery can then be lawfully and practicably made), to or as instructed by that Owner, of the amount of Deposited Securities at the time represented by those American Depositary Shares, but not any money or other property as to which a record date for distribution to Owners has passed. The Depositary shall direct the Custodian with respect to delivery of Deposited Securities and may charge the surrendering Owner a fee and its expenses for doing so. That delivery will be made, at the office of the Custodian, except that, at the request, risk and expense of the surrendering Owner, and for the account of that Owner, the Depositary shall direct the Custodian to forward any cash or other property comprising, and forward a certificate or certificates, if applicable, and other proper documents of title, if any, for, the Deposited Securities represented by the surrendered American Depositary Shares to the Depositary for delivery at the Depositary’s Office or to another address specified in the order received from the surrendering Owner.

3.	REGISTRATION OF TRANSFER OF AMERICAN DEPOSITARY SHARES; COMBINATION AND SPLIT-UP OF RECEIPTS; INTERCHANGE OF CERTIFICATED AND UNCERTIFICATED AMERICAN DEPOSITARY SHARES.

The Depositary, subject to the terms and conditions of the Deposit Agreement, shall register a transfer of American Depositary Shares on its transfer books upon (i) in the case of certificated American Depositary Shares, surrender of the Receipt evidencing those American Depositary Shares, by the Owner or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer or (ii) in the case of uncertificated American Depositary Shares, receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.9 of that Agreement), and, in either case, duly stamped as may be required by the laws of the State of New York and of the United States of America. Upon registration of a transfer, the Depositary shall deliver the transferred American Depositary Shares to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of the Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary, upon surrender of certificated American Depositary Shares for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel the Receipt evidencing those certificated American Depositary Shares and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.9 of the Deposit Agreement) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall cancel those uncertificated American Depositary Shares and register and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

As a condition precedent to the delivery, registration of transfer, or surrender of any American Depositary Shares or split-up or combination of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the depositor of the Shares or the presenter of the Receipt or instruction for registration of transfer or surrender of American Depositary Shares not evidenced by a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in the Deposit Agreement, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement.

The delivery of American Depositary Shares against deposit of Shares generally or against deposit of particular Shares may be suspended, or the registration of transfer of American Depositary Shares in particular instances may be refused, or the registration of transfer of outstanding American Depositary Shares generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or for any other reason. Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding American Depositary Shares and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the Foreign Registrar, if applicable, or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the American Depositary Shares or to the withdrawal of the Deposited Securities; in each case, the Depositary shall notify the Company as promptly as practicable of any such suspension or delay that is outside the ordinary course of business. The Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares that, at the time of deposit, are Restricted Securities.

4.	LIABILITY OF OWNER FORTAXES.

If any tax or other governmental charge shall become payable with respect to or in connection with any American Depositary Shares or any Deposited Securities represented by any American Depositary Shares or in connection with a transaction to which Section 4.8 of the Deposit Agreement applies, that tax or other governmental charge shall be payable by the Owner to the Depositary. The Depositary may refuse to register any transfer of those American Depositary Shares or any withdrawal of Deposited Securities represented by those American Depositary Shares until that payment is made, and may withhold any dividends or other distributions or the proceeds thereof, or may sell for the account of the Owner any part or all of the Deposited Securities represented by those American Depositary Shares, and may apply those dividends or other distributions or the net proceeds of any sale of that kind in payment of that tax or other governmental charge but, even after a sale of that kind, the Owner shall remain liable for any deficiency. The Depositary shall distribute any net proceeds of a sale made under Section 3.2 of the Deposit Agreement that are not used to pay taxes or governmental charges to the Owners entitled to them in accordance with Section 4.1 of the Deposit Agreement. If the number of Shares represented by each American Depositary Share decreases as a result of a sale of Deposited Securities under Section 3.2 of the Deposit Agreement, the Depositary may call for surrender of the American Depositary Shares to be exchanged on a mandatory basis for a lesser number of American Depositary Shares and may sell American Depositary Shares to the extent necessary to avoid distributing fractions of American Depositary Shares in that exchange and distribute the net proceeds of that sale to the Owners entitled to them.

5.	WARRANTIES ON DEPOSIT OF SHARES.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant, that those Shares and each certificate therefor, if applicable, are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights of the holders of outstanding securities of the Company and that the person making that deposit is duly authorized so to do. Every depositing person shall also be deemed to represent that the Shares, at the time of deposit, are not Restricted Securities. All representations and warranties deemed made under Section 3.3 of the Deposit Agreement shall survive the deposit of Shares and delivery of American Depositary Shares.

6.	FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner or Holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any American Depositary Shares, the distribution of any dividend or other distribution or of the proceeds thereof or the delivery of any Deposited Securities until that proof or other information is filed or those certificates are executed or those representations and warranties are made. Each Holder and Owner agrees to comply with requests from the Company pursuant to applicable law and regulations, the rules and requirements of the Tel Aviv stock exchange, and of any other stock exchange on which the Shares or American Depositary Shares are, or may be, registered, traded or listed and any book-entry settlement system or the articles of association or similar document of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder or Owner owns American Depositary Shares (and Shares, as the case may be) and regarding the identity of any other person(s) interested in such American Depositary Shares and the nature of such interest and various other matters, whether or not they are Holders or Owners at the time of such request. The Depositary agrees to use its reasonable efforts to forward, upon the request of the Company and at the Company’s expense (unless otherwise agreed in writing between the Company and the Depositary), any such request from the Company to the Owners and to forward to the Company any such responses to such requests received by the Depositary, to the extent that disclosure is permitted under applicable law. Holders and Owners of American Depositary Shares may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Company, the Depositary or the Custodian may deem necessary or proper to fulfill the Company’s, the Depositary’s or the Custodian’s obligations under applicable law. As conditions of accepting Shares for deposit, the Depositary may require (i) any certification required by the Depositary or the Custodian in accordance with the provisions of the Deposit Agreement, (ii) a written order directing the Depositary to deliver to, or upon the written order of, the person or persons stated in that order, the number of American Depositary Shares representing . those Deposited Shares (iii) evidence satisfactory to the Depositary that those Shares have been re-registered in the books of the Company or the Foreign Registrar in the name of the Depositary, a Custodian or a nominee of the Depositary or a Custodian, (iv) evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in each applicable jurisdiction and (v) an agreement or assignment, or other instrument satisfactory to the Depositary, that provides for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property, that any person in whose name those Shares are or have been recorded may thereafter receive upon or in respect of those Shares, or, in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

7.	CHARGES OF DEPOSITARY.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares or to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or Deposited Securities or a delivery of American Depositary Shares pursuant to Section 4.3 of the Deposit Agreement), or by Owners, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable (including SWIFT) and facsimile transmission fees and expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the delivery of American Depositary Shares pursuant to Section 2.3, 4.3 or 4.4 of the Deposit Agreement and the surrender of American Depositary Shares pursuant to Section 2.5 or 6.2 of the Deposit Agreement, (6) a fee of $.05 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.1 through 4.4 and 4.8 of the Deposit Agreement, (7) a fee for the

distribution of securities pursuant to Section 4.2 of the Deposit Agreement or of rights pursuant to Section 4.4 of that Agreement (where the Depositary will not exercise or sell those rights on behalf of Owners), such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities under the Deposit Agreement (for purposes of this item 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under item 6, a fee of $.05 or less per American Depositary Share (or portion thereof) per annum for depositary services, which will be payable as provided in item 9 below, and (9) any other charges payable by the Depositary or the Custodian, any of the Depositary’s or Custodian’s agents or the agents of the Depositary’s or Custodian’s agents, in connection with the servicing of Shares or other Deposited Securities (which charges shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.6 of the Deposit Agreement and shall be payable at the sole discretion of the Depositary by billing those Owners for those charges or by deducting those charges from one or more cash dividends or other cash distributions).

The Depositary may collect any of its fees by deduction from any cash distribution payable, or by selling a portion of any securities to be distributed, to Owners that are obligated to pay those fees.

In performing its duties under the Deposit Agreement, the Depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the Depositary and that my earn or share fees, spreads or commissions.

The Depositary may own and deal in any class of securities of the Company and its affiliates and in American Depositary Shares.

From time to time, the Depositary may make payments to the Company to reimburse the Company for costs and expenses generally arising out of establishment and maintenance of the American Depositary Shares program, waive fees and expenses for services provided by the Depositary or share revenue from the fees collected from Owners or Holders. In performing its duties under the Deposit Agreement, the Depositary may use brokers, dealers or other service providers that are affiliates of the Depositary and that may earn or share fees and commissions.

8.	TITLE TO AMERICAN DEPOSITARY SHARES.

It is a condition of the American Depositary Shares, and every successive Owner and Holder of American Depositary Shares, by accepting or holding the same consents and agrees that American Depositary Shares evidenced by a Receipt, when the Receipt is properly endorsed or accompanied by proper instruments of transfer, shall be transferable as certificated registered securities under the laws of the State of New York, and that American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York. The

Depositary and the Company, notwithstanding any notice to the contrary, may treat the Owner of American Depositary Shares as the absolute owner thereof for the purpose of detennining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any Holder of American Depositary Shares, but only to the Owner.

9.	VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been (i) executed by the Depositary by the manual signature of a duly authorized officer of the Depositary or (ii) executed by the facsimile signature of a duly authorized officer of the Depositary and countersigned by the manual signature of a duly authorized signatory of the Depositary or the Registrar or a co-registrar.

10.	REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission. Those reports will be available for inspection and copying through the Commission’s EDGAR system or at public reference facilities maintained by the Commission in Washington, D.C.

The Depositary will make available for inspection by Owners at its Office any reports, notices and other communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of those Deposited Securities by the Company. The Company shall furnish reports and communications, including any proxy soliciting material to which Section 4.9 of the Deposit Agreement applies, to the Depositary in English, to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

The Depositary will keep books for the registration of American Depositary Shares and transfers of American Depositary Shares, which shall be open for inspection by the Owners at the Depositary’s Office during regular business hours, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the American Depositary Shares.

11.	DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary receives any cash dividend or other cash distribution on Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into Dollars transferable to the United States, and subject to the Deposit Agreement, convert that dividend or other cash distribution into Dollars and distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.9 of the Deposit Agreement) to the Owners entitled thereto; provided, however, that if the Custodian or the Depositary is required to withhold and does withhold from that cash dividend or other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Owners of the American Depositary Shares representing those Deposited Securities shall be reduced accordingly. If a cash distribution would represent a return of all or substantially all the value of the Deposited Securities underlying American Depositary Shares, the Depositary may require surrender of those American Depositary Shares and may require payment of or deduct the fee for surrender of American Depositary Shares (whether or not it is also requiring surrender of American Depositary Shares) as a condition of making that cash distribution. A distribution of that kind shall be a Termination Option Event.

Subject to the provisions of Section 4.11 and 5.9 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Section 4.1, 4.3 or 4.4 of the Deposit Agreement on Deposited Securities (but not in exchange for or in conversion or in lieu of Deposited Securities), the Depositary will cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary and any taxes or other governmental charges, in any manner that the Depositary deems equitable and practicable for accomplishing that distribution (which may be a distribution of depositary shares representing the securities received); provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary, after consultation with the Company, to the extent practicable, deems such distribution not to be lawful and feasible, the Depositary may adopt such other method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and distribution of the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.9 of the Deposit Agreement) to the Owners entitled thereto all in the manner and subject to the conditions set forth in Section 4.1 of the Deposit Agreement. The Depositary may withhold any distribution of securities under Section 4.2 of the Deposit Agreement if it has not received satisfactory assurances from the Company that the distribution does not require registration under the Securities Act of 1933. The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under this Article that is sufficient to pay its fees and expenses in respect of that distribution. If a distribution under Section 4.2 of the Deposit Agreement would represent a return of all of substantially all the value of the Deposited Securities underlying American Depositary Shares, the Depositary may require surrender of those American Depositary Shares and may require payment of or deduct the fee for surrender of American Depositary Shares (whether or not it is also requiring surrender of American Depositary Shares) as a condition of making that distribution. A distribution of that kind shall be a Termination OQ.tion Event.

Whenever the Depositary receives any distribution consisting of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Company so requests in writing, deliver to the Owners entitled thereto, an aggregate number of American Depositary Shares representing the amount of Shares received as that dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and issuance of American Depositary Shares, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.9 of the Deposit Agreement (and the Depositary may sell, by public or private sale, an amount of Shares received (or American Depositary Shares representing those Shares) sufficient to pay its fees and expenses in respect of that distribution). In lieu of delivering fractional American Depositary Shares, the Depositary may sell the amount of Shares represented by the aggregate of those fractions (or American Depositary Shares representing those Shares) and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1of the Deposit Agreement. If and to the extent that additional American Depositary Shares are not delivered and Shares or American Depositary Shares are not sold, each American Depositary Share shall thenceforth also represent the additional Shares distributed on the Deposited Securities represented thereby.

If the Company declares a distribution in which holders of Deposited Securities have a right to elect whether to receive cash, Shares or other securities or a combination of those things, or a right to elect to have a distribution sold on their behalf, the Depositary may, after consultation with the Company, make that right of election available for exercise by Owners any manner the Depositary considers to be lawful and practical. As a condition of, making a distribution election right available to Owners, the Depositary may require satisfactory assurances from the Company that doing so does not require registration of any securities under the Securities Act of 1933.

If the Depositary determines that any distribution received or to be made by the Depositary (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge that the Depositary is obligated to withhold, the Depositary may sell, by public or private sale, all or a portion of the distributed property (including Shares and rights to subscribe therefor) in the amounts and manner the Depositary deems necessary and practicable to pay any those taxes or charges, and the Depositary shall distribute the net proceeds of that sale, after deduction of those taxes or charges, to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

Each Owner and Holder agrees to indemnify the Company, the Depositary, the Custodian and their respective directors, employees, agents and affiliates for, and hold each of them harmless against, any claim by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced withholding at source or other tax benefit received by it. Services for Owners and Holders that may permit them to obtain reduced rates of tax withholding at sources or reclaim excess tax withheld, and the fees and costs associated with using services of that kind, are not provided under, and are outside the scope of, the Deposit Agreement.

12.	RIGHTS.

(a) If rights are granted to the Depositary in respect of deposited Shares to purchase additional Shares or other securities, the Company and the Depositary shall endeavor to consult as to the actions, if any, the Depositary should take in connection with that grant of rights. The Depositary may, to the extent deemed by it to be lawful and practical (i) if requested in writing by the Company, grant to all or certain Owners rights to instruct the Depositary to purchase the securities to which the rights relate and deliver those securities or American Depositary Shares representing those securities to Owners, (ii) if requested in writing by the Company, deliver the rights to or to the order of certain Owners, or (iii) sell the rights to the extent practicable and distribute the net proceeds of that sale to Owners entitled to those proceeds. To the extent rights are not exercised, delivered or disposed of under (i), (ii) or (iii) above, the Depositary shall permit the rights to lapse unexercised.

(b) If the Depositary will act under (a)(i) above, the Company and the Depositary will enter into a separate agreement setting forth the conditions and procedures applicable to the particular offering. Upon instruction from an applicable Owner in the form the Depositary specified and upon payment by that Owner to the Depositary of an amount equal to the purchase price of the securities to be received upon the exercise of the rights, the Depositary shall, on behalf of that Owner, exercise the rights and purchase the securities. The purchased securities shall be delivered to, or as instructed by, the Depositary. The Depositary shall (i) deposit the purchased Shares under the Deposit Agreement and deliver American Depositary Shares representing those Shares to that Owner or (ii) deliver or cause the purchased Shares or other securities to be delivered to or to the order of that Owner. The Depositary will not act under (a)(i) above unless the offer and sale of the securities to which the rights relate are registered under the Securities Act of 1933 or the Depositary has received an opinion of United States counsel that is satisfactory to it to the effect that those securities may be sold and delivered to the applicable Owners without registration under the Securities Act of 1933.

(c) If the Depositary will act under (a)(ii) above, the Company and the Depositary win enter into a separate agreement setting forth the conditions and procedures applicable to the particular offering. Upon (i) the request of an applicable Owner to deliver the rights allocable to the American Depositary Shares of that Owner to an account specified by that Owner to which the rights can be delivered and (ii) receipt of such documents as the Company and the Depositary agreed to require to comply with applicable law, the Depositary will deliver those rights as requested by that Owner.

(d) If the Depositary will act under (a)(iii) above, the Depositary will use reasonable efforts to sell the rights in proportion to the number of American Depositary Shares held by the applicable Owners and pay the net proceeds to the Owners otherwise entitled to the rights that were sold, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any American Depositary Shares or otherwise.

(e) Payment or deduction of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement and payment or deduction of the expenses of the Depositary and any applicable taxes or other governmental charges shall be conditions of any delivery of securities or payment of cash proceeds under Section 4.4 of that Agreement.

(t) The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make rights available to or exercise rights on behalf of Owners in general or any Owner in particular , or to sell rights.

13.	CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary or the Custodian receives foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted _on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted by sale or in any other manner that it may determine that foreign currency into Dollars, and those Dollars shall be distributed to the Owners entitled thereto. A cash distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners based on exchange restrictions, the date of delivery of any American Depositary Shares or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9 of the Deposit Agreement.

If a conversion of foreign currency or the repatriation or distribution of Dollars can be effected only with the approval or license of any government or agency thereof, the Depositary may, but will not be required to, file an application for that approval or license.

If the Depositary, after consultation with the Company to the extent practicable, determines that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof that is required for such conversion is not filed or sought by the Depositary, or if any required approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make that conversion and distribution in Dollars to the extent practicable and permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold that balance uninvested and without liability for interest thereon for the account of, the Owners entitled thereto.

The Depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under this Deposit Agreement and the rate that the Depositary or its affiliate receives when buying or selling foreign currency for its own account. The Depositary makes no representation that the exchange rate used or obtained in any currency conversion under this Deposit Agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to Owners, subject to the Depositary’s obligations under Section 5.3. The methodology used to determine exchange rates used in currency conversions is available upon request.

14.	RECORD DATES.

Whenever a cash dividend, cash distribution or any other distribution is made on Deposited Securities or rights to purchase Shares or other securities are issued with respect to Deposited Securities (which rights will be delivered to or exercised or sold on behalf of Owners in accordance with Section 4.4 of the Deposit Agreement) or the Depositary receives notice that a distribution or issuance of that kind will be made, or whenever the Depositary receives notice that a meeting of holders of Shares will be held in respect of which the Company has requested the Depositary to send a notice under Section 4.7 of the Deposit Agreement, or whenever the Depositary will assess a fee or charge against the Owners, or whenever the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary otherwise finds it necessary or convenient, the Depositary shall fix a record date, which shall be the same as, or as near as practicable to, any corresponding record date set by the Company with respect to Shares, (a) for the determination of the Owners (i) who shall be entitled to receive the benefit of that dividend or other distribution or those rights, (ii) who shall be entitled to give instructions for the exercise of voting rights at that meeting, (iii) who shall be responsible for that fee or charge or (iv) for any other purpose for which the record date was set, or (b) on or after which each American Depositary Share will represent the changed number of Shares. Subject to the provisions of Sections 4.1 through 4.5 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement, the Owners on a record date fixed by the Depositary shall be entitled to receive the amount distributable by the Depositary with respect to that dividend or other distribution or those rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, to give voting instructions or to act in respect of the other matter for which that record date was fixed, or be responsible for that fee or charge, as the case may be.

15.	VOTING OF DEPOSITED SHARES.

(a) Upon receipt of notice of any meeting of holders of Shares at which holders of Shares will be entitled to vote, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, Disseminate to the Owners a notice, the form of which shall be in the sole discretion of the Depositary, that shall contain

(a) the information contained in the notice of meeting received by the Depositary from the Company, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Israeli law and of the articles of association or similar documents of the Company, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Shares represented by their respective American Depositary Shares (c) a statement as to the manner in which those instructions may be given and (d) the last date on which the Depositary will accept instructions (the “Instruction Cutoff Date”).

(b) Upon the written request of an Owner of American Depositary Shares, as of the date of the request or, if a record date was specified by the Depositary, as of that record date, received on or before any Instruction Cutoff Date established by the Depositary, the Depositary may, and if the Depositary sent a notice under the preceding paragraph shall, endeavor, in so far as practicable, to vote or cause to be voted the amount of deposited Shares represented by those American Depositary Shares in accordance with the instructions set forth in that request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the deposited Shares other than in accordance with instructions given by Owners and received by the Depositary.

(c) There can be no assurance that Owners generally or any Owner in particular will receive the notice described in paragraph (a) above in time to enable Owners to give instructions to the Depositary prior to the Instruction Cutoff Date.

(d) In order to give Owners a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Shares, if the Company will request the Depositary to Disseminate a notice under paragraph (a) above, the Company shall give the Depositary notice of the meeting, details concerning the matters to be voted upon and copies of materials to’ be made available to holders of Shares in connection with the meeting not less than 30 days prior to the meeting date.

Notwithstanding anything in Section 4.7 of the Deposit Agreement to the contrary, the Depositary and the Company may modify, amend or adopt additional procedures from time to time as they determine may be necessary or appropriate.

16.	TENDER AND EXCHANGE OFFERS; REDEMPTION, REPLACEMENT OR CANCELLATION OF DEPOSITED SECURITIES.

(a) The Depositary shall not tender any Deposited Securities in response to any voluntary cash tender offer, exchange offer or similar offer made to holders of Deposited Securities (a “Voluntary Offer”), except when instructed in writing to do so by an Owner surrendering American Depositary Shares and subject to any conditions or procedures the Depositary may require.

(b) If the Depositary receives a written notice that Deposited Securities have been redeemed for cash or otherwise purchased for cash in a transaction that is mandatory and binding on the Depositary as a holder of those Deposited Securities (a ‘“Redemption”), the Depositary, at the expense of the Company (unless otherwise agreed in writing between the Company and the Depositary), shall (i) if required, surrender Deposited Securities that have been redeemed to the issuer of those securities or its agent on the redemption date, (ii) Disseminate a notice to Owners (A) notifying them of that Redemption, (B) calling for surrender of a corresponding number of American Depositary Shares and (C) notifying them that the called American Depositary Shares have been converted into a right only to receive the money received by the Depositary upon that Redemption and those net proceeds shall be the Deposited Securities to which Owners of those converted American Depositary Shares shall be entitled upon surrenders of those American Depositary Shares in accordance with Section 2.5 or 6.2 of the Deposit Agreement and (iii) distribute the money received upon that Redemption to the Owners entitled to it upon surrender by them of called American Depositary Shares in accordance with Section 2.5 of that Agreement (and, for the avoidance of doubt, Owners shall not be entitled to receive that money under Section 4.1 of that Agreement). If the Redemption affects less than all the Deposited Securities, the Depositary shall call for surrender a corresponding portion of the outstanding American Depositary Shares and only those American Depositary Shares will automatically be converted into a right to receive the net proceeds of the Redemption. The Depositary shall allocate the American Depositary Shares converted under the preceding sentence among the Owners pro-rata to their respective holdings of American Depositary Shares immediately prior to the Redemption, except that the allocations may be adjusted so that no fraction of a converted American Depositary Share is allocated to any Owner. A Redemption of all or substantially all of the Deposited Securities shall be a Termination Option Event.

(c) If the Depositary is notified of or there occurs any change in nominal value or any subdivision, combination or any other reclassification of the Deposited Securities or any recapitalization, reorganization, sale of assets substantially as an entirety, merger or consolidation affecting the issuer of the Deposited Securities or to which it is a party that is mandatory and binding on the Depositary as a holder of Deposited Securities and as a result securities or other property have been or will be delivered in exchange, conversion, replacement or in lieu of, Deposited Securities (a ..Replacement”), then (i) the Depositary shall, if required surrender the old Deposited Securities affected by that Replacement of Shares and hold, as new Deposited Securities under the Deposit Agreement, the new securities or other property delivered to it in that Replacement. However, the Depositary may elect to sell those new Deposited Securities if in the opinion of the Depositary, after consultation with the Company to the extent practicable, it is not lawful or not practical for it to hold those new Deposited Securities under the Deposit Agreement because those new Deposited Securities may not be distributed to Owners without registration under the Securities Act of 1933 or for any other reason, at public or private sale, at such places and on such terms as it deems proper and proceed as if those new Deposited Securities had been Redeemed under paragraph (b) above. A Replacement shall be a Termination Option Event.

(d) In the case of a Replacement where the new Deposited Securities will continue to be held under the Deposit Agreement, the Depositary may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing the new Deposited Securities and the number of those new Deposited Securities represented by each American Depositary Share. If the number of Shares represented by each American Depositary Share decreases as a result of a Replacement, the Depositary may, after consultation with the Company to the extent practicable, call for surrender of the American Depositary Shares to be exchanged on a mandatory basis for a lesser number of American Depositary and may sell American Depositary Shares to the extent necessary to avoid distributing fractions of American Depositary Shares in that exchange and distribute the net proceeds of that sale to the Owners entitled to them.

(e) If there are no Deposited Securities with respect to American Depositary Shares, including if the Deposited Securities are cancelled, or the Deposited Securities with respect to American Depositary Shares become apparently worthless, the Depositary may call for surrender of those American Depositary Shares or may cancel those American Depositary Shares, upon notice to Owners, and that condition shall be a Termination Option Event.

17.	LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Holder, (i) if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the articles of association or any similar document of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Company is prevented from, forbidden to or delayed in, or could be subject to any civil or criminal penalty on account of doing or performing and therefore does not do or perform, any act or thing that, by the terms of the Deposit Agreement or Deposited Securities, it is provided shall be done or performed, (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement (including any determination by the Depositary to take, or not take, any action that the Deposit Agreement provides the Depositary may take), (iii) for the inability of any Owner or Holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners or Holders, or (iv) for any special, consequential, indirect or punitive damages for any breach of the terms of the Deposit Agreement. Where, by the terms of a distribution to which Section 4.I, 4.2 or 4.3 of the Deposit Agreement applies, or an offering to which Section 4.4 of the Deposit Agreement applies, or for any other reason, that distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of that distribution or offering on behalf of such Owners and make the net proceeds available to Owners, then the Depositary shall not make that distribution or offering available to Owners, and shall allow any rights, if applicable, to lapse.

Neither the Company nor the Depositary nor any of their respective directors, officers, employees, agents and affiliates assume any obligation or shall be subject to any liability under the Deposit Agreement to Owners or Holders, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith, and the Depositary shall not be a fiduciary or have any fiduciary duty to Owners or Holders. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company nor any of their respective directors, officers, employees, agents and affiliates shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Shares, on behalf of any Owner or Holder or other person. Each of the Depositary and the Company may rely, and shall be protected in relying upon, any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. Neither the Depositary nor the Company nor any of their respective directors, officers, employees, agents and affiliates shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Holder, or any other person believed by it in good faith to be competent to give such advice or information. Each of the Depositary and the Company may rely, and shall be protected in relying upon, any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the

Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of American Depositary Shares or Deposited Securities or otherwise. In the absence of bad faith on its part, the Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast or the effect of any such vote. Each of the Depositary and the Company may rely, and shall be protected in acting upon, any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary shall have no duty to make any determination or provide any information as to the tax status of the Company, nor shall the Company or the Depositary have any liability for any tax consequences that may be incurred by Owners or Holders as a result of owning or holding American Depositary Shares. The Depositary shall not be liable for the inability or failure of an Owner or Holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a “Passive Foreign Investment Company” (“PFIC”) (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise. The Company may have been in the past and may be in the future a PFIC for U.S. Federal income tax purposes. Owners must consult their own tax advisers as to the potential application of the PFIC rules. No disclaimer of liability under the United States federal securities laws is intended by any provision of the Deposit Agreement.

18.	RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, to become effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by 120 days’ prior written notice of that removal, to become effective upon the later of (i) the 120th day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of its appointment as provided in the Deposit Agreement. The Depositary in its discretion may at any time appoint a substitute or additional custodian or custodians.

19.	AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Holders in any respect which they may deem necessary or desirable. Any amendment that would shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that would otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding American Depositary Shares until the expiration of 30 days after notice of that amendment has been Disseminated to the Owners of outstanding American Depositary Shares. Every Owner and Holder, at the time any amendment so becomes effective, shall be deemed, by continuing to hold American Depositary Shares or any interest therein, to consent and agree to that amendment and to be bound by the Deposit Agreement as amended thereby. Upon the effectiveness of an amendment to the form of Receipt, including a change in the number of Shares represented by each American Depositary Share, the Depositary may call for surrender of Receipts to be replaced with new Receipts in the amended form or call for surrender of American Depositary Shares to effect that change of ratio. In no event shall any amendment impair the right of the Owner to surrender American Depositary Shares and receive delivery of the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

20.	TERMINATION OF DEPOSIT AGREEMENT.

(a) The Company may initiate termination of the Deposit Agreement by notice to the Depositary. The Depositary may initiate termination of the Deposit Agreement if (i) at any time 60 days shall have expired after the Depositary delivered to the Company a written resignation notice and a successor depositary has not been appointed and accepted its appointment as provided in Section 5.4 of that Agreement, (ii) an Insolvency Event or Delisting Event occurs with respect to the Company or (iii) a Termination Option Event has occurred or will occur. If termination of the Deposit Agreement is initiated, the Depositary shall Disseminate a notice of termination to the Owners of all American Depositary Shares then outstanding setting a date for termination (the “Termination Date”), which shall be at least 90 days after the date of that notice, and the Deposit Agreement shall terminate on that Termination Date.

(b) After the Termination Date, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 of that Agreement.

(c) At any time after the Termination Date, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of American Depositary Shares that remain outstanding, and those Owners will become general creditors of the Depositary with respect to those net proceeds. After making that sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except (i) to account for the net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges) and (ii) for its obligations under Section 5.8 of that Agreement and (iii) to act as provided in the paragraph (d) below.

(d) After the Termination Date, the Depositary shall continue to receive dividends and other distributions pertaining to Deposited Securities (that have not been sold), may sell rights and other property as provided in the Deposit Agreement and shall deliver Deposited Securities (or sale proceeds) upon surrender of American Depositary Shares (after payment or upon deduction, in each case, of the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of those American Depositary Shares in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges). However, after the Termination Date, (i) the Depositary may refuse to accept surrenders of American Depositary Shares for the purpose of withdrawal of Deposited Securities (that have not been sold) if in its judgment the requested withdrawal would interfere with its efforts to sell the Deposited Securities, (ii) the Depositary will not be required to deliver cash proceeds of the sale of Deposited Securities until all Deposited Securities have been sold and (iii) the Depositary may discontinue the registration of transfers of American Depositary Shares and suspend the distribution of dividends and other distributions on Deposited Securities to the Owners and need not give any further notices or perform any further acts under the Deposit Agreement except as provided in Section 6.2 of that Agreement.

21.	OTC DIRECT REGISTRATION SYSTEM AND PROFILE MODIFICATION SYSTEM.

(a) Notwithstanding the provisions of Section 2.4 of the Deposit Agreement, the parties acknowledge that DTC’s Direct Registration System (“DRS”) and Profile Modification System (“Profile”) apply to the American Depositary Shares upon acceptance thereof to DRS by OTC. DRS is the system administered by OTC that facilitates interchange between registered holding of uncertificated securities and holding of security entitlements in those securities through DTC and a OTC participant. Profile is a required feature of DRS that allows a OTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to OTC or its nominee and to deliver those American Depositary Shares to the DTC account of that OTC participant without receipt by the Depositary of prior authorization from the Owner to register that transfer.

(b) In connection with DRS/Profile, the parties acknowledge that the Depositary will not determine whether the OTC participant that is claiming to be acting on behalf of an Owner in requesting registration of transfer and delivery described in paragraph (a) above has the actual authority to act on behalf of that Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.3 and 5.8 of the Deposit Agreement apply to the matters arising from the use of the DRS/Profile. The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile system and otherwise in accordance with the Deposit Agreement, shall not constitute negligence or bad faith on the part of the Depositary.

22.	APPOINTMENT OF AGENT FOR SERVICE OF PROCESS; SUBMISSION TO JURISDICTION; JURY TRIAL WAIVER; WAIVER OF IMMUNITIES.

The Company has (i) appointed Weinberg Dalyo Inc., 21 Sparrow Circle, White Plains, NY 10605, as the Company’s authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, (ii) consented and submitted to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.

EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND HOLDER) THEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF, INCLUDING WITHOUT LIMITATION ANY QUESTION REGARDING EXISTENCE, VALIDITY OR TERMINATION (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

To the extent that the Company or any of its properties, assets or revenues may have or hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

23.	DISCLOSURE OF INTERESTS.

In order to comply with applicable laws and regulations or the articles of association or similar document of the Company, the Company may from time to time request each Owner and Holder to provide to the Depositary information relating to: (a) the capacity in which it holds American Depositary Shares, (b) the identity of any Holders or other persons or entities then or previously interested in those American Depositary Shares and the nature of those interests and (c) any other matter where disclosure of such matter is required for that compliance. Each Owner and Holder agrees to provide all information known to it in response to a request made pursuant to this Section. Each Holder consents to the disclosure by the Owner or other Holder through which it holds American Depositary Shares, directly or indirectly, of all information responsive to a request made pursuant to this Section relating to that Holder that is known to that Owner or other Holder. The Depositary agrees to use reasonable efforts, at the Company’s expense (unless otherwise agreed in writing between the Company and the Depositary), to comply with written instructions requesting that the Depositary forward any request authorized under this Section to the Owners and to forward to the Company any responses it receives in response to that request. The Depositary may charge the Company a fee and its expenses for complying with requests under Section 3.4 of the Deposit Agreement.

Each Holder and Owner agrees to comply with any applicable law, including in both the United States and Israel, with regard to the notification to the Company of the holding or proposed holding of certain interests in Shares and the obtaining of certain consents, to the same extent as if such Holder or Owner were a registered holder or beneficial owner of Shares. The Depositary is not required to take any action with respect to such compliance on behalf of any Holder or Owner, including the provision of the notification described below.

Each Holder and Owner agrees to comply with the provisions of applicable law, including in both the United States and Israel, which may require that persons who hold a direct or indirect interest in 5% or more of the voting securities of the Company (including persons who hold such an interest through the holding of American Depositary Shares) give written notice of their interest and any subsequent changes in their interest to the Company.

As of the date of this Deposit Agreement, each Owner and Holder agrees, if it instructs the Depositary to exercise voting rights with respect to Deposited Shares, that it will comply with any applicable Israeli law requiring it to, inter alia, disclose any personal interest it might have in the matter on the agenda of the general meeting. The Company undertakes no obligations to update this summary in the future.

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